EXHIBIT 4.2

EXECUTION COPY

MASTER INDENTURE
Dated as of May 30, 2019
___________________
among
AFN ABSPROP001, LLC,
as an Issuer,
AFN ABSPROP001-A, LLC,
as an Issuer,
AFN ABSPROP001-B, LLC,
as an Issuer,
and
CITIBANK, N.A.,
as Indenture Trustee
NET-LEASE MORTGAGE NOTES

1

TABLE OF CONTENTS
Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION	2

Section 1.01	Definitions 2

Section 1.02	Rules of Construction 22

ARTICLE II THE NOTES	23

Section 2.01	Forms; Denominations 23

Section 2.02	Execution, Authentication, Delivery and Dating 24

Section 2.03	Certification of Receipt of the Collateral. 25

Section 2.04	The Notes Generally; New Issuances 26

Section 2.05	Registration of Transfer and Exchange of Notes 29

Section 2.06	Book-Entry Notes 36

Section 2.07	Mutilated, Destroyed, Lost or Stolen Notes 38

Section 2.08	Noteholder Lists 39

Section 2.09	Persons Deemed Owners 39

Section 2.10	Payment Account 39

Section 2.11	Payments on the Notes 40

Section 2.12	Final Payment Notice 44

Section 2.13	Compliance with Withholding Requirements 44

Section 2.14	Cancellation 44

Section 2.15	Reserved 45

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Section 2.16	The Hedge Agreements 45

Section 2.17	Tax Treatment of the Notes 47

Section 2.18	DSCR Reserve Account 47

Section 2.19	Representations and Warranties with Respect to the Issuers 47

Section 2.20	Representations and Warranties With Respect To Properties and Leases 51

ARTICLE III SATISFACTION AND DISCHARGE	60

Section 3.01	Satisfaction and Discharge of Indenture 60

Section 3.02	Application of Trust Money 61

ARTICLE IV EVENTS OF DEFAULT; REMEDIES	61

Section 4.01	Events of Default 61

Section 4.02	Acceleration of Maturity; Rescission and Annulment 63

Section 4.03	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee 64

Section 4.04	Remedies 66

Section 4.05	Application of Money Collected 67

Section 4.06	Limitation on Suits 67

Section 4.07	Unconditional Right of Noteholders to Receive Principal and Interest 68

Section 4.08	Restoration of Rights and Remedies 68

Section 4.09	Rights and Remedies Cumulative 68

Section 4.10	Delay or Omission Not Waiver 68

Section 4.11	Control by Requisite Global Majority 69

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Section 4.12	Waiver of Past Defaults 69

Section 4.13	Undertaking for Costs 70

Section 4.14	Waiver of Stay or Extension Laws 70

Section 4.15	Sale of Collateral 70

Section 4.16	Action on Notes 71

ARTICLE V THE INDENTURE TRUSTEE	72

Section 5.01	Certain Duties and Responsibilities 72

Section 5.02	Notice of Defaults 75

Section 5.03	Certain Rights of Indenture Trustee 75

Section 5.04	Compensation; Reimbursement; Indemnification 78

Section 5.05	Corporate Indenture Trustee Required; Eligibility 80

Section 5.06	Authorization of Indenture Trustee 80

Section 5.07	Merger, Conversion, Consolidation or Succession to Business 80

Section 5.08	Resignation and Removal; Appointment of Successor 81

Section 5.09	Acceptance of Appointment by Successor 82

Section 5.10	Unclaimed Funds 82

Section 5.11	Illegal Acts 83

Section 5.12	Communications by the Indenture Trustee 83

Section 5.13	Separate Indenture Trustees and Co-Trustees 83

Section 5.14	Communications with the Rating Agency 85

ARTICLE VI REPORTS TO NOTEHOLDERS	85

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Section 6.01	Reports to Noteholders and Others 85

Section 6.02	Certain Communications with the Rating Agencies 86

Section 6.03	Access to Certain Information 86

ARTICLE VII REDEMPTION	88

Section 7.01	Redemption of the Notes 88

ARTICLE VIII SUPPLEMENTAL INDENTURES; AMENDMENTS	90

Section 8.01	Supplemental Indentures or Amendments Without Consent of Noteholders 90

Section 8.02	Supplemental Indentures With Consent 92

Section 8.03	Delivery of Supplements and Amendments 93

Section 8.04	Series Supplements 93

Section 8.05	Execution of Supplemental Indentures, Etc 94

ARTICLE IX COVENANTS; WARRANTIES	94

Section 9.01	Maintenance of Office or Agency 94

Section 9.02	Existence and Good Standing 95

Section 9.03	Payment of Taxes and Other Claims 95

Section 9.04	Validity of the Notes; Title to the Collateral; Lien 96

Section 9.05	Protection of Collateral Pool 97

Section 9.06	Covenants 98

Section 9.07	Statement as to Compliance 101

Section 9.08	Issuers May Consolidate, Etc., Only on Certain Terms 101

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Section 9.09	Litigation 103

Section 9.10	Notice of Default 103

Section 9.11	Cooperate in Legal Proceedings 103

Section 9.12	Insurance Benefits 103

Section 9.13	Costs of Enforcement 103

Section 9.14	Performance of Issuers’ Duties by the Related Issuer Manager 103

Section 9.15	Further Acts, etc 104

Section 9.16	Recording of Mortgages, etc 104

Section 9.17	Treatment of the Notes as Debt for Tax Purposes 104

Section 9.18	Payment of Debts 105

Section 9.19	Single-Purpose Status 105

Section 9.20	Separateness of Each Issuer 105

Section 9.21	Capitalization of the Issuers 105

Section 9.22	Maintenance of Assets 105

Section 9.23	Compliance with Representations and Warranties 105

Section 9.24	Independent Managers or Independent Directors 105

Section 9.25	Employees 106

Section 9.26	Assumptions in Insolvency Opinion 106

Section 9.27	Performance by the Issuers 106

Section 9.28	Use of Proceeds 107

Section 9.29	Other Rights, etc. 107

Section 9.30	Books and Records 107

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Section 9.31	Overhead Expenses 107

Section 9.32	Embargoed Persons 107

ARTICLE X COVENANTS REGARDING PROPERTIES	107

Section 10.01	General 107

Section 10.02	Insurance. 108

Section 10.03	Leases and Rents 108

Section 10.04	Compliance With Laws 108

Section 10.05	Estoppel Certificates 109

Section 10.06	Other Rights, Etc 109

Section 10.07	Right to Release Any Portion of the Collateral Pool 109

Section 10.08	Environmental Covenants 109

Section 10.09	Handicapped Access 110

Section 10.10	Preservation of Title 111

Section 10.11	Maintenance and Use of Properties 111

Section 10.12	Access to Properties 111

ARTICLE XI COSTS	111

Section 11.01	Performance at the Issuers’ Expense 111

ARTICLE XII MISCELLANEOUS	111

Section 12.01	Execution Counterparts 111

Section 12.02	Compliance Certificates and Opinions, Etc 112

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Section 12.03	Form of Documents Delivered to Indenture Trustee 112

Section 12.04	No Oral Change 113

Section 12.05	Acts of Noteholders 113

Section 12.06	Computation of Percentage of Noteholders 114

Section 12.07	Notice to the Indenture Trustee, the Issuers and Certain Other Persons 114

Section 12.08	Notices to Noteholders; Notification Requirements and Waiver 115

Section 12.09	Successors and Assigns 115

Section 12.10	Interest Charges; Waivers 115

Section 12.11	Severability Clause 116

Section 12.12	Governing Law 116

Section 12.13	Effect of Headings and Table of Contents 116

Section 12.14	Benefits of Indenture 116

Section 12.15	Trust Obligation 116

Section 12.16	Inspection 117

Section 12.17	Method of Payment 117

Section 12.18	Limitation on Liability of the Issuers and Issuer Manager 117

Section 12.19	Non-Petition 118

Section 12.20	Non-Recourse 118
Exhibits
Exhibit A-1        Form of Restricted Global Net-Lease Mortgage Note
Exhibit A-2        Form of Regulation S Global Net-Lease Mortgage Note
Exhibit A-3        Form of Definitive Net-Lease Mortgage Note
Exhibit B        Form of Trustee Report
Exhibit C-1        Form of Transferor Certificate for Transfers of Definitive Notes

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Exhibit C-2	Form of Transferee Certificate for Transfers of Definitive Notes

Exhibit D-1	Form of Transfer Certificate for Transfers From Regulation S Global Note or Definitive Note to Restricted Global Note

Exhibit D-2	Form of Transfer Certificate for Transfer from Restricted Global Note or Definitive Note to Regulation S Global Note During the Restricted Period

Exhibit D-3	Form of Transfer Certificate for Transfer from Restricted Global Note or Definitive Note to Regulation S Global Note After the Restricted Period

Exhibit D-4	Form of Regulation S Letter for Exchange of Interests in the Temporary Regulation S Global Note for Interests in the Permanent Regulation S Global Note

Exhibit E-1	Form of Certificate with Respect to Information Request by Beneficial Owner

Exhibit E-2	Form of Certificate with Respect to Information Request by Prospective Purchaser

Exhibit F	Form of Noteholder Confidentiality Agreement

MASTER INDENTURE, dated as of May 30, 2019 (as amended, modified or supplemented from time to time as permitted hereby, the “Indenture”), among AFN ABSPROP001, LLC, a Delaware limited liability company, as an issuer (“AFN ABSPROP001”), AFN ABSPROP001-A, LLC, a Delaware limited liability company, as an issuer (“AFN ABSPROP001-A”), AFN ABSPROP001-B, LLC, a Delaware limited liability company, as an issuer (“AFN ABSPROP001-B” and, collectively with AFN ABSPROP001 and AFN ABSPROP001-A, the “Issuers”) and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, not in its individual capacity, but solely as Indenture Trustee (the “Indenture Trustee”) under this Indenture.

PRELIMINARY STATEMENT
WHEREAS, the Issuers have duly authorized the execution and delivery of this Indenture to provide for the issuance of their respective series of Net-Lease Mortgage Notes (collectively, the “Notes”), to be issued pursuant to this Indenture, and the Notes issuable under this Indenture shall be issued in series (each, a “Series”), as from time to time may be created by supplements (each, a “Series Supplement”) to this Indenture;
NOW THEREFORE, all things necessary to make the Notes, when the Notes are executed by the applicable Issuers and authenticated and delivered by the Indenture Trustee hereunder and duly issued by such Issuers, the valid and legally binding obligations of such Issuers enforceable in accordance with their terms, and to make this Indenture a valid and legally binding agreement of such Issuers enforceable in accordance with its terms, have been done.

GRANTING CLAUSE
Each of the Issuers hereby Grants to the Indenture Trustee on the applicable Series Closing Date, for the benefit of the Indenture Trustee and the Noteholders, all of such Issuer’s right, title and interest in and to all of such Issuer’s “accounts,” “deposit accounts,” “chattel paper,” “payment intangibles,” “commercial tort claims,” “supporting obligations,” “promissory notes,” “letter-of-credit rights,” “documents,” “goods,” “fixtures,” “general intangibles,” “instruments,” “inventory,” “equipment,” “investment property,” “proceeds” (as each of the foregoing terms is defined in the UCC), rights, interests and property (whether now owned or hereafter acquired or arising) (individually, the “Collateral” and, collectively, the “Collateral Pool”), including the following: (i) fee title to such Issuer’s Properties, (ii) each of the Leases with respect to such Properties and all payments required thereunder on and after the applicable Series Closing Date or Transfer Date, as applicable, (iii) all of such Issuer’s right, title and interest in all fixtures and reserves and escrows, if any, related to such Properties, (iv) any guarantees of and security for the Tenants’ obligations under the Leases, including any security deposits thereunder, (v) all of such Issuer’s rights under the Guaranty, (vi) all of such Issuer’s rights (but none of its obligations) under the Property Transfer Agreements, (vii) the Collection Account, the Release Account, the DSCR Reserve Account, the Payment Account, in each case, as applicable, and any sub-accounts of such accounts and any other accounts established under the Indenture for purposes of receiving, retaining and distributing amounts received in respect of the Collateral Pool and making payments to the Holders of the Notes and making distributions to the Holders of the Issuer Interests, and all funds and Permitted Investments as may from time to time be deposited therein, (viii) all present and future claims, demands and causes of action in respect of the foregoing, and (ix) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.
The foregoing Grants are made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture and each Series Supplement. Any amounts, proceeds or other property expressly released from the lien of the Indenture shall cease to constitute “Collateral” and shall cease to be part of the “Collateral Pool”.
GENERAL COVENANT
IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered by the Indenture Trustee on the applicable Series Closing Dates, that the Collateral is to be held by or on behalf of the Indenture Trustee and that moneys in or from the Collateral Pool are to be applied by the Indenture Trustee for the benefit of the Noteholders, subject to the further covenants, conditions and trusts hereinafter set forth, and each Issuer does hereby represent and warrant, and covenant and agree, to and with the Indenture Trustee, for the equal and proportionate benefit and security of each Noteholder, as follows:
ARTICLE I

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION
Section 1.01    Definitions.
Whenever used in this Indenture, including in the Preliminary Statement, the Granting Clause and the General Covenant hereinabove set forth, the following capitalized terms, unless the context otherwise requires, shall have the meanings specified in this Section 1.01 or, if not specified in this Section 1.01, then in the Property Management Agreement.
“1939 Act”: The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.
“1940 Act”: The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.
“3-Month Average DSCR”: With respect to any Determination Date, the average of the Monthly DSCRs for such Determination Date and the two immediately preceding Determination Dates.
“95-Person Limit”: As defined in Section 2.05(n).
“Access Laws”: As defined in Section 10.09.
“Account Control Agreement”: An agreement with respect to a deposit account or a securities account, in form and substance satisfactory to the Indenture Trustee, pursuant to which the institution at which such account is maintained agrees to follow the instructions or entitlement orders, as the case may be, of the Indenture Trustee or, in certain instances, the Property Manager with respect thereto.
“Accredited Investor”: As defined in Section 2.05(d)(i).
“Accrual Period”: With respect to any Class of Notes, as defined in the applicable Series Supplement.
“ACM”: As defined in Section 2.21(o).
“Act”: As defined in Section 12.05.
“Adjusted Principal Balance”: On any Payment Date and for any Class of Notes, the Outstanding Principal Balance of such Class before giving effect to any payments of principal on such Payment Date (or, in the case of the initial Payment Date, the Initial Principal Balance as of the Series Closing Date), minus the Adjustment Amount for such Class on the current Payment Date. In no event will the Adjusted Principal Balance of any Class exceed the Outstanding Principal Balance of such Class or be a number less than zero. On the Series Closing Date, the Adjusted Principal Amount of any Class will be equal to the Outstanding Principal Balance of such Class on the Series Closing Date.
“Aggregate Adjusted Series Principal Balance”: On any Payment Date, the Aggregate Series Principal Balance before giving effect to any payments of principal on such Payment Date (or, in the case of the initial Payment Date, the Aggregate Series Principal Balance as of the Series Closing Date), minus (ii) the Aggregate Adjustment Amount on the current Payment Date (before giving effect to any payments on such Payment Date). In no event will the Aggregate Adjusted Series Principal Balance exceed the Aggregate Series Principal Balance or be a number less than zero. On the Series Closing Date, the Aggregate Adjusted Series Principal Balance will be equal to the Aggregate Series Principal Balance.
“Aggregate Adjustment Amount”: On any Payment Date, the amount, if any, by which the Aggregate Series Principal Balance before giving effect to any payments of principal on such Payment Date exceeds (i) the Aggregate Collateral Value minus (ii) the sum of Collateral Value of the Defaulted Assets and Collateral Value of the Delinquent Assets as of the last day of the Collection Period related to such Payment Date.
“Adjustment Amount”: For any Class of any Series of Notes, as defined in the applicable Series Supplement.
“Advance”: As defined in the Property Management Agreement.
“AF Properties”: American Finance Properties, LLC, a Delaware limited liability company, or its successor in interest.
“AFIN”: American Finance Trust, Inc., a Maryland corporation, or its successor in interest.
“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“AFOP”: American Finance Operating Partnership, L.P., a Delaware limited partnership, or its successor in interest.
“Aggregate Release Amount”: As defined in the Property Management Agreement.
“Aggregate Series Principal Balance”: On any date of determination, the sum of all Series Principal Balances, in each case, as of such date of determination, after giving effect to any payments of principal on such date.
“Anticipated Repayment Date” For any Series of Notes, the Anticipated Repayment Date for such Series of Notes, as specified in the related Series Supplement.
“Applicable Law”: Any federal, state or local law, order, ordinance, court order of law (including common law), statute, constitution, treaty, decree, code, ordinance, rule, regulation, judgment or injunction (whether temporary, preliminary or permanent), arbitration award, license, permit or other requirement of Governmental Authority.
“Applicable Paydown Percentage”: With respect to any Series of Notes and as of any applicable Payment Date upon which Unscheduled Proceeds are paid pursuant to Section 2.11(b) and/or upon which a Voluntary Prepayment in part is made, a fraction expressed as a percentage, the numerator of which is the related Series Principal Balance subject to paydown and the denominator of which is the Aggregate Series Principal Balance before giving effect to any payment on such Payment Date.
“Appraised Value”: As defined in the Property Management Agreement.
“Asbestos”: Asbestos or any substance or material containing asbestos.
“Authenticating Agent”: As defined in Section 2.02(b).
“Authorized Officer”: With respect to each Issuer, any person who is authorized to act for such Issuer and who is identified on the list delivered by such Issuer to the Indenture Trustee on the applicable Series Closing Date (as such list may be modified or supplemented from time to time thereafter).
“Authorized Persons”: As defined in Section 5.03(r).
“Available Amount”: As defined in the Property Management Agreement.
“Back-Up Fee”: As defined in the Property Management Agreement.
“Back-Up Manager”: KeyBank National Association, a national banking association, or its successor in interest.
“Bankruptcy Code”: The federal Bankruptcy Code of 1878, Title 11 of the United States Code, as amended from time to time.
“Bank”: As defined in Section 12.07.
“Book-Entry Custodian”: Initially, the Indenture Trustee and thereafter, such other bank or trust company as the Indenture Trustee shall appoint pursuant to Section 2.06(a).
“Book-Entry Note”: Any Note registered in the name of the Depository or its nominee.
“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or obligated by law or executive order to remain closed in New York, New York, or any other city in which the principal office of the Issuer, the primary servicing office of the Property Manager or the Special Servicer or the Indenture Trustee’s Office is located.
“Cash”: Coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.
“CERCLA”: The Comprehensive Environmental Response, Compensation and Liability Act, as amended.
“Class”: Collectively, all of the Notes of a particular Series that bear the same name and the same alphabetical and, if applicable, numerical class designations.
“Code”: The Internal Revenue Code of 1986, as amended.
“Collateral”: As defined in the Granting Clause hereto.
“Collateral Defect”: As defined in the Property Management Agreement.
“Collateral Pool”: As defined in the Granting Clause hereto.
“Collateral Pool Expenses”: As defined in Section 2.11(b).
“Collateral Transfer”: Any voluntary or involuntary sale, transfer, exchange, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record), including but not limited to: (i) an installments sales agreement wherein an Issuer agrees to sell a related Property or any part thereof for a price to be paid in installments or (ii) an agreement by an Issuer leasing all or a substantial part of a related Property for other than actual occupancy by a Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, such Issuer’s right, title and interest in and to any Leases or any rents.
“Collection Account”: As defined in the Property Management Agreement.
“Collection Period”: As defined in the Property Management Agreement.
“Control Person”: With respect to any Person, any other Person that constitutes a “controlling person” within the meaning of Section 15 of the Securities Act.
“Controlling Party”: With respect to any Series, as defined in the applicable Series Supplement.
“Custodian”: U.S. Bank National Association or its successor in interest.
“Custody Agreement”: As defined in the Property Management Agreement.
“Deferred Post-ARD Additional Interest”: With respect to any Payment Date and any Series of Notes, applicable accrued and unpaid Post-ARD Additional Interest from any prior Payment Date. For the avoidance of doubt, Deferred Post-ARD Additional Interest will not bear interest.
“Definitive Note”: As defined in Section 2.01(b)(ii).
“Department of Labor Regulations”: Regulations at 29 C.F.R. 2510.3-101.
“Depository”: The Depository Trust Company or any successor depository hereafter named as contemplated by Section 2.06. The nominee of the initial Depository, for purposes of registering such Notes that are Book-Entry Notes, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(4) of the UCC of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.
“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.
“Determination Date”: With respect to any Payment Date, the 10th day of the month in which such Payment Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such 10th day.
“Disposition Period”:  If any Series Principal Balance is greater than zero on its related Series Disposition Period Date, a period commencing on such Series Disposition Period Date and ending on the earlier of (i) the date upon which such Series Principal Balance is reduced to zero and (ii) the Rated Final Payment Date for such Series.
“DSCR Reserve Account”: As defined in Section 2.18(a).
“DSCR Sweep Period”: A period that shall commence on any Determination Date for which the Monthly DSCR is less than or equal to 1.30x and an Early Amortization Period is not in effect, and shall continue until the Monthly DSCR is greater than 1.30x for three (3) consecutive Determination Dates.
“Early Amortization Period”: A period that shall commence on any Determination Date: (A) if the 3-Month Average DSCR as of such Determination Date is less than or equal to 1.20x; provided, however, that such Early Amortization Period under this clause (A) shall continue until the 3-Month Average DSCR is greater than 1.20x for three (3) consecutive Determination Dates; (B) if an Event of Default, after giving effect to any grace period, shall have occurred and shall not have been cured or waived in accordance with the terms hereof; or (C) in the event that the Issuers do not repay the Outstanding Principal Balance of any Series of Notes in full on or prior to the Anticipated Repayment Date applicable to such Series; provided, that if the Outstanding Principal Balance of each Class of Notes for which the Anticipated Repayment Date has occurred is subsequently repaid, then such Early Amortization Period shall be deemed to have been cured for all purposes and no longer continuing; provided, further, that such cure may only occur two (2) times in any calendar year and five (5) times in total (after which such Early Amortization Period may no longer be cured).
“Eligible Account”: Any of (i) a segregated account maintained with a federal- or state-chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “A” or better by S&P (or, with respect to the Collection Account, the Servicing Account and the General Receipts Account, “A-” or better by S&P), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which (or of such institution’s parent holding company) are rated “A-1” by S&P (or, with respect to the Collection Account, the Servicing Account and the General Receipts Account, “A-2” or better by S&P) if the deposits are to be held in the account for thirty (30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state-chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. § 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation from such Rating Agencies); provided, that in the event that any of the accounts no longer qualifies as an Eligible Account under this definition, the Issuers shall promptly, and in no event later than thirty (30) calendar days following such account failing to qualify as an Eligible Account, direct the Indenture Trustee to remit all funds in such account to a specified Eligible Account. Eligible Accounts may bear interest.
“Email Recipient”: As defined in Section 5.03(q).
“Embargoed Person”: As defined in Section 2.19(v).
“Environmental Laws”: As defined in Section 10.08(a).
“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.
“Event of Default”: As defined in Section 4.01.
“Extraordinary Expense Cap”: (A) With respect to the Extraordinary Expenses paid and payable each calendar year, an amount equal to the greater of (i) $250,000 per Series per calendar year and (ii) 0.07% of the Aggregate Series Principal Balance (as of the most recent Series Closing Date and each anniversary thereof) per year and 1/12 of such amount per month (such amount as set forth in clause (i) or (ii) above to be cumulative for each month in a calendar year if not used, although any such cumulative amount not to be carried forward into the next calendar year) and (B) with respect to the aggregate Extraordinary Expenses paid and payable pursuant to this Indenture since the Series Closing Date, an amount equal to $7,500,000.
“Extraordinary Expenses”: Unanticipated expenses required to be borne by the applicable Issuers, that consist of, among other things: (i) amounts to be paid for the transfer of the Lease Files and other administrative expenses incurred in connection with the sale or transfer of the related Leases or Properties by such Issuers; (ii) payments to the Property Manager, the Special Servicer, any applicable Hedge Counterparty, any Issuers, the Indenture Trustee or any of their respective directors, officers, employees, agents and Control Persons of amounts for certain expenses and liabilities as specified in this Indenture (including, but not limited to, Section 5.04(a)(2), the Notes, the Property Management Agreement, the applicable Issuer LLC Agreements, the Custody Agreement or any other agreement related thereto; (iii) payments for the advice of counsel and the cost of certain Opinions of Counsel; provided, however, such expenses shall be subject to the Extraordinary Expense Cap; (iv) costs and expenses incurred in connection with environmental remediation with respect to any Property; and (v) certain indemnities that are not paid under the Guaranty, including, but not limited to, indemnities payable by the Issuers under the Indenture, the Property Management Agreement or other transaction documents.
“FDIC”: Federal Deposit Insurance Corporation or any successor.
“Final Payment Date”: With respect to any Class of Notes, the Payment Date on which the final payment on such Notes is made hereunder by reason of all principal, interest and other amounts due and payable on such Notes having been paid.
“Flow-Through Entity”: As defined in Section 2.05(m).
“Foreclosure Proceeding”: Any proceeding, non-judicial sale or power of sale or other proceeding (judicial or non-judicial) for the foreclosure, sale or assignment of any Property or Lease or any other Collateral under any Mortgage.
“Full Redemption Amount”: With respect to any Series, as defined in the applicable Series Supplement.
“Governmental Authority”: means any (i) federal, state, local, municipal, foreign or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), whether foreign or domestic, or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, whether foreign or domestic, including any arbitral tribunal.
“Grant”:  To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, without limitation, the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such Collateral and all other moneys and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything which the granting party is or may be entitled to do or receive thereunder or with respect thereto.
“Guaranty”: The Guaranty, dated as of May 30, 2019, executed by AFOP, as Support Provider, in favor of the Indenture Trustee, for the benefit of the Noteholders.
“Hazardous Substances”: As defined in the Property Management Agreement.
“Hedge Agreement”: With respect to any Series, as defined in the related Series Supplement, if applicable.
“Hedge Counterparty”: With respect to any Series, as defined in the related Series Supplement, if applicable.
“Hedge Counterparty Account”: With respect to any Series, as defined in the related Series Supplement, if applicable.
“Improvements”: As defined in the Property Management Agreement.
“Indenture”: This Indenture, as may be supplemented or amended from time to time by one or more indentures supplemental hereto, entered into pursuant to the applicable provisions hereof, including, with respect to any Series, the related Series Supplement.
“Indenture Trustee”: Citibank, N.A., a national banking association, in its capacity as trustee under this Indenture, or its successor in interest, or any successor trustee appointed as provided in this Indenture.
“Indenture Trustee Fee” With respect to any Determination Date and each Series of Notes issued under this Indenture, a monthly fee that will be an amount equal to the product of (a) 1/12 of the applicable Indenture Trustee Fee Rate and (b) the Series Principal Balance for such Series as of such Determination Date.
“Indenture Trustee Fee Rate”: With respect to any Series of Notes issued under this Indenture, the percentage set forth as defined in the applicable Series Supplement.
“Indenture Trustee’s Office”:  The corporate trust office of the Indenture Trustee at which at any particular time its mortgage-backed securities trust business with respect to this Indenture shall be administered, which office at the date of the execution of this Indenture is located at (i) solely for purpose of the transfer, surrender, exchange or presentation of Notes for final payment, Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Citibank Agency & Trust - AFIN 2019-1, and (ii) for all other purposes, 388 Greenwich Street, New York, New York 10013, Attention: Securities Window – AFOP or call 888-855-9695 to ask for the deal administrator’s email address, or at such other address as the Indenture Trustee or Note Registrar may designate from time to time.
“Independent”: As defined in the Property Management Agreement.
“Independent Manager”: As defined in Section 9.24.
“Initial Closing Date”: The Series Closing Date of the first Series of Notes issued under the Master Indenture and related Series Supplement.
“Initial Principal Balance”: With respect to any Class of any Series of Notes, as defined in the applicable Series Supplement.
“Initial Purchaser”: With respect to a Series of Notes, any Person named as such in the applicable Series Supplement or any successor thereto.
“Insolvency Opinion”: As defined in Section 9.26.
“Interest Carry-Forward Amount”: For any Class of any Series of Notes on any Payment Date, the sum of (i) interest accrued during the related Interest Accrual Period at the applicable Note Rate for such Class on the excess, if any, of the Outstanding Principal Balance of such Class over the Adjusted Principal Balance of such Class before giving effect to any payments of principal on such Payment Date and (ii) any amounts calculated pursuant to clause (i) above for such Class from all prior Payment Dates remaining unpaid, if any, plus, to the extent permitted by law, interest thereon for each Interest Accrual Period for such Class at the applicable Note Rate. Interest Carry-Forward Amounts on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
“Interested Person”:  Any Issuer, the related Issuer Manager, the holder of any related Issuer Interest, the Property Manager, the Special Servicer or an Affiliate of any such Person.
“Issuer”:  Each of AFN ABSPROP001, AFN ABSPROP001-A, AFN ABSPROP001-B and any other party designated as an “Issuer” in any Series Supplement, as the context may require. References to a “related” or “applicable” Issuer shall refer to the Issuer that owns the Collateral or has issued or co-issued the Notes being addressed.
“Issuer Expense Cap”: (A) With respect to the Issuer Expenses paid and payable each calendar year, an amount equal to 0.10% of the Aggregate Series Principal Balance (as of the most recent Series Closing Date and each anniversary thereof) per year and 1/12 of such amount per month (such amount to be cumulative for each month in a calendar year if not used, although any such cumulative amount not to be carried forward into the next calendar year) and (B) with respect to the aggregate Issuer Expenses paid and payable pursuant to this Indenture since the most recent Series Closing Date, an amount equal to $7,500,000; provided, that, upon satisfaction of the Rating Condition, the Issuer Expense Cap will be such higher amount as proposed by the Issuers.
“Issuer Expenses”: The costs and expenses relating to the Collateral Pool for (i) general liability insurance policies maintained by the applicable Issuers as owners of the Properties, or such Issuers’ respective proportionate shares of premiums with respect to general liability insurance policies maintained by Affiliates of such Issuers, (ii) casualty insurance policies maintained by the applicable Issuers, or such Issuers’ respective proportionate shares of premiums with respect to casualty insurance policies maintained by Affiliates of such Issuers, to insure casualties not otherwise insured by any related Tenant due to a default by such Tenant under the insurance covenants of its Lease or because any related Tenant permitted to self-insure fails to pay for casualty losses, and (iii) certain state franchise taxes prohibited by the Leases or by law from being passed through by the applicable Issuers as lessor to a Tenant.
“Issuer Interests”: The limited liability company interests in any of the Issuers under any Series Supplement.
“Issuer LLC Agreement”: With respect to each Series, as defined in the applicable Series Supplement.
“Issuer Manager”: With respect to each Series of Notes, as defined in the applicable Series Supplement.
“Issuer Order”:  A written order signed in the name of an Issuer by (i) a Responsible Officer of the related Issuer, in his or her capacity as an officer of such Issuer or (ii) the Issuer Manager.
“Issuer Request”:  A written request signed in the name of an Issuer by (i) a Responsible Officer of the related Issuer, in his or her capacity as an officer of such Issuer or (ii) the Issuer Manager.
“Issuer’s Office”: The principal office of any Issuer, located at the address provided in the related Issuer LLC Agreement.
“Lease”: As defined in the Property Management Agreement.
“Lease File”: As defined in the Property Management Agreement.
“Lease Guarantor”: As defined in the Property Management Agreement.
“Lease Guaranty”: As defined in the Property Management Agreement.
“Legal Requirements”: With respect to each Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto.
“Letter of Representations”: With respect to any Series of Notes, the Letter of Representations, dated on or before the applicable Series Closing Date, among the Depository and the applicable Issuers.
“Licenses”: As defined in Section 2.20(k).
“Lien”: With respect to each Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.
“Liquidated Lease”: As defined in the Property Management Agreement.
“Liquidation Proceeds”: As defined in the Property Management Agreement.
“Make Whole Amount”: With respect to each Series, as defined in the applicable Series Supplement.
“Make Whole Date”: With respect to each Series, as defined in the applicable Series Supplement.
“Material Action”: With respect to any Issuer, to consolidate or merge such Issuer with or into any Person, or sell all or substantially all of the assets of such Issuer, or to institute proceedings to have such Issuer be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against such Issuer or file a petition seeking, or consent to, reorganization or relief with respect to such Issuer under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Issuer or a substantial part of its property, or make any assignment for the benefit of creditors of such Issuer, or admit in writing such Issuer’s inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate such Issuer.
“Maturity”: With respect to any Note, the date as of which the principal of and interest on such Note has become due and payable as herein provided, whether on the Rated Final Payment Date, by acceleration or otherwise.
“Maximum Property Concentration”: As defined in the Series Supplement relating to the most recent Series of Notes.
“Monthly DSCR”: As defined in the Property Management Agreement.
“Monthly Lease Payment”: As defined in the Property Management Agreement.
“Mortgage”: As defined in the Property Management Agreement.
“New Issuance”: As defined in Section 2.04(c).
“Non-consolidation Opinion”: As defined in Section 2.19(t).
“Nonrecoverable Advance”: As defined in the Property Management Agreement.
“Note”: Any of the Issuers’ Net-Lease Mortgage Notes, executed, authenticated and delivered hereunder and under the related Series Supplements, substantially in the forms attached as Exhibits A-1, A-2 and A-3 hereto.
“Note Interest”: On any Payment Date for any Class of Notes, the interest accrued during the related Accrual Period at the Note Rate for such Class, applied to the Adjusted Principal Balance of such Class of Notes on such Payment Date before giving effect to any payments of principal on such Payment Date. The Note Interest for a Class of Notes will be calculated in the matter set forth in the related Series Supplement.
“Note Owner”: With respect to a Book-Entry Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depository, a Depository Participant or an indirect participating brokerage firm for which a Depository Participant acts as agent. With respect to a Definitive Note, the Person who is the holder of such Note as reflected on the Note Register.
“Note Rate”: With respect to any Class of Notes, the note interest rate specified in the applicable Series Supplement.
“Note Register”: As defined in Section 2.05(a).
“Note Registrar”: Initially, the Indenture Trustee and thereafter, such other bank or trust company as the Indenture Trustee may appoint pursuant to Section 2.05(a).
“Note Transfer Restrictions”: As defined in Section 2.05(m).
“Noteholder” or “Holder”: With respect to any Note, the Person in whose name such Note is registered on the Note Register maintained pursuant to Section 2.05. All references herein to “Noteholders” shall reflect the rights of Note Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a “Noteholder” or “Holder” only the Person in whose name a Note is registered in the Note Register as of the related Record Date.
“Notice of Default”: As defined in Section 5.02.
“Officer’s Certificate”: A certificate signed by a Responsible Officer of an Issuer, the Issuer Manager, or the Indenture Trustee, as the case may be.
“Originator”: AFOP, or a subsidiary thereof, that transfers Properties to an Issuer pursuant to a Property Transfer Agreement.
“OTS”: Office of Thrift Supervision or any successor thereto.
“Outstanding”: When used with respect to Notes, subject to the provisions of the applicable Series Supplement, means as of any date of determination, any Note theretofore authenticated and delivered under this Indenture, except:
(i)    Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation (other than any Note as to which any amount that has become due and payable in respect thereof has not been paid in full); and
(ii)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Note Registrar proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the applicable Issuers;
provided, however, that in determining whether the Holders of the requisite amount or percentage have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, except as set forth in the applicable Series Supplement, Notes owned by an Interested Person shall be disregarded and deemed not to be Outstanding (other than with respect to a request for consent pursuant to Section 8.02 or unless any such Person or Persons owns all such Notes), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notes owned by an Interested Person which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Note Registrar in its sole discretion the pledgee’s right to act with respect to such Notes and that the pledgee is not an Interested Person.
“Outstanding Principal Balance”: With respect to any Class of Notes on any date of determination, the applicable Initial Principal Balance for such Class of Notes, less the sum of all principal payments actually made on the Notes of such Class as of such date of determination.
“Property”: As defined in the Property Management Agreement.
“Property Schedule”: As defined in the Property Management Agreement.
“Ownership Interest”:  As to any Note, any ownership or security interest in such Note as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.
“Partial Redemption Amount”: As defined in Section 7.10(d).
“Patriot Act”: As defined in Section 2.19(v).
“Payment Account”: As defined in Section 2.10(a).
“Payment Date”: The 20th day of each calendar month, or, if such 20th day is not a Business Day, the next succeeding Business Day, commencing with respect to each Series on the date specified in the applicable Series Supplement, and with respect to any Voluntary Prepayment, the applicable Redemption Date as set forth herein or in the applicable Series Supplement.
“Payoff Amount”: As defined in the Property Management Agreement.
“Percentage Interest”: With respect to any Note, the fraction, expressed as a percentage, the numerator of which is the initial principal balance of such Note on the applicable Series Closing Date as set forth on the face thereof, and the denominator of which is the Initial Principal Balance of the related Class of Notes on the applicable Series Closing Date.
“Percentage Rent”: As defined in the Property Management Agreement.
“Permanent Regulation S Global Note”: As defined in Section 2.01(c).
“Permitted Encumbrances”: With respect to any Property, collectively, (a) the Liens and security interests created by the Transaction Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Property or any part thereof, (c) Liens, if any, for taxes imposed by any Governmental Authority not yet delinquent, (d) Leases, (e) such other title and survey exceptions as are required by the Lease for such Property, and (f) such other easements, covenants, restrictions, rights-of-way and encumbrances as the applicable Issuer or the Property Manager has approved or may approve in writing in accordance with the Servicing Standard, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use or operation of such Property, the security intended to be provided by the related Mortgage or the Issuers’ ability to repay the Notes. If reasonably requested by the applicable Issuer or the Property Manager, the Indenture Trustee shall join in the execution of a Permitted Encumbrance described in (e) and (f) above and subordinate the liens under the Transaction Documents to the same.
“Permitted Investments”: Any one or more of the following obligations or securities:
(i)    direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States of America;
(ii)    direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by any Rating Agency as an investment of funds backing securities rated “AAA” (or such comparable rating);
(iii)    demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank fully insured by the Federal Deposit Insurance Corporation, which such bank, trust company, savings and loan association or savings bank shall have a rating of not less than A-2 from S&P;
(iv)    repurchase obligations collateralized at 102% by any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) described in clause (iii) above; and
(v)    such other obligations as the Issuers consent to in writing and would not cause a downgrade of the Notes.
“Permitted Materials”: As defined in the Property Management Agreement.
“Person”: Any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, estate, trust, association, unincorporated organization, or any federal, state, county or municipal government or any agency or political subdivision thereof.
“Plan”: Any one of: (i)(A) an “employee benefit plan”, as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, or (B) a “plan”, as defined in Section 4975 of the Code, that is subject to the provisions of Section 4975 of the Code; (ii) an entity whose underlying assets include assets of any such employee benefit plan or plan as set forth in clause (i) of this definition by reason of an investment in such entity by such employee benefit plan or plan; or (iii) a governmental, church or non-U.S. plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code.
“Post-ARD Additional Interest”: On any Payment Date on or after the Anticipated Repayment Date of any applicable Class of Notes, the interest accrued at the applicable Post-ARD Additional Interest Rate from and after such Payment Date on the Outstanding Principal Balance of such Class determined prior to giving effect to any payments of principal on such Payment Date.
“Post-ARD Additional Interest Rate”: With respect to any applicable Class of Notes, the note interest rate specified in the applicable Series Supplement.
“Principal Terms”: With respect to any Series: (i) the name or designation of such Series; (ii) the initial principal amount of the Notes to be issued for such Series; (iii) the interest rate to be paid with respect to such Series (or method for the determination thereof); (iv) the Properties pledged to the Indenture Trustee in connection with such Series; (v) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vi) the Rated Final Payment Date for the Series; and (vii) such other terms and provisions as may be specified in the applicable Series Supplement with respect to the related Notes and the Collateral Pool.
“Private Placement Memorandum”: With respect to each Series, as defined in the applicable Series Supplement.
“Proceeding”:  Any suit in equity, action at law or other judicial or administrative proceeding.
“Property Management Agreement”: The Property Management and Servicing Agreement, dated as of May 30, 2019, among the Issuers, AF Properties, as the Property Manager and Special Servicer, the Indenture Trustee, the Back-Up Manager, and any other joining party thereto, each such joining party as an Issuer, as the same may be amended or supplemented from time to time.
“Property Management Fee”: As defined in the Property Management Agreement.
“Property Manager”: AF Properties, or its successor in interest.
“Property Transfer Agreements”: Any agreements pursuant to which Properties and related Leases have been acquired by an Issuer, whether from an Originator or an unaffiliated third party.
“Qualified Deleveraging Event”: either (i) a firm commitment underwritten public offering of the equity interests of AFOP or any direct or indirect parent entity of AFOP pursuant to a registration statement under the Securities Act, which results in aggregate cash proceeds to AFOP or any direct or indirect parent entity of AFOP of at least $75,000,000 (net of underwriting discounts and commissions), (ii) an acquisition (whether by merger, consolidation or otherwise) of greater than fifty percent (50%) of the equity interests of AFOP or any direct or indirect parent of AFOP by any person or entity or group of affiliated persons or entities, or (iii) the good faith purchase by a third party unaffiliated with the Issuers of at least $50,000,000 of unsecured corporate debt of AFOP or any direct or indirect parent of AFOP.
“Qualified Institutional Buyer”: A “qualified institutional buyer” within the meaning of Rule 144A.
“Qualified Release Amount”: With respect to any Series, as specified in the applicable Series Supplement.
“Qualified Substitute Property”: As defined in the Property Management Agreement.
“Rated Final Payment Date”: With respect to any Series of Notes, the date specified in the applicable Series Supplement.
“Rating Agency”: With respect to any Class of Notes as of any date of determination, each nationally recognized statistical rating organization that is then rating such Class of such Notes at the request of an Issuer.
“Rating Condition”: With respect to any action or event or proposed action or event, will be satisfied by each Rating Agency confirming in writing that such action or event or proposed action or event will not result in the downgrade, qualification or withdrawal of the current rating of any Class of Notes then rated by such Rating Agency or any Related Series Notes then rated by such Rating Agency, as applicable.
“Record Date”:  As to any Payment Date with respect to Book-Entry Notes, the Business Day immediately preceding such Payment Date. As to any Payment Date with respect to Definitive Notes, the last Business Day of the prior calendar month or, in the case of the initial Payment Date for any Series, the applicable Series Closing Date.
“Recorded Covenants”: With respect to a Property, all covenants, agreements, restrictions and encumbrances contained in any instruments recorded against the same or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Redemption Amount”: A Full Redemption Amount or a Partial Redemption Amount, as the context requires.
“Redemption Date”: As defined in Section 7.01(a).
“Redemption Notice”: As defined in Section 7.01(e).
“Regulation S”: Regulation S promulgated under the Securities Act.
“Regulation S Global Note”: As defined in Section 2.01(c).
“Release Account”: As defined in the Property Management Agreement.
“Remedial Work”: As defined in the Property Management Agreement.
“Requisite Global Majority”: As defined in the related Series Supplement.
“Resolution”:  With respect to any Issuer, a copy of a resolution certified by an Authorized Officer of the applicable Issuer Manager, to have been duly adopted by such Issuer Manager to be in full force and effect on the date of such certification.
“Responsible Officer”: With respect to the Indenture Trustee, any officer of the Indenture Trustee assigned to its Agency & Trust Group (or any successor thereto), customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Indenture and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture; with respect to the Property Manager, the Back-Up Manager or the Special Servicer, any officer or employee involved in or responsible for the administration or servicing of the Leases or Properties under this Agreement and whose name and specimen signature appear on a list prepared by each party and delivered to the other party, as such list may be amended from time to time by either party; and, with respect to the Issuers and the Issuer Manager, any officer or number of officers or other Person or number of Persons duly authorized to perform the indicated action on behalf of such Person.
“Restricted Global Note”: As defined in Section 2.01(b).
“Restricted Period”: With respect to the Notes of any Series, the period of time to and including forty (40) days after the later of (a) the date upon which such Notes were first offered to any Persons (other than distributors) in reliance upon Regulation S and (b) the applicable Series Closing Date.
“Rule 144A”:  Rule 144A promulgated under the Securities Act.
“Rule 501(a)”: Rule 501(a) promulgated under the Securities Act.
“S&P”: S&P Global, Inc.
“Securities Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.
“Scheduled Principal Payment”: With respect to each Payment Date and each Series, an amount equal to the sum of (a) any unpaid Scheduled Principal Payment or portion thereof for such Series from any prior Payment Date plus (b) the product of (i) (A) the related Scheduled Series Principal Balance for the prior Payment Date minus (B) the related Scheduled Series Principal Balance for the current Payment Date multiplied by (ii) a fraction (A) the numerator of which is equal to the Series Principal Balance immediately prior to such Payment Date (without taking into account any payments to be made on such Payment Date), minus the amounts specified in clause (a) of this definition and (B) the denominator of which is the related Scheduled Series Principal Balance for the prior Payment Date.
“Scheduled Series Principal Balance”: With respect to any Payment Date and any Series of Notes, as defined in the applicable Series Supplement.
“SEC”: The U.S. Securities and Exchange Commission.
“Securities Act”:  The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.
“Series”: Any series of Notes issued pursuant to this Indenture.
“Series Account”: Any account described in a related Series Supplement as established in the name of the Indenture Trustee for the benefit of the related Noteholders.
“Series Adjusted Principal Balance”: On any Payment Date, (i) the quotient of (a) the Series Principal Balance, divided by (b) the Aggregate Series Principal Balance, multiplied by (ii) the Aggregate Adjusted Series Principal Balance before giving effect to any payments of principal on such Payment Date.
“Series Adjustment Amount”: On any Payment Date, (i) the quotient of (a) the Series Adjusted Principal Balance divided by (b) the Aggregate Adjusted Series Principal Balance, multiplied by (ii) the Aggregate Adjustment Amount.
“Series Available Amount”: As defined in Section 2.11(b).
“Series Closing Date”: With respect to any Series, the closing date specified in the applicable Series Supplement.
“Series Collateral Release”: As defined in the Property Management Agreement.
“Series Collateral Release Price”: As defined in the Property Management Agreement.
“Series Disposition Period Date”:  With respect to each Series of Notes, as defined in the related Series Supplement.
“Series Note”: Any one of the Notes with the same Series designation, executed by the applicable Issuers and authenticated by or on behalf of the Indenture Trustee.
“Series Principal Balance”: For any date of determination and any Series, the sum of the Outstanding Principal Balances of each Class of Notes of such Series.
“Series Supplement”: With respect to any Series, a supplement to this Indenture, executed and delivered in connection with the original issuance of the Notes of such Series under Section 2.04 hereof, including all amendments thereof and supplements thereto.
“Series Transaction Documents”: With respect to any Series of Notes, any and all of the related Series Supplements, any related supplements or amendments to the Transaction Documents, and any and all other agreements, documents and instruments executed and delivered by or on behalf or in support of the applicable Issuers with respect to the issuance and sale of such Series of Notes, as the same may from time to time be amended, modified, supplemented or renewed.
“Servicer Replacement Event”: As defined in the Property Management Agreement.
“Servicing Standard”: As defined in the Property Management Agreement.
“Special Servicer”:  As defined in the Property Management Agreement.
“Special Servicing Fee”: As defined in the Property Management Agreement.
“Specially Managed Unit”: As defined in the Property Management Agreement.
“Sub-Manager”: As defined in the Property Management Agreement.
“Successor Person”: As defined in Section 9.08(a)(i).
“Support Provider”: AFOP, or its successor in interest.
“Tax Opinion”: An Opinion of Counsel in respect of Taxes.
“Taxes”: As defined in Section 9.03(a).
“Temporary Regulation S Global Note”: As defined in Section 2.01(b).
“Tenant”: With respect to each Lease, the tenant under such Lease and any successor or assign thereof.
“Tenant Ground Lease”: A Property secured by an Issuer’s fee interest in the land comprising such Property, but not by the improvements thereon.
“Third Party Purchase Option”: As defined in the Property Management Agreement.
“Transaction Documents”: This Indenture, the Property Management Agreement, the Property Transfer Agreements, the Hedge Agreements, the Issuer LLC Agreements and other organizational documents of the Issuers, each Account Control Agreement, the Guaranty, the Custody Agreement and other Series Transaction Documents specified in the related Series Supplement.
“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Note.
“Transfer Date”: The date on which a Property is acquired by the applicable Issuer.
“Transfer-Restricted Note”: As defined in Section 2.05(m).
“Treasury Regulations”:  Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuers) of the United States Department of the Treasury.
“TRIPRA”: As defined in Section 2.21(zz).
“Trustee Report”:  As defined in Section 6.01(a).
“UCC”: The Uniform Commercial Code, as in effect in any applicable jurisdiction
“UCC Financing Statement”: A financing statement executed and in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.
“Unscheduled Principal Payment”: On any Payment Date, the sum of (A) the Unscheduled Proceeds set forth in clauses (i) through (vii) of the definition thereof that are deposited into the Collection Account for such Payment Date and (B) all Allocated Release Amounts associated with any Release Price deposited into the Collection Account (including Allocated Release Amounts disbursed from the Release Account to the Collection Account) during the related Collection Period.
“Unscheduled Proceeds”: As defined in the Property Management Agreement.
“U.S. Person”: As defined in Regulation S.
“Voluntary Prepayment”: Any voluntary prepayment of any Class of Notes, in whole or in part, in accordance with the procedures set forth in Section 7.01.
Section 1.02    Rules of Construction.
For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(1)    the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(2)    all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, and, except as otherwise herein expressly provided, the terms “generally accepted accounting principles” or “GAAP” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States;
(3)    the word “including” shall be construed to be followed by the words “without limitation”;
(4)    article and section headings are for the convenience of the reader and shall not be considered in interpreting this Indenture or the intent of the parties hereto;
(5)    the definition of or any reference to any agreement, document or instrument herein shall be construed as referring to such agreement, document or instrument as from time to time amended, restated, supplemented or otherwise modified;
(6)    references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof, shall refer to such law, constitution, statute, treaty, regulation, rule or ordinance as amended from time to time, and shall include any successor thereto;
(7)    references herein to any Person shall be construed to include such Person’s successors and permitted assigns;
(8)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and
(9)    the pronouns used herein are used in the masculine and neuter genders but shall be construed as feminine, masculine or neuter, as the context requires.
ARTICLE II

THE NOTES
Section 2.01    Forms; Denominations.
(a)    Each Series of Notes shall be substantially in the form specified in the applicable Series Supplement and be designated as the “Net-Lease Mortgage Notes”. The Notes may be issued with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon consistent herewith, as determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The number of Series of Notes which may be created by this Indenture is not limited. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.
(b)    Forms of Notes.
(i)    Except as set forth in Section 2.01(b)(ii) below and as otherwise set forth in the related Series Supplement, the Notes of each Class in a Series, upon original issuance, shall be issued as Book-Entry Notes in substantially the form of (i) a global note without interest coupons representing the Notes of such Class sold to Qualified Institutional Buyers, in substantially the form of Exhibit A-1 hereto, with such applicable legends as may be set forth in such exhibit (the “Restricted Global Note”), and (ii) a temporary global note without interest coupons representing the Notes of such Class sold in “offshore transactions” (within the meaning of Regulation S) to non-U.S. Persons in reliance on Regulation S, in substantially the form of Exhibit A-2 hereto, with such applicable legends as may be set forth in such exhibit (the “Temporary Regulation S Global Note”).
(ii)    Notes held as of the related Series Closing Date by an Issuer or an Affiliate of an Issuer may be issued initially in the form of certificated notes in definitive, fully registered form without interest coupons in substantially the form of Exhibit A-3 hereto, with such applicable legends as may be set forth in such exhibit (each, a “Definitive Note”) which shall be registered in the name of the beneficial owner or nominee thereof, duly executed by the Issuers and authenticated by the Indenture Trustee as hereinafter provided.
(iii)    Each Class of Notes will be issuable only in denominations of not less than $100,000 and in integral multiples of $1 in excess thereof or as otherwise specified in the applicable Series Supplement. Each Note will be registered on issuance in the names of the initial Noteholders thereof.
(c)    After such time as the Restricted Period shall have terminated, and subject to the receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-4 hereto (subject to Section 12.03), beneficial interests in a Temporary Regulation S Global Note may be exchanged for an equal aggregate principal amount of beneficial interest in a permanent global note without interest coupons (a “Permanent Regulation S Global Note” and, together with the Temporary Regulation S Global Notes, the “Regulation S Global Notes”), substantially in the form of Exhibit A-2 hereto, with such applicable legends as may be set forth in such exhibit. Upon any exchange of any beneficial interest in a Temporary Regulation S Global Note for a beneficial interest in a Permanent Regulation S Global Note, (i) such Temporary Regulation S Global Note shall be endorsed by the Indenture Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such Temporary Regulation S Global Note shall be reduced for all purposes by the amount so exchanged and endorsed and (ii) such Permanent Regulation S Global Note shall be endorsed by the Indenture Trustee to reflect the increase of the principal amount evidenced thereby, whereupon the principal amount of such Permanent Regulation S Global Note shall be increased for all purposes by the amount so exchanged and endorsed.
(d)    Each Restricted Global Note will be deposited with the Book-Entry Custodian and registered in the name of the Depository or a nominee thereof. Each Regulation S Global Note will be deposited with the Book-Entry Custodian and registered in the name of the Depository or a nominee thereof for the accounts of Clearstream Banking, société anonyme, or its successors, and/or Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successors. Each Definitive Note will be delivered to and registered in the name of the applicable Noteholder.
Section 2.02    Execution, Authentication, Delivery and Dating.
(a)    The Notes of each Series shall be executed by manual or facsimile signature on behalf of the applicable Issuers by any Authorized Officers of such Issuers. Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of such applicable Issuers shall be entitled to all benefits under this Indenture, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery or Final Payment Date of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture, or be valid for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein, executed by the Indenture Trustee by manual signature, and such certificate of authentication upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. All Notes shall be dated the respective dates of their authentication.
(b)    At the election of the Indenture Trustee, the Indenture Trustee may appoint one or more agents (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with transfers and exchanges under Sections 2.05 and 2.07, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized under those Sections to authenticate the Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent shall be deemed to be the authentication of such Notes “by the Indenture Trustee.” The Indenture Trustee shall be the initial Authenticating Agent.
Any corporation, bank, trust company or association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation, bank, trust company or association succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation, bank, trust company or association.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuers. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuers. Upon receiving such notice of resignation or upon such a termination, the Indenture Trustee may promptly appoint a successor Authenticating Agent, and give written notice of such appointment to the Issuers and to the Noteholders. Upon the resignation or termination of the Authenticating Agent and prior to the appointment of a successor, the Indenture Trustee shall act as Authenticating Agent.
Each Authenticating Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to hereunder as if it were the Indenture Trustee.
(c)    The Indenture Trustee shall upon Issuer Request authenticate and deliver Notes of each Series for original issue in an aggregate amount equal to the initial Outstanding Principal Balance for each related Class as set forth in the applicable Series Supplement.
Section 2.03    Certification of Receipt of the Collateral.
(a)    The Custodian, as provided in the Custody Agreement, has acknowledged receipt of all assets granted to the Indenture Trustee and included in the Collateral Pool and has acknowledged that it is holding such assets for the benefit of the Indenture Trustee for the benefit of all present and future Noteholders. The Indenture Trustee has not received written notice of any adverse claim.
(b)    The Indenture Trustee shall not be under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Properties and Leases delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.
(c)    The parties hereto acknowledge and each Holder by its acceptance of its Note or interest therein thereby acknowledges that the Custodian shall perform the applicable review of the assets and provide the respective certifications as provided in the Custody Agreement.
Section 2.04    The Notes Generally; New Issuances.
(a)    Each Note of a particular Class shall rank pari passu with each other Note of such Class and be equally and ratably secured by the Collateral included in the Collateral Pool with each other Note of such Class. All Notes of a particular Class shall be substantially identical except as to denominations and as expressly permitted in this Indenture.
(b)    This Indenture, together with the related Mortgages, shall evidence a continuing lien on and security interest in the Collateral Granted hereunder or subsequently included in the Collateral Pool to secure the full payment of the principal, interest and other amounts on the Notes of all Series, which shall in all respects be equally and ratably secured hereby for payment as provided herein, and without preference, priority or distinction on account of the actual time or times of the authentication and delivery of the Notes of any Class with respect to any Series, all in accordance with the terms and provisions of this Indenture and each Series Supplement.
(c)    Pursuant to one or more Series Supplements, the applicable Issuers may, from time to time, direct the Indenture Trustee, on behalf of such Issuers, to issue one or more new Series of Notes (a “New Issuance”). The Notes of all outstanding Series shall, except as specified in the applicable Series Supplement, be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction on account of the actual time of the authentication and delivery of any such Notes, all in accordance with the terms and provisions of this Indenture and each Series Supplement.
On or before the Series Closing Date relating to any New Issuance, the applicable Issuers shall execute and deliver a Series Supplement which shall specify the Principal Terms with respect to such Series. The Indenture Trustee shall execute the Series Supplement, the applicable Issuers shall execute the Notes of such Series and the Notes of such Series shall be delivered to the Indenture Trustee for authentication and delivery.
(d)    The issuance of the first Series of Notes (which Series shall be issued pursuant to a Series Supplement dated as of the Initial Closing Date) shall be subject to the satisfaction of the following conditions:
(i)    receipt by the Indenture Trustee of an Issuer Order authorizing the execution and authentication of such Notes;
(ii)    receipt by the Indenture Trustee of the Transaction Documents and the related Series Transaction Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any breach or waiver;
(iii)    all Lease Files with respect to the Collateral Pool, as set forth herein, shall have been delivered to the Custodian pursuant to the terms of the Custody Agreement together with all UCC Financing Statements, documents of similar import in other jurisdictions, and other documents reasonably necessary to perfect the Indenture Trustee’s security interest in such Collateral for the benefit of the Noteholders of all Series;
(iv)    receipt by the Indenture Trustee of Opinions of Counsel, (A) relating to the corporate and enforceability matters, as well as securities law matters, reasonably acceptable to the related Initial Purchaser and its counsel; (B) relating to the perfection of the Indenture Trustee’s security interest; (C) relating to the consolidation of the assets and liabilities of the applicable Issuer in a bankruptcy proceeding that involves such Issuer, the Support Provider or the Property Manager; (D) relating to the characterization of the particular Class of Notes indicated in the related Series Supplement as debt for U.S. federal income tax purposes; (E) all opinions relating to enforceability of the related Mortgage; and (F) any other opinion required under the related Series Supplement;
(v)    receipt by the Indenture Trustee of copies of letters signed by each applicable Rating Agency confirming that each Class of Notes has been given the ratings as indicated in the related Series Supplement;
(vi)    any applicable Issuer has delivered a certificate of such Issuer to the Indenture Trustee, dated the applicable Series Closing Date, to the effect that such Issuer is a solvent, special-purpose entity, organized with an Independent Manager; and
(vii)    receipt by the Indenture Trustee of an Officer’s Certificate from the applicable Issuer, upon which the Indenture Trustee shall be permitted to fully rely and shall not have any liability for so relying, stating that the conditions precedent to such issuance have been fulfilled.
(e)    The issuance of the Notes of any Series other than pursuant to Section 2.04(d) above shall be subject to the satisfaction of the following conditions:
(i)    receipt by the Indenture Trustee of an Issuer Order authorizing the execution and authentication of such Notes;
(ii)    receipt by the Indenture Trustee of the Transaction Documents and the related Series Transaction Documents duly executed and delivered by the parties thereto and being in full force and effect, free of any breach or waiver;
(iii)    all Lease Files with respect to the Collateral Pool, as set forth herein, shall have been delivered to the Custodian pursuant to the terms of Custody Agreement together with all UCC Financing Statements, documents of similar import in other jurisdictions, and other documents reasonably necessary to perfect the Indenture Trustee’s security interest in such Collateral for the benefit of the Noteholders of all Series;
(iv)    each Rating Agency then rating any existing Series of Notes shall have confirmed in writing that such issuance will not result in the downgrade, qualification or withdrawal of the then current rating of any Class of Notes of such Series or any other Series;
(v)    receipt by the Indenture Trustee of an Opinion of Counsel to the effect that, for U.S. federal income tax purposes, such New Issuance (A) will not adversely affect the tax characterization of any existing Series that was characterized as debt for U.S. federal income tax purposes at the time of its issuance, (B) will not cause any Issuer or Co-Issuer to be treated as an association or a “publicly traded partnership” taxable as a corporation or as a taxable mortgage pool, and (C) will not cause or constitute an event in which any taxable gain or loss would be recognized by any Noteholder, any holder of Related Series Notes or the Co-Issuers without the unanimous consent of the holders of Notes affected thereby;
(vi)    receipt by the Indenture Trustee of Opinions of Counsel, (A) relating to corporate and enforceability matters, as well as securities law matters reasonably acceptable to the related Initial Purchaser; (B) relating to the perfection of the Indenture Trustee’s security interest in the Collateral added to the Collateral Pool in connection with the related Series Closing Date; (C) relating to the consolidation of the assets of the applicable Issuers in a bankruptcy proceeding that involves any such Issuer, the Property Manager (if the Property Manager is an Affiliate of the Issuer) or the Support Provider (if the Support Provider is an Affiliate of the Issuer); (D) relating to the characterization of any Class of Notes indicated in the related Series Supplement as debt for U.S. federal income tax purposes; (E) all opinions relating to enforceability of the related Mortgage; and (F) any other opinion required under the related Series Supplement;
(vii)    receipt by the Indenture Trustee of copies of letters signed by each applicable Rating Agency confirming that each other Class of Notes has been given the then-current ratings by such Rating Agencies;
(viii)    any applicable Issuer of such Series of Notes shall be a solvent, special-purpose entity, organized with an Independent Manager and shall have delivered a certificate to such effect to the Indenture Trustee, dated the applicable Series Closing Date;
(ix)    the Rated Final Payment Date with respect to such Notes shall be no earlier than the earliest Rated Final Payment Date with respect to any issued Series of Notes;
(x)    no Early Amortization Period is continuing at the time of such issuance and such issuance will not result in the occurrence of an Early Amortization Period;
(xi)    either (A) no uncured Event of Default is continuing at the time of such New Issuance and such New Issuance shall not result in the occurrence of an Event of Default and the Issuers have delivered to the Indenture Trustee an Officer’s Certificate, dated the applicable Series Closing Date (upon which the Indenture Trustee may rely), to the effect that (1) based on the facts known to the Person executing such Officer’s Certificate, the Issuers reasonably believe that no uncured Event of Default is continuing at the time of such New Issuance and that such New Issuance shall not result in the occurrence of an Event of Default and (2) all conditions precedent to such execution, authentication and delivery have been satisfied or (B) the proceeds of such New Issuance will be used to redeem all outstanding Notes in full and pay all accrued and unpaid Note Interest, Interest Carry-Forward Amount, Post-ARD Additional Interest and Deferred Post-ARD Additional Interest with respect such outstanding Notes;
(xii)    receipt by the Indenture Trustee of an Officer’s Certificate from each applicable Issuer, upon which the Indenture Trustee shall be permitted to fully rely and shall not have any liability for so relying, stating that the conditions precedent to such issuance have been fulfilled; and
(xiii)    any additional conditions as set forth in the related Series Supplement.
Section 2.05    Registration of Transfer and Exchange of Notes.
(a)    At all times during the term of this Indenture, there shall be maintained at the office of the Note Registrar a “Note Register” in which, subject to such reasonable regulations as the Note Registrar may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided. The offices of the Note Registrar shall be initially located (as of the date hereof) at Citibank, N.A., 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust – AFOP. The Indenture Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as “Note Registrar” for the purpose of registering Notes and transfers and exchanges of Notes as herein provided. The Indenture Trustee may appoint, by a written instrument delivered to the Issuers, any other bank or trust company to act as Note Registrar under such conditions as the predecessor Indenture Trustee may prescribe; provided, that the Indenture Trustee shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor’s duties as Note Registrar. The Issuers, the Property Manager, the Special Servicer, the Back-Up Manager and the Indenture Trustee shall have the right to inspect the Note Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Note Registrar as to the information set forth in the Note Register. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder with a list of the other Noteholders of record identified in the Note Register at the time of the request.
(b)    No Transfer of any Note or interest therein shall be made unless that Transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. No purported Transfer of any interest in any Note or any portion thereof which is not made in accordance with this Section 2.05 shall be given effect by or be binding upon the Indenture Trustee and any such purported Transfer shall be null and void ab initio and vest in the transferee no rights against the Collateral Pool or the Indenture Trustee.
None of the Issuers or any other person shall be obligated to register or qualify any Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note or interest therein without registration or qualification.
By its acceptance of a Note or an Ownership Interest therein, each Holder and Note Owner, respectively, will be deemed to have represented and agreed (or, in the case of Definitive Notes, shall represent and agree) that the Transfer thereof is restricted and agrees that it shall Transfer such Note or Ownership Interest only in accordance with the terms of this Indenture and such Note (including the legends applicable thereto) and in compliance with Applicable Law.
(c)    A Noteholder or Note Owner may exchange or Transfer a Book-Entry Note or Ownership Interest therein only in accordance with the following provisions:
(i)    No Transfer of any Book-Entry Note or an Ownership Interest therein shall be made unless such Transfer is made to a Qualified Institutional Buyer in reliance on Rule 144A or in an “offshore transaction” (within the meaning of Regulation S) to a non-U.S. Person in reliance on Regulation S, and pursuant to exemption, registration or qualification under applicable state securities laws. The Indenture Trustee shall be entitled to rely upon the representations made or deemed made by each transferee pursuant to this Section 2.05, and shall have no duty to undertake any investigation or verify that any Transfer satisfies the requirements of this paragraph.
(ii)    Restricted Global Note to Regulation S Global Note during Restricted Period. If a Holder of or a Note Owner with respect to a Restricted Global Note wishes at any time during the Restricted Period to exchange its interest in such Restricted Global Note for an interest in the corresponding Regulation S Global Note, or to Transfer such Restricted Global Note or an Ownership Interest therein to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note or an Ownership Interest therein, such Holder or Note Owner may, subject to the provisions of this Section 2.05, exchange or Transfer such Restricted Global Note for a Regulation S Global Note of the same Series and Class or an Ownership Interest therein with an equivalent principal amount. Upon receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-2 (subject to Section 12.03) given by the transferee of such Note or Ownership Interest (stating that such transferee is a non-U.S. Person and the exchange or Transfer of such interest has been made in compliance with the transfer restrictions applicable to such Notes and in accordance with Regulation S), the Indenture Trustee shall cancel the Restricted Global Note so exchanged or transferred (or reduce the principal amount of the Notes evidenced thereby), the applicable Issuers shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Regulation S Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Regulation S Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Restricted Global Note so exchanged or transferred.
(iii)    Restricted Global Note to Regulation S Global Note after the Expiration of Restricted Period. If a Holder of or a Note Owner with respect to a Restricted Global Note wishes at any time after the expiration of the Restricted Period to exchange its interest in such Restricted Global Note for an interest in the corresponding Regulation S Global Note, or to Transfer such Restricted Global Note or an Ownership Interest therein to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note or an Ownership Interest therein, such Noteholder or Note Owner may, subject to provisions of this Section 2.05, exchange or Transfer such Restricted Global Note for a Regulation S Global Note of the same Series and Class or an Ownership Interest therein with an equivalent principal amount. Upon receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-3 (subject to Section 12.03) given by the transferee (stating that the Transfer of such interest has been made in compliance with the transfer restrictions applicable to such Notes and pursuant to and in accordance with Regulation S), the Indenture Trustee shall cancel the Restricted Global Note so exchanged or transferred (or reduce the principal amount of the Notes evidenced thereby) and the applicable Issuers shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Regulation S Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Regulation S Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Restricted Global Note so exchanged or transferred.
(iv)    Regulation S Global Note to Restricted Global Note. If a Holder of or a Note Owner with respect to a Regulation S Global Note wishes at any time to exchange its interest in such Regulation S Global Note for an interest in a Restricted Global Note or to Transfer such Regulation S Global Note or an Ownership Interest therein to a Qualified Institutional Buyer who wishes to take delivery thereof in the form of a Restricted Global Note or an Ownership Interest therein, such Noteholder or Note Owner may, subject to the provisions of this Section 2.05, exchange or Transfer such Regulation S Global Note for a Restricted Global Note of the same Series and Class or an Ownership Interest therein in an equivalent principal amount. Upon receipt by the Indenture Trustee of a certificate substantially in the form of Exhibit D-1 (subject to Section 12.03) given by the transferee and stating that such transferee is a Qualified Institutional Buyer and is obtaining such Restricted Global Note or Ownership Interest therein in a transaction meeting the requirements of Rule 144A, the Indenture Trustee shall cancel the Regulation S Global Note so exchanged or transferred (or reduce the principal amount of the Notes evidenced thereby) and the applicable Issuers shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Restricted Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Restricted Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Regulation S Global Note so exchanged or transferred.
(v)    Transfer of Ownership Interests in Book-Entry Notes. Ownership Interests in Book-Entry Notes shall be exchanged or transferred in accordance with the rules and procedures of the Depository and the Depository Participants, including, with respect to Regulation S Global Notes, Clearstream Banking, société anonyme, or its successors, and Euroclear Bank S.A./N.V., as operator of the Euroclear System, or its successors.
(vi)    Book-Entry Note to Definitive Note. If any Book-Entry Note or an Ownership Interest therein is to be exchanged for a corresponding interest held in the form of a Definitive Note, or if any Transfer of a Book-Entry Note or an Ownership Interest therein is to be held by the related transferee in the form of a Definitive Note, then the Note Registrar shall refuse to register such exchange or Transfer unless it receives (and, upon receipt, may conclusively rely upon) (A) an executed transferor certificate from the transferor substantially in the form attached as Exhibit C-1 (subject to Section 12.03), and (B) an executed transferee certificate from the prospective transferee substantially in the form attached as Exhibit C-2 (subject to Section 12.03). If any such transfer of a Book-Entry Note or Ownership Interest held by the related transferor and also to be held by the related transferee in the form of a Book-Entry Note is to be made without registration under the Securities Act, the transferor will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-1 in respect of such Note and the transferee will be deemed to have made as of the transfer date each of the representations and warranties set forth on Exhibit C-2 in respect of such Note, in each case as if such Note were evidenced by a Definitive Note.
(d)    A Noteholder or Note Owner may exchange or Transfer a Definitive Note or Ownership Interest therein only in accordance with the following provisions:
(i)    No Transfer of any Definitive Note shall be made unless such Transfer is made to a Qualified Institutional Buyer in reliance on Rule 144A or in an “offshore transaction” (within the meaning of Regulation S) to a non-U.S. Person in reliance on Regulation S, and pursuant to exemption, registration or qualification under applicable state securities laws; provided, however, that a Noteholder may Transfer a Definitive Note to an Issuer or an Affiliate of an Issuer that is an accredited investor within the meaning of Rule 501(a) (1), (2), (3) or (7) of the Securities Act (an “Accredited Investor”) and has certified that it is an Affiliate of an Issuer and an Accredited Investor, upon Indenture Trustee’s receipt of (A) such Holder’s Definitive Note properly endorsed for assignment to the transferee, (B) an executed transferor certificate from the transferor substantially in the form attached as Exhibit C-1 (subject to Section 12.03), and (C) an executed transferee certificate from the prospective transferee substantially in the form attached as Exhibit C-2 (subject to Section 12.03). The Indenture Trustee shall be entitled to rely upon the representations made or deemed made by each transferee pursuant to this Section 2.05, and shall have no duty to undertake any investigation or verify that any Transfer satisfies the requirements of this paragraph.
(ii)    Transfer of Definitive Note to Regulation S Global Note during Restricted Period. If a Holder of or a Note Owner with respect to a Definitive Note wishes at any time during the Restricted Period to exchange its interest in such Definitive Note for an interest in the corresponding Regulation S Global Note, or to Transfer such Definitive Note or an Ownership Interest therein to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note or an Ownership Interest therein, such Holder or Note Owner may, subject to the provisions of this Section 2.05, exchange or Transfer such Definitive Note for a Regulation S Global Note of the same Series and Class or an Ownership Interest therein with an equivalent principal amount. Upon receipt by the Indenture Trustee of (A) such Holder’s Definitive Note properly endorsed for assignment to the transferee and (B) a certificate substantially in the form of Exhibit D-2 (subject to Section 12.03) given by the transferee of such Note or Ownership Interest (stating that such transferee is a non-U.S. Person and the exchange or Transfer of such interest has been made in compliance with the transfer restrictions applicable to such Notes and in accordance with Regulation S), the Indenture Trustee shall cancel the Definitive Note so exchanged or transferred (or reduce the principal amount of the Notes evidenced thereby), the applicable Issuers shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Regulation S Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Regulation S Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Definitive Note so exchanged or transferred.
(iii)    Transfer of Definitive Note to Regulation S Global Note after the Expiration of Restricted Period. If a Holder of or a Note Owner with respect to a Definitive Note wishes at any time after the expiration of the Restricted Period to exchange its interest in such Definitive Note for an interest in the corresponding Regulation S Global Note, or to Transfer such Definitive Note or an Ownership Interest therein to a Person who wishes to take delivery thereof in the form of a Regulation S Global Note or an Ownership Interest therein, such Noteholder or Note Owner may, subject to provisions of this Section 2.05, exchange or Transfer such Definitive Note for a Regulation S Global Note of the same Series and Class or an Ownership Interest therein with an equivalent principal amount. Upon receipt by the Indenture Trustee of (A) such Holder’s Definitive Note properly endorsed for assignment to the transferee and (B) a certificate substantially in the form of Exhibit D-3 (subject to Section 12.03) given by the transferee (stating that the Transfer of such interest has been made in compliance with the transfer restrictions applicable to such Notes and pursuant to and in accordance with Regulation S), the Indenture Trustee shall cancel the Definitive Note so exchanged or transferred (or reduce the principal amount of the Notes evidenced thereby) and the applicable Issuers shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Regulation S Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Regulation S Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Definitive Note so exchanged or transferred.
(iv)    Transfer of Definitive Note to Restricted Global Note. If a Holder of or a Note Owner with respect to a Definitive Note wishes at any time to exchange its interest in such Definitive Note for an interest in a Restricted Global Note or to Transfer such Definitive Note or an Ownership Interest therein to a Qualified Institutional Buyer who wishes to take delivery thereof in the form of a Restricted Global Note or an Ownership Interest therein, such Noteholder or Note Owner may, subject to the provisions of this Section 2.05, exchange or Transfer such Definitive Note for a Restricted Global Note of the same Series and Class or an Ownership Interest therein in an equivalent principal amount. Upon receipt by the Indenture Trustee of (A) such Holder’s Definitive Note properly endorsed for assignment to the transferee and (B) a certificate substantially in the form of Exhibit D-1 (subject to Section 12.03) given by the transferee and stating that such transferee is a Qualified Institutional Buyer and is obtaining such Restricted Global Note or Ownership Interest therein in a transaction meeting the requirements of Rule 144A, the Indenture Trustee shall cancel the Definitive Note so exchanged or transferred (or reduce the principal amount of the Notes evidenced thereby) and the applicable Issuers shall, concurrently with such cancellation (or reduction), issue and the Indenture Trustee shall cause to be authenticated to the transferee a Restricted Global Note of the same Series and Class (or increase the principal amount of the Notes evidenced by such Restricted Global Note) in an aggregate principal amount equal to the aggregate principal amount of the Definitive Note so exchanged or transferred.
(v)    Transfer of Definitive Note to Definitive Note. If a Holder of a Definitive Note wishes at any time to transfer such Definitive Note to a Person who wishes to take delivery thereof in the form of one or more Definitive Notes, such Holder may transfer or cause the transfer of such Note as provided below. Upon receipt by the Indenture Trustee of (A) such Holder’s Definitive Note, properly endorsed for assignment to the transferee, (B) an executed transferor certificate from the transferor substantially in the form attached as Exhibit C-1 (subject to Section 12.03), and (C) an executed transferee certificate from the prospective transferee substantially in the form attached as Exhibit C-2 (subject to Section 12.03), then the Indenture Trustee shall cancel such original Definitive Note in accordance with Section 2.14, record the transfer in the Note Register in accordance with Section 2.05 and upon execution by the Issuer, authenticate and deliver one or more Definitive Notes bearing the same designation as the Definitive Notes, endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in the aggregate Note Balances designated by the transferee (the aggregate Note Balances being equal to the aggregate Note Balance of the Definitive Notes, surrendered by the transferor), and in authorized denominations.
(e)    If a Person is acquiring any Note as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Note Registrar a certification to the effect that, and such other evidence as may be reasonably required by the Note Registrar to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b) and (c) of this Section 2.05.
(f)    Subject to the preceding provisions of this Section 2.05, upon surrender for registration of transfer of any Note at the offices of the Note Registrar maintained for such purpose, the applicable Issuers shall execute, and the Indenture Trustee shall cause to be authenticated and delivered, in the name of the designated transferee or transferees, one or more new Notes of the same Series and Class of a like Percentage Interest.
(g)    At the option of any Holder, its Notes may be exchanged for other Notes of authorized denominations of the same Series and Class of a like Percentage Interest upon surrender of the Notes to be exchanged at the offices of the Note Registrar maintained for such purpose. Whenever any Notes are so surrendered for exchange, the applicable Issuers shall execute, and the Indenture Trustee shall cause to be authenticated and delivered the Notes which the Noteholder making the exchange is entitled to receive.
(h)    Every Note presented or surrendered for transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.
(i)    All Notes issued upon any transfer or exchange of the Notes shall be the valid obligations of the applicable Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the related Notes surrendered upon such registration of transfer or exchange.
(j)    No service charge shall be imposed for any transfer or exchange of Notes, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes.
(k)    All Notes surrendered for transfer and exchange shall be physically canceled by the Note Registrar, and the Note Registrar shall dispose of such canceled Notes in accordance with its customary procedures.
(l)    The Note Registrar or the Indenture Trustee shall provide to the Issuers, the Property Manager and the Special Servicer upon reasonable written request and at the expense of the requesting party a current copy of the Note Register.
(m)    Each transferee of a Note or an Ownership Interest therein will be deemed to have represented, warranted and agreed (or, in the case of Definitive Notes, shall represent, warrant and agree) that either (i) such transferee is not, and is not purchasing such Note on behalf of, as a fiduciary of, as trustee of, or with the assets of, a Plan or (ii)(A) such Note is rated investment grade or better as of the date of the purchase, (B) such transferee acknowledges that it cannot acquire such Note unless it is properly treated as indebtedness without substantial equity features for purposes of Department of Labor Regulations, as modified by ERISA, and agrees to so treat such Note and (C) such transferee’s acquisition and continued holding of such Note or Ownership Interest therein will not constitute or give rise to a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code (or a violation of any law substantially similar to Section 4975 of the Code or Section 406 of ERISA).
(n)    If any Note or Class of Notes is directly or indirectly owned by a Person such that such Note or Class of Notes is not properly treated as issued and outstanding for U.S. federal income tax purposes (a “Transfer-Restricted Note”), then such Transfer-Restricted Note may be sold or transferred to any Person if (a) the receipt by the Note Registrar on the date of such transfer of an opinion of nationally recognized tax counsel knowledgeable in the tax aspects of securitization to the effect that at the time of such sale or transfer for U.S. federal income tax purposes (1) such Transfer-Restricted Note is treated as indebtedness and (2) such sale or transfer will not cause any Issuer to be treated as an association or “publicly traded partnership” that is taxable as a corporation or as a “taxable mortgage pool”, or (b) (1) the number of beneficial owners of the Transfer-Restricted Notes and the equity interests of each Issuer does not exceed the 95-Person Limit (as defined below) for U.S. federal income tax purposes after the proposed sale or transfer, (2) the Transfer-Restricted Notes are in physical form and (3) the Note Transfer Restrictions (as defined below) shall have been complied with.
For purposes of complying with alternative (b) above in this Section 2.05(m) with respect to the proposed sale or transfer of a Transfer-Restricted Note, each prospective beneficial owner of any Transfer-Restricted Note shall represent, warrant and covenant to the Indenture Trustee and the Issuers in writing, on the date of such proposed sale or transfer, that (a) it is a U.S. Person within the meaning of Code section 7701(a)(30), (b) either (1) such beneficial owner is not a partnership, grantor trust or S corporation (a “Flow-Through Entity”) or (2) if such beneficial owner is a Flow-Through Entity or indirectly owns an interest in the Transfer-Restricted Notes through a Flow-Through Entity, (i) more than 50% of the value of such beneficial owner’s ownership interest in the Flow-Through Entity is not attributable to the Flow-Through Entity’s interest in the Transfer-Restricted Notes and (ii) a principal purpose of the use of the Flow-Through Entity is not to enable the beneficial owners of the Transfer-Restricted Notes to exceed 95 persons (the “95-Person Limit”) and (c) it (1) will not use the Transfer-Restricted Notes and will not allow the Transfer-Restricted Notes to be used as collateral for the issuance of any securities that could cause any Issuer to become taxable as a corporation for U.S. federal income tax purposes and (2) will not take any action and will not allow any other action that could cause any Issuer to become taxable as a corporation for U.S. federal income tax purposes (the “Note Transfer Restrictions”).
Section 2.06    Book-Entry Notes.
(a)    The Book-Entry Notes of each Series shall be delivered as one or more Notes held by the Book-Entry Custodian or, if appointed to hold such Notes as provided below, the Depository, and registered in the name of the Depository or its nominee and, except as set forth in any related Series Supplement or as otherwise provided in Section 2.06(c) below, transfer of such Notes may not be registered by the Note Registrar unless such transfer is to a successor Depository that agrees to hold such Notes for the respective Note Owners with Ownership Interests therein. Except as provided in Sections 2.01 and 2.05 above, and Section 2.06(c) below, such Note Owners shall hold and transfer their respective Ownership Interests in and to such Notes through the book-entry facilities of the Depository and, except as provided in Sections 2.01 and 2.05 above, and Section 2.06(c) below, shall not be entitled to Definitive Notes in respect of such Ownership Interests. All transfers by Note Owners of their respective Ownership Interests in the Book-Entry Notes to be held by the related transferees as Book-Entry Notes shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Note Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Notes of Note Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Indenture Trustee is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. Neither the Indenture Trustee nor the Note Registrar shall have any responsibility to monitor or restrict the transfer of any Book-Entry Note transferable through the book-entry facilities of the Depository. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Issuers, the Property Manager and Special Servicer, and, if the Indenture Trustee is not the Book-Entry Custodian, the Indenture Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe; provided, that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment other than with respect to an appointment of the Depository. If the Indenture Trustee resigns or is removed in accordance with the terms hereof, the successor trustee or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Issuers shall have the right to inspect, and to obtain copies of, any Notes held as Book-Entry Notes by the Book-Entry Custodian.
(b)    The Issuers, the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and the Note Registrar may for all purposes, including the making of payments due on the Book-Entry Notes, deal with the Depository as the Noteholder and the authorized representative of the Note Owners with respect to such Notes for the purposes of exercising the rights of Noteholders hereunder. The rights of Note Owners with respect to the Book-Entry Notes shall be limited to those established by law and agreements between such Note Owners and the Depository Participants and brokerage firms representing such Note Owners, and all references in this Indenture to actions by the Noteholders shall refer to actions taken by the Depository upon instructions from the Depository Participants, and all references in this Indenture to distributions, notices, reports and statements to the Noteholders shall refer to distributions, notices, reports and statements to the Depositor, as registered holder of the Notes of such Series of Notes for distribution to the Note Owners in accordance with the procedures of the Depository. Multiple requests and directions from, and votes of, the Depository as holder of the Book-Entry Notes with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Note Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and shall give notice to the Depository of such record date. Whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the principal amount of Notes, the applicable Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or their related Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee. Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners, the Indenture Trustee and the Issuers shall give all such notices and communications specified herein to be given to Noteholders to the applicable Depository for distribution to the Note Owners.
(c)    If (i) the Issuers advise the Indenture Trustee and the Note Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes (or any portion thereof), and (ii) the Issuers are unable to locate a qualified successor, the Note Registrar shall notify all affected Note Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Notes to such Note Owners requesting the same. Upon surrender to the Note Registrar of the Book-Entry Notes (or any portion thereof) by the Book-Entry Custodian or the Depository, as applicable, and the delivery of registration instructions from the Depository for registration of transfer, the applicable Issuers shall execute, and the Indenture Trustee shall cause to be authenticated and delivered, the Definitive Notes in respect of such Notes to the Note Owners identified in such instructions. None of the applicable Issuers, the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager or the Note Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.
(d)    Upon the issuance of Definitive Notes, for purposes of evidencing ownership of any Notes formerly held as Book-Entry Notes, the registered holders of such Definitive Notes shall be recognized as Noteholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise voting and consent rights with respect to, and to transfer and exchange such Definitive Notes. Upon the issuance of Definitive Notes, all references herein to obligations imposed upon or to be performed by the applicable Depository with respect to such Notes shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the Noteholders of the Definitive Notes of such Series of Notes as Noteholders of such Series of Notes hereunder.
(e)    Each of the Issuers shall provide an adequate inventory of Definitive Notes of each Class of each Series to the Indenture Trustee.
Section 2.07    Mutilated, Destroyed, Lost or Stolen Notes.
If any mutilated Note is surrendered to the Note Registrar, the applicable Issuers shall execute and the Indenture Trustee shall cause to be authenticated and delivered, in exchange therefor, a new Note of the same Series, Class and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the applicable Issuers, the Indenture Trustee and the Note Registrar (i) evidence to their satisfaction of the destruction (including mutilation tantamount to destruction), loss or theft of any Note and the ownership thereof, and (ii) indemnity as may be reasonably required by them to hold each of them and any of their agents harmless, then, in the absence of notice to the applicable Issuers or the Note Registrar that such Note has been acquired by a bona fide purchaser, the applicable Issuers shall execute and the Indenture Trustee shall cause to be authenticated and delivered, in lieu of any such destroyed, lost or stolen Note, a new Note of the same Series, Class, tenor and denomination registered in the same manner, dated the date of its authentication and bearing a number not contemporaneously outstanding.
Upon the issuance of any new Note under this Section 2.07, the applicable Issuers, the Indenture Trustee and the Note Registrar may require the payment by the Noteholder of an amount sufficient to pay or discharge any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Authenticating Agent and the Indenture Trustee) in connection therewith.
Every new Note issued pursuant to this Section 2.07 in lieu of any destroyed, mutilated, lost or stolen Note shall constitute an original additional contractual obligation of the Issuers, whether or not the destroyed, mutilated, lost or stolen Note shall be at any time enforceable by any Person, and such new Note shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of its Class and Series duly issued hereunder.
The provisions of this Section 2.07 are exclusive and shall preclude (to the extent permitted by Applicable Law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08    Noteholder Lists.
The Note Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders of each Series, which list, upon request, will be made available to the Indenture Trustee insofar as the Indenture Trustee is no longer the Note Registrar. Upon written request of any Noteholder made for purposes of communicating with other Noteholders with respect to their rights under this Indenture, the Note Registrar shall promptly furnish such Noteholder at such Noteholder’s expense with a list of the Noteholders of record identified in the Note Register at the time of the request. Every Noteholder, by receiving such access, or by receiving a Note or an interest therein, agrees with the Note Registrar that the Note Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Noteholder regardless of the source from which such information was derived.
Section 2.09    Persons Deemed Owners.
The Issuers, the Indenture Trustee, the Note Registrar and any of their agents, may treat the Person in whose name a Note is registered as the owner of such Note as of the related Record Date for the purpose of receiving payments of principal, interest and other amounts in respect of such Note and for all other purposes, whether or not such Note shall be overdue, and none of the Issuers, the Indenture Trustee, the Note Registrar or any agents of any of them, shall be affected by notice to the contrary.
Section 2.10    Payment Account.
(a)    On or prior to the Initial Closing Date, the Indenture Trustee shall establish and maintain one or more segregated trust accounts (collectively, the “Payment Account”) at Citibank, N.A., in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders and the Issuers as their interests may appear. At all times, the Payment Account shall be an Eligible Account or a sub-account of an Eligible Account. On each Remittance Date, the Indenture Trustee shall deposit or cause to be deposited in the Payment Account, as provided in the Property Management Agreement, the Available Amounts for such Payment Date. Except as otherwise provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the Payment Account. Funds in the Payment Account shall not be commingled with any other moneys. All moneys deposited from time to time in the Payment Account shall be held by and under the control of the Indenture Trustee in the Payment Account for the benefit of the Noteholders and the Issuers as herein provided.
(b)    Amounts in the Payment Account shall be held uninvested.
(c)    The Indenture Trustee is authorized to make withdrawals from the Payment Account (the order set forth hereafter in this subsection (c) not constituting an order of priority for such withdrawals) to make payments on the Notes and to other parties as set forth in the priorities of payments pursuant to Section 2.11(b) of this Indenture, to the Issuers as provided in Section 2.11.
(d)    Upon the satisfaction and discharge of this Indenture pursuant to Section 3.01, the Indenture Trustee shall pay to the holders of the Issuer Interests, as their interests may appear, all amounts, if any, held by it remaining as part of the Collateral Pool.
Section 2.11    Payments on the Notes.
(a)    Subject to Section 2.11(b), the applicable Issuers agree to pay:
(i)    on each Payment Date prior to the Rated Final Payment Date for the Classes of each Series of Notes (but only to the extent of the Available Amount pursuant to Section 2.11(b), in the case of payments of principal), interest on and principal of such Notes in the amounts and in accordance with the priorities set forth in Section 2.11(b); and
(ii)    on the Rated Final Payment Date for the Classes of each Series of Notes, the entire applicable Series Principal Balance, together with all accrued and unpaid interest thereon.
Amounts properly withheld under the Code by any Person from a payment to any Holder of a Note of interest, principal or other amounts, or any such payment set aside on the Final Payment Date for such Note as provided in Section 2.11(b), shall be considered as having been paid by the applicable Issuers to such Noteholder for all purposes of this Indenture.
(b)    With respect to each Payment Date, any interest, principal and other amounts payable on the Notes shall be paid to each Person that is a registered holder thereof at the close of business on the related Record Date; provided, however, that interest, principal and other amounts payable at the Final Payment Date of any Note shall be payable only against surrender thereof at the Indenture Trustee’s Office or such other address as may be specified in the notice of final payment. Payments of interest, principal and other amounts on the Notes shall be made on each Payment Date other than the Final Payment Date, subject to Applicable Law, by wire transfer to such accounts as each such Noteholder shall designate by written instruction received by the Indenture Trustee not later than the Record Date related to such Payment Date or otherwise by check mailed on or before such Payment Date to the Person entitled thereto at such Person’s address appearing on the Note Register as of the related Record Date. The Indenture Trustee shall pay each Note in whole or in part as provided herein on its Final Payment Date in immediately available funds from funds in the Payment Account as promptly as possible after presentation to the Indenture Trustee of such Note at the Indenture Trustee’s Office, but in no event later than the next Business Day after the day of such presentation. If presentation is made after 3:30 p.m., New York City time, on any day, such presentation shall be deemed to have been made on the immediately succeeding Business Day.
Each payment with respect to a Book-Entry Note shall be paid to the Depository, as holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payments to the related Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Note Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Indenture or Applicable Law. The applicable Issuers and the Indenture Trustee shall perform their respective obligations under each Letter of Representations.
Except as provided in the following sentence, if a Note is issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on any Record Date and ending before the opening of business at such office or agency on the related Payment Date, no interest, principal or other amounts will be payable on such Payment Date in respect of such new Note, but will be payable on such Payment Date only in respect of the prior Note. Interest, principal and other amounts payable on any Note issued in exchange for any other Note during the period commencing at the close of business at the office or agency where such exchange occurs on the Record Date immediately preceding the Final Payment Date for such Notes and ending on the Final Payment Date for such Notes, shall be payable to the Person that surrenders the new Note as provided in this Section 2.11(b).
All payments of interest, principal and other amounts made with respect to the Notes of a Class of any Series will be allocated pro rata among the Outstanding Notes of such Class as set forth below.
If any Note on which the final payment was due is not presented for payment on its Final Payment Date, then the Indenture Trustee shall set aside such payment in a segregated, non-interest bearing account (and shall remain uninvested) separate from the Payment Account (but which may be a sub-account thereof) but which constitutes an Eligible Account (or a sub-account of an Eligible Account), and the Indenture Trustee and the Issuers shall act in accordance with Section 5.10 in respect of the unclaimed funds.
On each Payment Date, the Available Amount on such Payment Date will be applied by the Indenture Trustee, first to pay the following expenses of the Issuers related to the Notes (collectively, “Collateral Pool Expenses”) to the extent not withdrawn from the Collection Account by the Property Manager on or prior to the applicable Remittance Date in accordance with the Property Management Agreement in the following order of priority:
(I) to the Indenture Trustee, the earned and unpaid Indenture Trustee Fees;
(II) to the Property Manager, the earned and unpaid Property Management Fee;
(III) to the Special Servicer, any earned and unpaid Special Servicing Fees;
(IV) to the Back-Up Manager, any earned and unpaid Back-Up Fee;
(V) to the Property Manager, the Special Servicer, the Back-Up Manager and the Indenture Trustee, as applicable, an amount equal to all unreimbursed Advances, including Nonrecoverable Advances (plus interest thereon at the Reimbursement Rate) and Extraordinary Expenses for such Payment Date and to the extent unpaid from any prior Payment Date with interest thereon at the Reimbursement Rate (in the case of Extraordinary Expenses, not to exceed the Extraordinary Expense Cap, unless an Event of Default resulting in the acceleration of any Notes has occurred and is then continuing, in which case, such Extraordinary Expense Cap will not apply);
(VI) to the parties entitled thereto, the amount of any Issuer Expenses (not to exceed the Issuer Expense Cap, unless an Event of Default resulting in the acceleration of any Notes has occurred and is then continuing, in which case, such Issuer Expense Cap will not apply); and
(VII) (a) first, to the Indenture Trustee in any of its capacities under the Indenture, (b) second, to the Property Manager and the Special Servicer, and (c) third, to the relevant party, the amount of Extraordinary Expenses for such Payment Date and to the extent unpaid from any prior Payment Date, to the extent not already reimbursed in sub-clauses (I) through (VI) above, in each case, with interest thereon at the Reimbursement Rate (not to exceed the Extraordinary Expense Cap, unless an Event of Default resulting in the acceleration of any Notes has occurred and is then continuing, in which case (i) such Extraordinary Expense Cap will not apply and (ii) indemnities due to the Issuers or any Control Person, member, manager, officer, employee or agent of any such Issuers, other than any such party in connection with its role as Property Manager or Special Servicer, will be payable only after payments due to the Noteholders pursuant to the allocation of Series Available Amount below).
Subject to the terms and provisions of each Series Supplement, the Available Amount remaining on any Payment Date after payment of Collateral Pool Expenses will be allocated in the following manner and priority (the aggregate amount allocated pursuant to clauses (1), (2), (3), (4), (6) and (7) below, the “Series Available Amount”):
(1)    to each Series, Note Interest, allocated pro rata based on all amounts due on such Payment Date to each Series in respect of Note Interest on the Notes (plus all unpaid Note Interest from prior Payment Dates and interest thereon at the applicable Note Rates);
(2)    so long as no Early Amortization Period is in effect, sequentially:

a.
to each Series, the Scheduled Principal Payment for each such Payment Date, allocated pro rata based on all amounts due on such Payment Date for such Series in respect of the applicable Scheduled Principal Payment on the related Notes; provided, however, that any Scheduled Principal Payment allocated to any Series shall not exceed the Series Principal Balance of such Series; and

b.
to each Series, the unscheduled principal payment for such Payment Date, allocated pro rata, based on the applicable Series Principal Balance (in each case, after application of the allocations described in clause (2)(a) above); provided, however, that any Unscheduled Principal Payment allocated to any Series shall not exceed the Series Principal Balance of such Series;

(3)    during an Early Amortization Period, to each Series, all remaining Available Amounts, allocated pro rata based on the Series Principal Balance of the related Notes, all remaining Series Available Amounts, in the amount not to exceed the applicable Series Principal Balance of such Notes;
(4)    to each Series, interest carry-forward amounts, allocated pro rata based on all amounts due on such Payment Date to each Series in respect of (A) Interest Carry-Forward Amounts on the Notes and (B) interest carry-forward amounts on any Related Series Notes (plus all unpaid interest carry-forward amounts from prior Payment Dates and interest thereon at the applicable note rates);
(5)    during a DSCR Sweep Period, to the DSCR Reserve Account, all remaining Series Available Amounts until the amount on deposit in the DSCR Reserve Account is equal to the Aggregate Series Principal Balance;
(6)    to each Series, pro rata based on the Make Whole Amount due to each Series, the applicable Make Whole Amount plus any unpaid Make Whole Amounts from any prior Payment Date;
(7)    to each Series, pro rata based on any and all amounts due on such Payment Date for such Series in respect of Post-ARD Additional Interest (if any), as applicable, on the related Notes, and any Deferred Post-ARD Additional Interest, if any, from any prior Payment Date, an amount equal to the Post-ARD Additional Interest with respect to such Series;
(8)    to the extent not paid as Collateral Pool Expenses, any Issuer Expenses or Extraordinary Expenses for such Payment Date plus any unpaid Issuer Expenses or Extraordinary Expenses from any prior Payment Date with interest thereon at the Reimbursement Rate; and
(9)    pro rata, to each Issuer, all remaining Series Available Amounts (such amounts to be released from the Lien of this Indenture).
The commencement of an Early Amortization Period caused by the occurrence of an event set forth under clause (A) or clause (B) of the definition of “Early Amortization Period” shall be waivable by the Requisite Global Majority. The occurrence of an event, upon the occurrence of which an Early Amortization Period under clause (C) of the definition of “Early Amortization Period” shall otherwise commence, shall be waivable by the Controlling Parties of all Series of Notes.
In addition, the Issuers shall be entitled to deposit amounts that are not otherwise subject to the lien of this Indenture, in accordance with the applicable Series Supplements, which amounts shall be added to the Series Available Amount for the applicable Series for the Payment Date following such deposit and distributed to such Series on such Payment Date in accordance with the priority of payments for such Series. Such deposit may only be used for the purpose of preventing the occurrence of an Early Amortization Period under clause (C) of the definition of “Early Amortization Period” or curing any such Early Amortization Period that has already occurred and may not occur more frequently than one (1) time with respect to any three (3) consecutive Collection Periods and more than three (3) times prior to the Rated Final Payment Date.
(c)    In connection with making any payments pursuant to Section 2.11(b), the Indenture Trustee shall make available to each Issuer on the related Payment Date via the Indenture Trustee’s internet website specified in Section 6.01(a), a written statement detailing the amounts so paid; provided, that if such information is not so available on the Indenture Trustee’s internet website for any reason, the Indenture Trustee shall provide each Issuer with such written statement by facsimile transmission, confirmed in writing by first class mail or overnight courier.
Section 2.12    Final Payment Notice.
(a)    Notice of final payment under Section 2.11(b) shall be given by the Indenture Trustee as soon as practicable, but not later than two (2) Business Days prior to the Final Payment Date for a Class of any Series, to each Noteholder of such Series as of the close of business on the Record Date in the calendar month preceding the Final Payment Date at such Noteholder’s address appearing in the Note Register and to each applicable Rating Agency and each applicable Issuer.
(b)    All notices of final payment in respect of a Class of Notes of any Series shall state (i) the Final Payment Date for such Notes, (ii) the amount of the final payment for such Notes and (iii) the place where such Notes are to be surrendered for payment.
(c)    Notice of final payment of a Class of Notes of any Series shall be given by the Indenture Trustee in the name and at the expense of the Indenture Trustee. Failure to give notice of final payment, or any defect therein, to any Noteholder of such Series shall not impair or affect the validity of the final payment of any other Note.
Section 2.13    Compliance with Withholding Requirements.
Notwithstanding any other provision of this Indenture, the Indenture Trustee shall comply with all federal, state, local or foreign withholding requirements with respect to payments to Noteholders of interest, original issue discount, or other amounts that the Indenture Trustee reasonably believes are applicable under the Code or any other applicable law. The consent of Noteholders shall not be required for any such withholding.
Section 2.14    Cancellation.
The applicable Issuers may at any time deliver to the Note Registrar for cancellation any Notes previously authenticated and delivered hereunder which such Issuers may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Note Registrar. Such cancelled Notes shall be deemed no longer to be outstanding for all purposes under this Indenture and the other transaction documents.
If any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers shall deliver such Note to the Indenture Trustee for cancellation as provided in this Section 2.14 together with a written statement stating that such Indenture Note has never been issued and sold by the Issuers, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.
All Notes delivered to the Indenture Trustee for payment shall be forwarded to the Note Registrar. All such Notes and all Notes surrendered for transfer and exchange in accordance with the terms hereof shall be canceled and disposed of by the Note Registrar in accordance with its customary procedures.
Section 2.15    Reserved.
Section 2.16    The Hedge Agreements.
(a)    On any Series Closing Date, the applicable Issuers may enter into one or more Hedge Agreements with respect to any Class of any related Series of Notes as set forth in the applicable Series Supplement.
(b)    The Indenture Trustee shall, on behalf of the applicable Issuers, distribute amounts due to each Hedge Counterparty under the applicable Hedge Agreements on any Payment Date from the Payment Account in accordance with Section 2.11 and the applicable Series Supplement.
(c)    The Indenture Trustee shall agree to any reduction in the notional amount of any Hedge Agreement requested by the applicable Issuers; provided, that, if any Notes are then Outstanding and rated by the Rating Agencies, the Indenture Trustee shall first have received the written confirmation that the Rating Condition is satisfied. Any amount paid by a Hedge Counterparty to the applicable Issuers in connection with such reduction shall constitute part of the Available Amount except as otherwise provided in the applicable Series Supplement.
(d)    Each Hedge Agreement (unless otherwise provided in the applicable Series Supplement) shall permit the complete or partial termination thereof (without the payment by the applicable Issuers of penalties or fees other than termination-related expenses) by the applicable Issuers subject to the provision of at least ten (10) Business Days notification to the Rating Agencies. The Indenture Trustee shall, prior to each applicable Series Closing Dates if required by the applicable Series Supplement, establish at Citibank, N.A. (or at such other financial institution as provided in the applicable Series Supplement and as necessary to ensure that the Hedge Counterparty Account is at all times an Eligible Account or a sub-account of an Eligible Account) a segregated trust account that shall be designated as a “Hedge Counterparty Account”, in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the applicable Noteholders, over which the Indenture Trustee shall have exclusive control and the sole right of withdrawal, and in which neither the applicable Issuers nor any other Person shall have any legal or beneficial interest. The Hedge Counterparty Accounts may be sub-accounts of the Payment Account. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Account shall be for application to obligations of the applicable Hedge Counterparty to the applicable Issuers under the related Hedge Agreement.
(e)    In the event a Responsible Officer of the Indenture Trustee becomes aware that a Hedge Counterparty has defaulted in the payment when due of its obligations to the applicable Issuers under the related Hedge Agreement, the Indenture Trustee shall make a demand on such Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York City time, on such date (or by such time on the next succeeding Business Day if such actual knowledge is obtained by such Responsible Officer of the Indenture Trustee after 11:00 a.m., New York City time). The Indenture Trustee shall give notice to the applicable Noteholders upon the continuing failure by such Hedge Counterparty to perform its obligations during the two (2) Business Days following a demand made by the Indenture Trustee on such Hedge Counterparty.
(f)    If at any time a Hedge Agreement becomes subject to early termination due to the occurrence thereunder of an event of default or a termination event, the applicable Issuers and the Indenture Trustee shall take such actions (following the expiration of any applicable grace period and after the expiration of the two (2) Business Day period referred to in Section 2.16(e), as applicable) to enforce the rights of the applicable Issuers and the Indenture Trustee thereunder as may be permitted by the terms of such Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the related Hedge Counterparty) to enter into a replacement Hedge Agreement on such terms or provide such other substitute arrangement (or forebear from doing either of the foregoing) as provided in the applicable Series Supplement. Any costs attributable to entering into a replacement Hedge Agreement which exceed the aggregate amount of the proceeds of the liquidation of the terminated Hedge Agreement shall constitute Issuer Expenses payable under Section 2.11(b). In addition, the applicable Issuers will use their best efforts to cause the termination of a Hedge Agreement to become effective simultaneously with the entry into a replacement Hedge Agreement described as aforesaid.
(g)    The applicable obligations under a Hedge Agreement must be non-recourse obligations of the applicable Issuers payable only to the extent of available funds in accordance with Section 2.11(b). In addition, the provisions under each Hedge Agreement shall provide that the related Hedge Counterparty shall not institute against, or join any other person or entity in instituting against, any of the Issuers, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceedings under any federal or state bankruptcy or similar law (including the Bankruptcy Code), for two (2) years and thirty-one (31) days after the last Note issued by the Issuers is paid in full, and that the agreements in such provisions shall survive termination of such Hedge Agreement.
Section 2.01    Tax Treatment of the Notes.
The Issuers have entered into this Indenture, and each Class of Notes will be issued, with the intention that, for purposes of any federal, state and local income or franchise tax and any other taxes imposed on or measured by income, such Notes will qualify as indebtedness (unless otherwise provided in the applicable Series Supplement) upon their issuance for federal income tax purposes. The Issuers, by entering into this Indenture, each Noteholder, by its acceptance of its Note, and each Note Owner, by purchasing or otherwise acquiring an Ownership Interest in a Note, agree to treat the Notes and such Ownership Interests for purposes of any federal, state and local income or franchise tax and any other taxes imposed on or measured by income, as indebtedness (unless otherwise provided in the applicable Series Supplement) upon their issuance for federal income tax purposes.
Section 2.02    DSCR Reserve Account.
(a)    On or prior to the date hereof, the Indenture Trustee shall establish and maintain at Citibank, N.A. one or more segregated trust accounts (collectively, the “DSCR Reserve Account”), in its name, as Indenture Trustee, bearing a designation clearly indicating that such account and all funds deposited therein are held for the exclusive benefit of the Noteholders and the Issuers as their interests may appear. At all times, the DSCR Reserve Account shall be an Eligible Account or a sub-account of an Eligible Account.
(b)    The Indenture Trustee shall deposit or cause to be deposited in the DSCR Reserve Account during any DSCR Sweep Period the amount allocated for such purpose pursuant to Section 2.11(b). Except as provided in this Indenture, the Indenture Trustee, in accordance with the terms of this Indenture, shall have exclusive control and sole right of withdrawal with respect to the DSCR Reserve Account. Funds in the DSCR Reserve Account shall not be commingled with any other moneys. All moneys deposited from time to time in the DSCR Reserve Account shall be held by and under the control of the Indenture Trustee in the DSCR Reserve Account for the benefit of the Noteholders and the Issuers as herein provided.
(c)    All amounts in the DSCR Reserve Account shall remain uninvested.
(d)    Upon the termination of a DSCR Sweep Period, the Indenture Trustee shall remit such amounts to the Payment Account for application as Available Amount (other than as Unscheduled Proceeds) by the Indenture Trustee in accordance with Section 2.11(b). During an Early Amortization Period, the Indenture Trustee shall apply all amounts on deposit in the DSCR Reserve Account as Unscheduled Principal Payments and allocate such amounts to all Series in accordance with Section 2.11(b) on the related Payment Date.  On the Rated Final Payment Date of any Class of Notes, the Indenture Trustee shall transfer all amounts on deposit in the DSCR Reserve Account on such date to the Payment Account to be applied in accordance with Section 2.11(b).
Section 2.03    Representations and Warranties with Respect to the Issuers.
Except as otherwise provided in any applicable Series Supplement, each applicable Issuer hereby represents and warrants to the other parties hereto, as of the applicable Series Closing Date, as follows:
(a)    Such Issuer is a limited liability company duly created and validly existing in good standing under the laws of, and is duly qualified to do business in, the State of Delaware and has full power, authority and legal right to own its properties and conduct its business as presently owned or conducted, to execute and deliver the Indenture and the other Transaction Documents to which such Issuer is a party and to perform its obligations under the Indenture and the other Transaction Documents to which it is a party.
(b)    The execution and delivery by such Issuer of the Indenture and the performance by such Issuer of its obligations under the Indenture and the other Transaction Documents to which such Issuer is a party has been duly and validly authorized and directed and does not violate the applicable Issuer LLC Agreement, nor does such execution, delivery or performance require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action by, any arbitrator, court or other Governmental Authority or conflict with, or result in a breach or violation of, any provision of any law or regulation governing such Issuer or any order, writ, judgment or decree of any arbitrator, court or other Governmental Authority applicable to such Issuer or any of its assets, any material indenture, mortgage, deed of trust, partnership agreement or other agreement or instrument to which such Issuer is a party or by which such Issuer or any portion of the Collateral is a party or by which such Issuer or all or any portion of the Collateral is bound, which breach or violation would materially adversely affect either the ability of such Issuer to perform its obligations under the Indenture and the other Transaction Documents to which it is a party or the financial condition of such Issuer or the value of any Property as security for the Notes.
(c)    Such Issuer has requisite power and authority to own the applicable Properties and to transact the businesses in which it is now engaged. Such Issuer is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the applicable Properties, its business and operations. Such Issuer possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the applicable Properties and to transact the businesses in which it is now engaged, the failure of which to obtain would result in a material adverse effect on either the ability of such Issuer to perform its obligations under the Indenture and the other Transaction Documents to which it is a party or the financial condition of such Issuer or the value of any such Property as security for the Notes. The sole business of such Issuer is as set forth in the applicable Issuer LLC Agreement.
(d)    The Indenture and the other Transaction Documents to which it is a party have been duly executed and delivered by such Issuer and, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of such Issuer, enforceable against such Issuer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.
(e)    Such Issuer has no employee benefit plans and is not required to make any contributions to any Plans.
(f)    Such Issuer (a) has not entered into the Indenture or any of the other Transaction Documents with the actual intent to hinder, delay, or defraud any creditor and (b) has received reasonably equivalent value in exchange for its obligations under the Indenture. Giving effect to the applicable Series of Notes, the fair saleable value of all Issuers’ assets exceed and will, immediately following the execution and delivery of the Transaction Documents, exceed the Issuers’ total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The Issuers’ assets do not and, immediately following the execution and delivery of the Transaction Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Such Issuer does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of such Issuer).
(g)    Such Issuer is not: (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the 1940 Act; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which prevents such Issuer from entering into the Indenture; the Indenture is not required to be qualified under the 1939 Act.
(h)    No Issuer is, and neither the sale of the Notes in the manner contemplated by the Private Placement Memorandum nor the activities of any Issuer pursuant to this Agreement will cause such Issuer to be, (a) an “investment company” or under the control of an “investment company” as defined in the 1940 Act and the rules and regulations thereunder or (b) required to be registered under the 1940 Act. Each Issuer is relying on an exclusion or exemption from the definition of “investment company” contained in Section 3(c)(5) of the 1940 Act, although there may be additional exclusions or exemptions available. Each Issuer does not constitute a “covered fund” under the so-called Volcker Rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
(i)    The Transaction Documents and the applicable Private Placement Memorandum (as defined in the applicable Series Supplement) do not contain any untrue statement of a material fact or omit to state any material fact necessary to make statements contained herein or therein not misleading.
(j)    The applicable Series of Notes, the Indenture, the other Transaction Documents and the organizational documents of such Issuer are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of such Series of Notes, the Indenture, any of the other Transaction Documents or the organizational documents of such Issuer, or the exercise of any right thereunder, render the Indenture unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.
(k)    The Indenture is in full force and effect and no Event of Default or violation under the Indenture or any of the other Transaction Documents or the organizational documents of such Issuer by any party thereunder has occurred and is continuing.
(l)    Neither such Issuer nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Issuer’s assets or property, and such Issuer has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.
(m)    Such Issuer is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code and the related Treasury Regulations, including temporary regulations.
(n)    Such Issuer does not own any asset or property other than the applicable Properties and related Leases.
(o)    Such Issuer has not incurred any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), that has not been repaid in full, other than (i) the Notes, and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances.
(p)    Such Issuer has not made any loans or advances to any third party (including any Affiliate or constituent party or any Affiliate of any constituent party).
(q)    Such Issuer has done or caused to be done all things necessary to observe organizational formalities and preserve its existence.
(r)    Such Issuer has maintained its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party, or any other Person.
(s)    Such Issuer has not guaranteed, become obligated for, pledged its assets as security for, or held itself out to be responsible for the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person, except for (a) guarantees or pledges from which such Issuer has been released or (b) the Notes.
(t)    All of the assumptions made in any applicable substantive non-consolidation opinion letter dated the date hereof, delivered by Alston & Bird LLP in connection with the Notes and any subsequent non-consolidation opinion delivered on behalf of such Issuer as required by the terms and conditions of the Indenture (the “Non-consolidation Opinion”), including, but not limited to, any exhibits attached thereto, are true and correct in all material respects. Each Person other than such Issuer, if any, with respect to which an assumption is made in the applicable Non-Consolidation Opinion has complied with all of the assumptions made with respect to it in such Non-Consolidation Opinion.
(u)    Upon the issuance of the applicable Series of Notes, the Indenture Trustee has a valid and enforceable first priority perfected lien or perfected security interest, as applicable, in the Collateral, subject only to Permitted Encumbrances. Upon the execution of any Account Control Agreement, the Indenture Trustee has a first priority perfected security interest in any accounts to which the Account Control Agreement relates.
(v)    As of the date hereof, each applicable Series Closing Date and at all times throughout the term of the Notes, (i) none of the funds or other assets of such Issuer constitute property of, or are beneficially owned, directly or indirectly, by any Person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the USA PATRIOT Act of 2001 (including the anti-terrorism provisions thereof) (the “Patriot Act”), the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in such Issuer (whether directly or indirectly) is prohibited by law or the Notes are in violation of law (such person, an “Embargoed Person”), (ii) no Embargoed Person has any interest of any nature whatsoever in such Issuer, with the result that the investment in such Issuer (whether directly or indirectly) is prohibited by law or the Notes are in violation of law, and (iii) none of the funds of such Issuer have been derived from any lawful activity with the result that the investment in such Issuer (whether directly or indirectly) is prohibited by law or the Notes are in violation of law.
(w)    No part of the proceeds of the Notes will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of the Indenture or the other Transaction Documents.
Section 2.04    Representations and Warranties With Respect To Properties and Leases.
Except as set forth in Schedule I-B of the applicable Series Supplement, each of the applicable Issuers shall make the following representations and warranties and the representations and warranties set forth in Exhibit A of such Series Supplement, as of (i) the date specified in the applicable representation or warranty or (ii) if no date is specified, the later of (a) the most recent Series Closing Date and (b) with respect to any Qualified Substitute Property, as of the applicable Transfer Date with respect to (x) the Properties and Leases indicated in such Series Supplement or otherwise added to the Collateral Pool by such Issuer in connection with the issuance of any Series of Notes or (y) Qualified Substitute Properties acquired by an Issuer from a third party, as applicable:
(a)    There are no pending actions, suits or proceedings, arbitrations or governmental investigations against such Issuer or the related Properties, an adverse outcome of which would materially affect (i) such Issuer’s performance under or ability to pay principal, interest or any other amounts due under the Notes, the Indenture (including any applicable Series Supplement) or the other Transaction Documents, or the use of such Properties for the use currently being made thereof, the operation of such Properties as currently being operated or the value of such Properties or (ii) the collectability or enforceability of the Mortgages with respect to such Properties or the related Leases.
(b)    Such Issuer has good, marketable (or with respect to the related Properties located in Texas, indefeasible) and insurable title to each Property, and has the full power, authority and right to deed, encumber, mortgage, give, grant, bargain, sell, alienate, setoff, convey, confirm, pledge, assign and hypothecate the same; and such Issuer possesses an unencumbered fee estate, or ground lease interest, in each Property and, other than with respect to the Tenant Ground Leases, the improvements thereon, and it owns each Property free and clear of all liens, encumbrances and charges whatsoever except for Permitted Encumbrances and each Mortgage is a valid and enforceable first lien on and security interest in the applicable Property, subject only to said permitted encumbrances.
(c)    With respect to any Property operating in the NAICS industry group Gas/Convenience Stores, the insurance policies with respect to such Property comply with state insurance funds or maintain policies of at least of $1 million.
(d)    Upon the execution by such Issuer and the recording of each Mortgage, and upon the execution and proper filing of UCC Financing Statements (if required by a jurisdiction to perfect the security interest set forth in the Mortgage), the Indenture Trustee will have a valid first lien on the related Properties and a valid security interest in such Issuer’s interest in the “Equipment” (as defined in the Mortgages), if any, subject to no liens, charges or encumbrances other than the Permitted Encumbrances.
(e)    Each Property is covered by an ALTA (or an equivalent form thereof as adopted in the applicable jurisdiction) title insurance policy (a “Title Policy”), in an amount at least equal to the initial Allocated Loan Amount of such Property, issued during the six (6) months after the date such Property was added to the Collateral Pool. Each Property insured for the Allocated Loan Amount includes an aggregation endorsement. The Title Policy insures, as of the date of such policy (or any date-down endorsement to such policy, if applicable), that the related Mortgage is a valid first lien on the fee or leasehold interest in such Property subject only to the Permitted Encumbrances (to the extent stated therein); such Title Policy is in full force and effect and names the Indenture Trustee as the mortgagee of record; such Title Policy is assignable to assignees of the insured in accordance with its terms. As of the Series Closing Date or the related date of substitution or acquisition, as applicable, all premiums for the Title Policy have been paid and no material claims have been made thereunder. The Title Policy has been issued by a company licensed to issue such policies in the state in which such Property is located.
(f)    The related Properties have adequate rights of access to public ways and are served by adequate water, sewer, sanitary sewer and storm drain facilities. Except as disclosed in surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, all public utilities necessary to the continued use and enjoyment of each Property as presently used and enjoyed are located in the public right-of-way abutting such Property or an adjacent mortgaged property, and all such utilities are connected so as to serve such Property, directly from such public right-of-way, through such adjacent mortgaged property or through valid easements insured under the Title Policy. All roads necessary for the current utilization of each Property have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the applicable Property or an adjacent mortgaged property.
(g)    Except as disclosed in the Title Policies, to the knowledge of such Issuer, there are no material pending or proposed special or other assessments for public improvements or otherwise affecting the related Properties, nor, to the knowledge of such Issuer, are there any contemplated improvements to such Properties that may result in such special or other assessments.
(h)    There are no delinquent or unpaid taxes affecting any Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, taxes shall not be considered delinquent or unpaid until the date on which interest and/or penalties would be payable thereon.
(i)    Each related Property as of the date such Property was added to the Collateral Pool is free and clear of any mechanics’ and materialmen’s liens or similar liens that would materially and adversely affect the value of such Property.
(j)    No material improvements on any Property are located in an area designated as Flood Zone A or Flood Zone V by the Federal Emergency Management Agency or otherwise located in a flood zone area as identified by the Federal Emergency Management Agency as a 100 year flood zone or special hazard area, except as may be shown on the surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, for which such applicable Properties such Issuer has caused the Tenant under the related Lease to obtain flood insurance in accordance with the provisions of the Lease and the Property Management Agreement.
(k)    All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the related Properties (collectively, the “Licenses”) as currently being operated have been obtained and are in full force and effect except to the extent the failure of any such License to be in full force and effect would not have a material adverse effect on such Issuer or the use and operation of any Property. The related Properties are free of material damage and are in good repair in all material respects, and there is no proceeding pending or to the knowledge of such Issuer, is threatened or contemplated, for the total or partial condemnation of, or affecting, such Properties, or for the relocation of roadways providing access to any Property.
(l)    There is no valid dispute, claim, offset, defense or counterclaim to such Issuer’s rights in the Lease. The Lease, together with applicable state law, contains customary and enforceable provisions such as to render the rights and remedies of the lessors thereof adequate for the practical realization against the related Property of the principal benefits of the security intended to be provided thereby, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
(m)    Except as illustrated on surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, all of the material improvements which were included in determining the Appraised Value of each Property lie wholly within the boundaries and building restriction lines of such Property except to the extent such improvements may encroach upon an adjoining Property, and no improvements on adjoining properties, other than an adjoining Property, encroach materially upon any Property, and no easements or other encumbrances upon a Property encroach materially upon any of the improvements, so as to affect the value or marketability of any Property, except those which are insured against by the Title Policies.
(n)    Attached to the applicable Series Supplement is a true and correct list of Tenants operating at the related Properties and such Issuer has received no notice of any material defaults under any franchise or operating agreements.
(o)    In connection with the acquisition of record title to each related Property, such Issuer inspected or caused to be inspected the related Property by (i) appraisal inspection performed by an independent, third party MAI appraiser and (ii) by a property condition engineer or (iii) otherwise as required by the Underwriting Guidelines then in effect; the related Lease File contains a survey with respect to such Property, which survey was deemed sufficient to delete the standard title survey exception (to the extent the deletion of such exception is available in the related state). In addition, such survey of such Property has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which such Property is situated, with the signature and seal of a licensed engineer or surveyor affixed thereto and does not fail to reflect any material matter known to such Issuer affecting such Property or the title thereto. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such appraisal was obtained.
(p)    The origination, servicing and collection of Monthly Lease Payments on such Lease is in all respects legal, proper and prudent and in accordance with customary industry standards. No portion of the related Properties has been purchased or leased by Issuer or any affiliate with proceeds of any illegal activity.
(q)    To the extent required under applicable law, such Issuer was authorized to transact and do business in the jurisdiction in which such Property is located, except where such failure to qualify would not result in a material adverse effect on the enforceability of the related Lease.
(r)    Except as set forth on reports and surveys delivered to the Indenture Trustee in connection with the issuance of the Notes, the related Properties and all improvements thereon are in compliance in all material respects with all recorded covenants and all legal requirements, including, without limitation, building and zoning ordinances and codes and subdivision laws, the failure of which to comply with the same would result in a material adverse effect on either the ability of such Issuer to perform its obligations under the Indenture (including the applicable Series Supplement) and the other Transaction Documents or the financial condition of such Issuer or the value of any related Property as security for the Notes.
(s)    No fraudulent acts were committed by such Issuer during the origination process with respect to each related Lease; and, there has not been committed by such Issuer or any other person in occupancy of or involved in the operation or use of the related Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against such Properties or any part thereof or any moneys paid in performance of such Issuer’s obligations under any of the Transaction Documents.
(t)    Such Issuer is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect such Issuer or any Property, or such Issuer’s business, properties or assets, operations or condition, financial or otherwise. Such Issuer is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which such Issuer or any of the related Properties are bound, which default would materially adversely affect either the ability of such Issuer to perform its obligations under the Indenture and the other Transaction Documents or the financial condition of such Issuer or the value of any related Property as security for the Notes.
(u)    All financial data that have been delivered to the Indenture Trustee in respect of the related Properties, including, to such Issuer’s knowledge, any such data relating to Tenants under Leases, (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of such Properties as of the date of such reports and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein; provided, however, that it is expressly understood by each party to the Indenture that any cost estimates, projections and other predictions contained in such data are not deemed to be representations of such Issuer. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of such Issuer from that set forth in said financial statements.
(v)    Each Property is comprised of one (1) or more parcels, which constitute a separate tax lot or lots, and does not constitute a portion of any other tax lot not a part of such Property or is subject to an endorsement under the related Title Policy insuring the Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case an escrow amount sufficient to pay taxes for the existing tax parcel of which the Property is a part is required until the separate tax lots are created.
(w)    The operation of any of the terms of the related Lease, or the exercise of any rights thereunder, does not render such Lease unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense.
(x)    The related Issuer has obtained and has delivered to the Indenture Trustee certificates of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in the Indenture or any of the other Transaction Documents. To such Issuer’s knowledge, no material pending claims have been made under any such policy, and no person, including such Issuer, has done, by act or omission, anything which would materially impair the coverage of any such policy.
(y)    Each Property is used exclusively for purposes related to each Tenant’s existing business on the date such Property is added to the Collateral Pool and other existing uses permitted under the related leases.
(z)    Except as set forth on reports delivered to the Custodian on behalf of the Indenture Trustee in connection with the issuance of the Notes: (1) each Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects so as to not materially and adversely affect the use or value of such Property, and such Property is free of material damage and is in good repair in all material respects, in each case, as of the date such Property was added to the Collateral Pool; (2) there exists no structural or other material defects or damages in any Property, whether latent or otherwise; and (3) no insurance company or bonding company has given notice of any defects or inadequacies in any Property as of the date such Property was added to the Collateral Pool, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
(aa)    In connection with each Property with respect to which a Lease Guarantor has executed a Lease Guaranty with respect to all payments due under the related Lease:
(i)    such Lease Guaranty is in full force and effect and, to the related Issuer’s knowledge, there are no defaults by the related Lease Guarantor thereunder;
(ii)    such Lease Guaranty, on its face: (1) contains no conditions to such payment, other than a notice and right to cure; (2) provides that it is the guaranty of both the performance and payment of the financial obligations of the Tenant under the Lease; and (3) does not provide that the rejection of the Lease in a bankruptcy or insolvency of the Tenant shall affect the related Lease Guarantor’s obligations under such Lease Guaranty; and
(iii)    such Lease Guaranty is binding on the successors and assigns of the related Lease Guarantor and inures to the benefit of the lessor’s successors and assigns; such Lease Guaranty cannot be released or amended without the lessor’s consent or unless a predetermined performance threshold is achieved or a predetermined period of time has elapsed.
(bb)    Except as set forth on a schedule to the applicable Series Supplement:
(i)    the related Properties are not subject to any leases other than the Leases (and the subleases and assignments as permitted thereunder) as described in the Lease Schedule attached to the applicable Series Supplement and made a part of the Master Indenture. No person has any possessory interest in any Property or right to occupy the same except under and pursuant to the provisions of the Leases and subleases or assignments permitted thereunder. The Leases are in full force and effect and there are no material defaults thereunder by the related Issuer or any Tenant. No rent (including security deposits) has been paid more than one (1) month in advance of its due date. All material work, if any, to be performed by such Issuer under each Lease has been performed as required and has been accepted by the applicable Tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by such Issuer to any Tenant has already been received by such Tenant. There has been no prior sale, transfer or assignment from such Issuer of any Property or Leases in the Collateral or hypothecation or pledge by such Issuer of any Lease or of the rents received therein, except for such hypothecation or pledges to the Indenture Trustee for the benefit of the holders of the Notes and any Related Series Notes or that have been released. Except as permitted under certain leases referenced on a schedule to the applicable Series Supplement, no Tenant listed on the Lease Schedule attached to the Series Supplement has assigned its Lease, and no such Tenant holds its leased premises under assignment or sublease. Such Lease Schedule to the applicable Series Supplement sets forth a true and correct list of each Property that is subject to a Third Party Purchase Option or an option to terminate such Lease prior to the Rated Final Payment Date, together with the earliest date on which each such option may be exercised;
(ii)    the Tenant under each Lease (or a permitted sublessee or assignee as permitted under such Lease) is in possession of the related Property and paying rent pursuant to the applicable Lease; the related Issuer is the owner of the lessor’s interest in each Lease; the Tenant or an assignee as permitted under such Lease is required to make rental payments as directed by such Issuer, as lessor, and its successors and assigns;
(iii)    each lease requires that the Tenant has all material licenses, permits, material agreements, including, but not limited to franchise agreements, if applicable, necessary for the operation and continuance of such Tenant’s business on the related Property and to the best of the Issuer’s knowledge all Tenants are in compliance; no Issuer has received notice of any Tenant in default of such Tenant’s obligations under any such applicable license, permit or agreement, which default would materially and adversely affect its business operations on the subject Property; and no Issuer has received notice of a material default under any applicable franchise or operating agreement;
(iv)    neither the related Issuer nor to such Issuer’s knowledge, any Tenant is the subject of any bankruptcy or insolvency proceeding;
(v)    there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting any Tenant that, if determined adverse to any Tenant, would materially and adversely affect the ability of any Tenant to pay any amounts due under the applicable Lease;
(vi)    the obligations of the related Tenant under the Lease, including, but not limited to, the obligation of Tenant to pay rent, are not affected by reason of: (1) any damage to or destruction of any portion of a related Property, except damage to such Property caused by casualty in the last twelve (12) or twenty-four (24) months of the lease term or substantial damage to the Property such that the improvements cannot be repaired so as to allow Tenant to conduct a substantial part of its business within a specified time period ranging from one hundred eighty (180) days to one (1) year; (2) any taking of such Property, except a total condemnation and taking of the Property or a partial condemnation and taking that renders the Property unsuitable for the continuation of Tenant’s business; (3) any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant’s use, occupancy or enjoyment of such Property, except with respect to certain abatement rights in connection with casualty and condemnation which may be provided for under the related Lease;
(vii)    every obligation associated with managing, owning, developing and operating the Property, including, but not limited to, the costs associated with utilities, taxes, insurance, capital and structural improvements, maintenance and repairs is an obligation of the Tenant;
(viii)    all obligations related to the initial construction of the improvements on the Property have been satisfied and, except for the obligation to rebuild such improvements after a casualty (which obligation is limited by available insurance proceeds), such Issuer, as lessor under the Lease, does not have any material monetary or non-monetary obligations under the Lease and has made no representation or warranty under the Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Lease;
(ix)    except as otherwise provided in the related Lease, the Tenant may not assign or sublease the Property without the consent of such Issuer, and in the event the Tenant assigns or sublets the Property, the Tenant remains primarily obligated under the Lease;
(x)    the Tenant has agreed to indemnify such Issuer, as lessor under the Lease, from any claims of any nature relating to the Lease and the Tenant’s operations at the related Property other than the lessor’s gross negligence or willful misconduct, including, without limitation, arising as a result of violations of environmental laws resulting from the Tenant’s operation of the property;
(xi)    any obligation or liability imposed by any easement or reciprocal easement agreement is an obligation of the Tenant, and the related Issuer has no liability to the Tenant for the performance of the same;
(xii)    pursuant to the terms of each Lease, each Lease is automatically subordinate to the related Mortgage, and to the extent the terms of a Lease do not include such automatic subordination language, the related Issuer and related Tenant have executed a subordination, non-disturbance, and attornment agreement;
(xiii)    except for certain rights of first offer or rights of first refusal set forth in certain Leases, the Lease is freely assignable by the lessor and its successors and assigns (including, but not limited to, the Indenture Trustee, which acquires title to a Property by foreclosure or otherwise) to any person without the consent of the Tenant, and in the event the lessor’s interest is so assigned, the Tenant is obligated to recognize the assignee as lessor under such Lease, whether under the Lease or by operation of law; and
(xiv)    the Tenant has not been released, in whole or in part, from its obligations under the terms of the Lease.
(cc)    No adverse selection was employed in selecting such Lease for inclusion in the Collateral Pool.
(dd)    With respect to any Property which is the subject of a Master Lease, the lessor under the Master Lease has assigned its interest in the Leases of the Properties to such Issuer and such Issuer and the other lessors under the Master Leases have entered into inter-lessor agreements by which the rents and the rights to enforce the provisions of the Master Leases pertinent to any of the Properties have also been assigned to such Issuer.
(ee)    All security deposits collected in connection with such Property are being held in accordance with all applicable laws.
(ff)    With respect to any Property acquired and Lease entered into after the Series Closing Date, including with respect to any Qualified Substitute Properties substituted by the related Issuer from a third party (subject to exceptions scheduled and set forth in the related Property Transfer Agreement, if applicable): (a) each Qualified Substitute Property satisfies the requirements set forth in the definition of Qualified Substitute Property; and (b) such Property and Lease are required to be acquired or entered into pursuant to the terms and provisions of the Indenture and the Property Management Agreement in accordance with the related Underwriting Guidelines.
(gg)    All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any person under applicable legal requirements currently in effect in connection with the transfer of the related Properties to the related Issuer have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any person under applicable legal requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Transaction Documents, including, without limitation, the Mortgages, have been paid, and, under current legal requirements, each of the Mortgages is enforceable in accordance with their respective terms by the Indenture Trustee (or any subsequent holder thereof).
(hh)    To such Issuer’s knowledge, except as disclosed in the environmental reports delivered to the Custodian in connection with the issuance of the Notes, in all material respects: (a) no Property is in violation of any environmental laws; (b) no Property is subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous substances; (c) no hazardous substances are or have been (including the period prior to such Issuer’s acquisition of each Property) released, discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from each Property other than in compliance with all environmental laws; and (d) no hazardous substances other than permitted materials, are present in, on or under any nearby real property which could migrate to or otherwise affect each Property.
(ii)    To such Issuer’s knowledge, no asbestos is located on any related Property except as may have been disclosed in the environmental reports delivered to the Custodian in connection with the issuance of the Notes.
ARTICLE III

SATISFACTION AND DISCHARGE
Section 3.01    Satisfaction and Discharge of Indenture.
This Indenture shall cease to be of further effect except as to (i) any surviving rights herein expressly provided for, including any rights of transfer or exchange of Notes herein expressly provided for, (ii) in the case of clause (1)(B) below, the rights of the Noteholders hereunder to receive payment of the Outstanding Principal Balance of and interest on the Notes and any other rights of the Noteholders hereunder, and (iii) the provisions of Section 3.02, when:
(1)    either: (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Notes for which payment of money has theretofore been deposited in the Payment Account by the Indenture Trustee and thereafter repaid to the Issuers or discharged from such trust, as provided in Section 5.10) have been delivered to the Note Registrar for cancellation; or (B) all such Notes not theretofore delivered to the Note Registrar for cancellation (i) have become due and payable or (ii) will become due and payable on the next Payment Date, and in the case of clause (B)(i) or (B)(ii) above, cash in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Note Registrar for cancellation or sufficient to pay the Outstanding Principal Balance thereof and any interest thereon accrued to the date of such deposit (in the case of Notes which have become due and payable) or to the end of the related Accrual Period for the next Payment Date has been deposited with the Indenture Trustee as trust funds in trust for these purposes;
(2)    the Issuers have paid or caused to be paid all other sums payable or reasonably expected to become payable by such Issuers to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager, each of the Rating Agencies, each of the other Persons to which amounts are payable hereunder and each of the Noteholders (in each case, if any);
(3)    the Issuers have delivered to the Indenture Trustee an Officer’s Certificate of the applicable Issuer Manager (upon which the Indenture Trustee may rely) stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and
(4)    the Issuers have furnished to the Indenture Trustee a Tax Opinion to the effect that the actions contemplated by this Section 3.01 will not (i) cause any Class of Notes of any Series that was characterized as debt at the time of its issuance for U.S. federal income tax purposes, to be characterized other than as indebtedness for U.S. federal income tax purposes, or (ii) cause or constitute an event in which any U.S. federal income tax gain or loss would be recognized by any Noteholder or any Issuer;
provided, however, that if, at any time after the payment that would have otherwise resulted in the satisfaction and discharge of this Indenture and such obligations, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such satisfaction and discharge of this Indenture and such obligations shall automatically be deemed never to have occurred and this Indenture and such obligations shall be deemed to be in full force and effect.
Notwithstanding the foregoing, the obligations of the Issuers to the Indenture Trustee under Section 5.04 hereof and the obligations of the Indenture Trustee to the Noteholders under Section 3.02 hereof shall survive satisfaction and discharge of this Indenture.
Section 3.02    Application of Trust Money.
Subject to the provisions of Section 2.11, Section 5.10 and Section 7.01, all Cash deposited with the Indenture Trustee pursuant to Section 3.01 shall be held in the Payment Account and applied by the Indenture Trustee, in accordance with the provisions of the Notes and this Indenture, to pay to the Persons entitled thereto the amounts to which such Persons are entitled pursuant to the provisions hereof.
ARTICLE IV

EVENTS OF DEFAULT; REMEDIES
Section 4.01    Events of Default.
“Event of Default,” wherever used herein with respect to the Notes of any Series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    unless otherwise specified in the related Series Supplement, the failure of any Issuer to pay Note Interest on any related Notes on any Payment Date and such failure continues unremedied for a period of two (2) Business Days;
(b)    the failure of any Issuer to reduce to zero the Outstanding Principal Balance of any related Class of Notes on the applicable Rated Final Payment Date;
(c)    (i) any material default in the observance or performance of any material covenant or agreement of any Issuer made in this Indenture, the Transaction Documents or any related Mortgage (other than (A) a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section 4.01 specifically dealt with and (B) with respect to a Collateral Defect that has been either cured or for which the Property that is subject to such Collateral Defect has been exchanged by the Issuer or purchased purchased by the Support Provider), which default shall continue unremedied for a period of thirty (30) days after there shall have been given to the Issuers by the Indenture Trustee, or to the Issuers and the Indenture Trustee by the Noteholders holding at least 25% of the Aggregate Series Principal Balance, a written notice specifying such default and requiring it to be remedied; (ii) any monetary default by any Issuer under any Transaction Document (other than this Indenture, any Mortgage or any Series of Notes), which monetary default continues beyond any applicable cure period set forth in such Transaction Document, or if no cure period is set forth in such document, such default continues unremedied for a period of five (5) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Issuer by the Indenture Trustee; and (iii) any material default in the observance or performance of any non-monetary covenant or agreement on the part of any Issuer contained in any Transaction Document (other than this Indenture, any Mortgage or any Series of Notes), which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Issuer by the Indenture Trustee, provided, however, if such default under this subclause (iii) is reasonably susceptible of cure, but not within such thirty (30) day period, then such Issuer may be permitted an additional ninety (90) days to cure such default provided such Issuer diligently and continuously pursues such cure;
(d)    (i) the impairment of the validity or effectiveness of this Indenture or the impairment of the validity or effectiveness of the lien of any Mortgage, the subordination of the lien of any such Mortgage, the creation of any lien or other encumbrance on any part of the Collateral Pool in addition to the lien of any such Mortgage or the failure of the lien of any such Mortgages to constitute a valid first priority perfected security interest in the Collateral included in the Collateral Pool, in each case that has a material adverse effect with respect to the Collateral Pool and subject to liens expressly permitted under the terms of the Property Management Agreement and the related Mortgages; provided, that if susceptible of cure, no Event of Default shall arise pursuant to this clause (d) until the continuation of any such default unremedied for a period of five (5) days or, with respect to the lien of any Mortgage, thirty (30) days after receipt by the Issuers of notice thereof; or (ii) the creation of any mechanic’s, materialmen’s or other lien or encumbrance, other than a Permitted Encumbrance and subject to such Issuer’s right to contest such lien pursuant to Section 9.04(b), on any part of the Collateral in addition to the lien of any Mortgage, which lien is not removed of record or otherwise insured over to Indenture Trustee’s satisfaction within forty-five (45) days of the filing or recording of such lien;
(e)    a breach of the representations and warranties of any Issuer contained in the Indenture (other than as set forth in Section 2.20) and such breach materially and adversely affects the interests of the Noteholders, which continues unremedied for a period of five (5) days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to such Issuer by the Indenture Trustee;
(f)    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities and reorganization or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against any Issuer or Issuer Manager and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days;
(g)    any Issuer shall voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding or consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings of, or relating to, such Issuer or the related Issuer Manager or of, or relating to, all or substantially all of the assets of such Issuers or the related Issuer Manager;
(h)    the Properties are subject to a Collateral Transfer other than as provided in this Indenture or the Property Management Agreement;
(i)    any default on the obligations of any Issuer as set forth under any applicable Series Supplement, or any default under any other Transaction Document (that is deemed an “Event of Default under the Indenture” pursuant to the terms of such other Transaction Document); or
(j)    with respect to any Series of Notes, any material default by the related Issuer in the observance or performance of the covenants set forth in Section 9.24 of this Indenture, which default shall continue unremedied for a period of two (2) Business Days after the date on which written notice of such breach shall have been given to such Issuer.
Section 4.02    Acceleration of Maturity; Rescission and Annulment.
If an Event of Default (other than with respect to clause (f), clause (g) or clause (j) of the definition thereof) should occur and be continuing, at the written direction of the Requisite Global Majority (which shall have the right, but not the obligation, to direct the Indenture Trustee to accelerate the Notes and, subject to the provisions of this Indenture, cause the foreclosure and sale of the Collateral included in the Collateral Pool), the Indenture Trustee shall declare all of the Notes to be immediately due and payable. If an Event of Default specified in Section 4.01(f), (g) or (j) occurs, the unpaid Outstanding Principal Balance of such Notes, together with all accrued interest thereon through the date of acceleration, shall automatically become due and payable in full without any declaration or other act on the part of the Indenture Trustee or any Noteholder.
At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due in respect of the Notes has been obtained by the Indenture Trustee as hereinafter provided in this Article IV, the Requisite Global Majority may rescind and annul such declaration and its consequences if:
(a)    the Issuers have paid to or deposited with the Indenture Trustee a sum sufficient to pay:
(i)    all payments of principal of and interest on the Notes and all other amounts that would, in each case, then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and
(ii)    all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and counsel; and
(b)    all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by virtue of such acceleration, have been cured or waived as provided in Section 4.12.
No such rescission and annulment shall affect any subsequent default or impair any right consequent thereto.
Section 4.03    Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
(a)    If the Issuers fail to pay all amounts due upon an acceleration of the Notes under Section 4.02 forthwith upon demand and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee, in its capacity as Indenture Trustee and as trustee of an express trust, shall, if directed by the Requisite Global Majority (which will have the right, but not the obligation, to direct the Indenture Trustee to cause the foreclosure and sale of the Collateral in the Collateral Pool), institute a judicial proceeding for the collection of the sums so due and unpaid, prosecute such proceeding to judgment or final decree and enforce the same against the Issuers or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Collateral, wherever situated, or may institute and prosecute such non-judicial proceedings in lieu of judicial proceedings as are then permitted by Applicable Law.
(b)    If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion and in any order, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or any Mortgage or by Applicable Law.
(c)    In case (x) there shall be pending, relative to the Issuers or any Person having or claiming an interest in the Collateral Pool, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, (y) a receiver, assignee, debtor-in-possession or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or shall have taken possession of any Issuer or its property or (z) there shall be pending a comparable judicial proceeding brought by creditors of any Issuer or affecting the property of such Issuer, the Indenture Trustee, irrespective of whether the principal of or interest on any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
(i)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective attorneys, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or any predecessor Indenture Trustee, as applicable) and of the Noteholders allowed in such proceedings;
(ii)    unless prohibited by Applicable Law, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such proceedings;
(iii)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their and its behalf; and
(iv)    to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to any Issuer, its creditors and its property;
and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each of Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective attorneys, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of willful misconduct, negligence or bad faith of the Indenture Trustee or predecessor Indenture Trustee.
(d)    Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any related Noteholder or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.
(e)    In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.
(f)    All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered, subject to the payment priorities of Section 2.11(b).
Section 4.04    Remedies.
If an Event of Default has occurred and is continuing, and the Notes have been declared due and payable pursuant to Section 4.02 and such declaration and its consequences shall not have been rescinded and annulled, the Indenture Trustee shall, at the written direction of the Requisite Global Majority, in addition to performing any tasks as provided in Section 4.03, do one or more of the following:
(a)    institute, or cause to be instituted, Proceedings for the collection of all amounts then payable on or under the Collateral or this Indenture with respect to the Notes, whether by declaration of acceleration or otherwise, of the sums due and unpaid, prosecute such Proceedings, enforce any judgment obtained and collect from the Collateral included in the Collateral Pool the moneys adjudged to be payable;
(b)    liquidate, or cause to be liquidated, all or any portion of the Collateral Pool at one or more public or private sales called and conducted in any manner permitted by Applicable Law; provided, however, that the Indenture Trustee shall give the Issuers written notice of any private sale called by or on behalf of the Indenture Trustee pursuant to this Section 4.04(b) at least ten (10) days prior to the date fixed for such private sale;
(c)    institute, or cause to be instituted, Foreclosure Proceedings with respect to all or part of the Collateral included in the Collateral Pool;
(d)    exercise, or cause to be exercised, any remedies of a secured party under the UCC;
(e)    maintain the lien of this Indenture and the Mortgages over the Collateral included in the Collateral Pool and, in its own name or in the name of the Issuers or otherwise, collect and otherwise receive in accordance with the Property Management Agreement or this Indenture any money or property at any time payable or receivable on account of or in exchange for the Properties and Leases in the Collateral Pool;
(f)    take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee hereunder; and
(g)    exercise, or cause to be exercised, any remedies contained in any Mortgage;
provided, however, that the Indenture Trustee shall not, unless required by law, sell or otherwise liquidate all or any portion of the Collateral Pool following any Event of Default except in accordance with Section 4.15; provided, further, that, with respect to instituting any remedies pursuant to this Section 4.04 in any state wherein the law prohibits more than one “judicial action” or “one form of action” to enforce a mortgage obligation, the Indenture Trustee shall enforce any of the Indenture Trustee’s rights hereunder with respect to any Properties in accordance with the directions of the Property Manager.
In the event that the Indenture Trustee, following an Event of Default hereunder, institutes Foreclosure Proceedings, the Indenture Trustee shall promptly give a notice to that effect to the Issuers and each Rating Agency.
Section 4.05    Application of Money Collected.
Any money collected by the Indenture Trustee pursuant to this Article shall be deposited in the Payment Account and, on each Payment Date, shall be applied in accordance with Section 2.11 and, in case of the distribution of such money on account of the principal of or interest on the Notes, upon presentation and surrender of the Notes if fully paid.
Section 4.06    Limitation on Suits.
Except as provided in Section 4.07, no Noteholder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(1)    such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default;
(2)    the Requisite Global Majority shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee hereunder;
(3)    such Noteholder has offered to the Indenture Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(4)    the Indenture Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and
(5)    an Event of Default shall have occurred and be continuing;
it being understood and intended that no one or more of such Noteholders shall have any right in any manner whatever by virtue of, or by availing itself or themselves of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Noteholders, or to obtain or to seek to obtain priority or preference over any other of such Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Noteholders. Subject to the foregoing restrictions, the Noteholders may exercise their rights under this Section 4.06 independently.
Section 4.07    Unconditional Right of Noteholders to Receive Principal and Interest.
Notwithstanding any other provision in this Indenture, the Holder of any Note at Maturity shall have the right, which is absolute and unconditional, to receive payments of interest, principal and other amounts then due on such Note (subject to Section 2.11) and to institute suit for the enforcement of any such payment (subject to Section 4.06), and such rights shall not be impaired without the consent of such Noteholder, unless a non-payment has been cured pursuant to the second paragraph of Section 4.02. The Issuers shall, however, be subject to only one consolidated lawsuit by the Noteholders, or by the Indenture Trustee on behalf of the Noteholders, for any one cause of action arising under this Indenture or otherwise.
Section 4.08    Restoration of Rights and Remedies.
If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued, waived, rescinded or abandoned for any reason, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case, subject to any determination in such proceeding, the Issuers, the Indenture Trustee and the Noteholders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such proceeding had been instituted.
Section 4.09    Rights and Remedies Cumulative.
Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 4.10    Delay or Omission Not Waiver.
No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, to the extent permitted by Applicable Law, by the Indenture Trustee or the Noteholders, as the case may be.
Section 4.11    Control by Requisite Global Majority.
The Requisite Global Majority shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee under Section 4.04, or exercising any trust or power conferred on the Indenture Trustee (including, without limitation, the exercise of its rights under any Account Control Agreement and the waiver of a Servicer Replacement Event under the Property Management Agreement); provided, that such direction shall not be in conflict with any rule of law or with this Indenture or involve the Indenture Trustee in personal liability; provided, further, that the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. Notwithstanding the foregoing, the Requisite Global Majority will not be required to provide, and the Indenture Trustee will not be required to obtain, a Tax Opinion in the case of a direction by the Requisite Global Majority to the Indenture Trustee, following an Event of Default, to realize upon the Collateral included in the Collateral Pool by liquidating such Collateral or otherwise.
Section 4.12    Waiver of Past Defaults.
Prior to the acceleration of the Maturity of the Notes, the Requisite Global Majority may waive any past default hereunder and its consequences, except a default:
(1)    in the distribution of principal or interest on any Note, for which a waiver shall require the consent of Noteholders holding 100% of the Series Principal Balance of all Notes affected thereby;
(2)    in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Note affected thereby, for which a waiver shall require the consent by each such Holder;
(3)    depriving the Indenture Trustee of a lien on any part the Collateral, for which a waiver shall require the consent of the Indenture Trustee; or
(4)    depriving the Indenture Trustee of any fees, reimbursement, or indemnification, to which the Indenture Trustee is entitled, for which a waiver shall require the written consent of the Indenture Trustee.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom (and any Early Amortization Period under clause (B) of the definition thereof resulting therefrom) shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs or expenses incurred by the Indenture Trustee in connection with such waiver shall be reimbursable to the Indenture Trustee, as applicable, as an Extraordinary Expense from amounts on deposit in the Payment Account.
Section 4.13    Undertaking for Costs.
All parties to this Indenture agree, and each Noteholder and Note Owner by its acceptance of such Note or an Ownership Interest therein shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses based on time expended, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by any Issuer, or to any suit instituted by the Indenture Trustee, or to any suit instituted by any Noteholder or group of Noteholders, holding in the aggregate at least 25% of the Aggregate Series Principal Balance, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the Maturity of such Note.
Section 4.14    Waiver of Stay or Extension Laws.
Each Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of such law and covenants that it will not hinder, delay or impede the exercise of any power herein granted to the Indenture Trustee, but will suffer and permit the exercise of every such power as though no such law had been enacted.
Section 4.15    Sale of Collateral.
(a)    The power to effect any public or private sale of any portion of the Collateral Pool pursuant to Section 4.03 or Section 4.04 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until either the entirety of the Collateral Pool shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any such sale but such waiver does not apply to any amounts to which the Indenture Trustee is otherwise entitled under Section 5.04.
(b)    Subject to Section 4.15(c), the Indenture Trustee shall not sell the Collateral included in the Collateral Pool pursuant to Section 4.03 or Section 4.04, unless:
(i)    the Requisite Global Majority consents to or directs the Indenture Trustee to make the related sales; or
(ii)    the proceeds of such liquidation would be greater than or equal to the Aggregate Series Principal Balance plus all accrued and unpaid interest thereon (including Interest Carry-Forward Amounts).
The foregoing provisions of this Section 4.15 shall not preclude or limit the ability of the Indenture Trustee or its designee to purchase all or any portion of the Collateral at any sale, public or private, and the purchase by the Indenture Trustee or its designee of all or any portion of the Collateral at any sale shall not be deemed a sale or disposition thereof for purposes of this Section 4.15(b).
(c)    In the event that any Series of Notes is not fully paid on the applicable Rated Final Payment Date, the applicable Controlling Party shall have the right to require the sale of the Collateral, pursuant to Section 4.15(b) and (d).
(d)    In connection with a sale of all or any portion of the Collateral Pool:
(i)    any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Outstanding Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;
(ii)    the Indenture Trustee shall execute and deliver, without recourse, an appropriate instrument of conveyance transferring its interest in any portion of the Collateral Pool in connection with a sale thereof;
(iii)    the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuers to transfer and convey any such Issuer’s interest in any portion of the Collateral Pool in connection with a sale thereof, and to take all action necessary to effect such sale;
(iv)    no purchaser or transferee at such a sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and
(v)    no purchaser or transferee at such a sale shall have been a prior owner of such Collateral if such prior owner was AFOP or an Affiliate thereof.
Section 4.16    Action on Notes.
The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of the Mortgages and this Indenture nor any rights or remedies of the Indenture Trustee, or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against any Issuer or by the levy of any execution under such judgment upon any portion of the Collateral Pool.
ARTICLE V

THE INDENTURE TRUSTEE
Section 5.01    Certain Duties and Responsibilities.
The Issuers hereby irrevocably constitute and appoint the Indenture Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in place and stead of the Issuers and in the name of the Issuers or in its own name or in the name of a nominee, from time to time in the Indenture Trustee’s discretion, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, all as set forth in this Section.
(a)    The rights, duties and liabilities of the Indenture Trustee in respect of this Indenture shall be as follows:
(i)    The Indenture Trustee shall have the full power and authority to do all things not inconsistent with the provisions of this Indenture that it may deem advisable in order to enforce the provisions hereof or to take any action with respect to a default or an Event of Default hereunder, or to institute, appear in or defend any suit or other proceeding with respect hereto, or to protect the interests of the Noteholders. The Issuers shall prepare and file or cause to be filed, at the applicable Issuers’ expense, a UCC Financing Statement and any continuation statements, describing such Issuers as debtor, the Indenture Trustee as secured party and the Collateral included in the Collateral Pool as the collateral, in all appropriate locations in the State of Delaware promptly following the initial issuance of each Series of Notes, and within six months prior to each fifth anniversary of the original filing. The Indenture Trustee is hereby authorized and obligated to make, at the expense of the applicable Issuers, all required filings and refilings with respect to which the Indenture Trustee receives written direction from an Issuer, necessary to preserve the liens created by the Mortgages and this Indenture as provided therein and herein. The Indenture Trustee shall not be required to take any action to exercise or enforce the trusts hereby created which, in the opinion of the Indenture Trustee, shall be likely to involve expense or liability to the Indenture Trustee, unless the Indenture Trustee shall have received an agreement satisfactory to it in its reasonable discretion to indemnify it against such liability and expense. Except as otherwise expressly provided herein, the Indenture Trustee shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements contained herein, or in any other instruments to be performed or observed by the Issuers.
(ii)    Subject to the other provisions of this Article V, the Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee that are specifically required to be furnished pursuant to any provisions of this Indenture, shall examine them to determine whether they are on their face in the form required by this Indenture to the extent expressly set forth herein. If any such instrument is found on its face not to conform to the requirements of this Indenture in a material manner, the Indenture Trustee shall take such action as it deems appropriate to have the instrument corrected. The Indenture Trustee shall not incur any liability in acting upon any signature, notice, request, consent, certificate, opinion, or other instrument reasonably believed by it to be genuine. In administering the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereunder directly or through its agents or attorneys; provided, that it shall remain liable for the acts of all such agents and attorneys. The Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), consult with counsel, accountants and other professionals to be selected and employed by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice of any such Person nor for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts.
(iii)    The Indenture Trustee shall not, except as otherwise provided in Section 5.01(a)(i), have any duty to make, arrange or ensure the completion of any recording, filing or registration of any instrument or other document (including any UCC Financing Statements), or any amendments or supplements to any of said instruments or to determine if any such instrument or other document is in a form suitable for recording, filing or registration, and the Indenture Trustee shall not have any duty to make, arrange or ensure the completion of the payment of any fees, charges or taxes in connection therewith.
(iv)    Whenever in performing its duties hereunder, the Indenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee may, in the absence of bad faith on the part of the Indenture Trustee, rely upon (unless other evidence in respect thereof be specifically prescribed herein) an Officer’s Certificate of any applicable Issuer Manager and such Officer’s Certificate shall be full warrant to the Indenture Trustee for any action taken, suffered or omitted by it on the faith thereof.
(v)    Except in its capacity as successor to the Property Manager, the Indenture Trustee shall not have any obligations to see to the payment or discharge of any liens (other than the liens of this Indenture and the Mortgages) upon the Collateral included in the Collateral Pool, or to see to the application of any payment of the principal of or interest on any Note secured thereby or to the delivery or transfer to any Person of any property released from any such lien, or to give notice to or make demand upon any mortgagor, mortgagee, trustor, beneficiary or other Person for the delivery or transfer of any such property. The Indenture Trustee (and any successor trustee or co-trustee in its individual capacity) nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens or encumbrances on the Collateral included in the Collateral Pool, arising as a result of the Indenture Trustee (or such successor trustee or co-trustee, as the case may be) acting negligently, in bad faith or with willful misconduct in its capacity as Indenture Trustee (or such successor trustee or co-trustee, as the case may be).
(vi)    The Indenture Trustee shall not be concerned with or accountable to any Person for the use or application of any deposited moneys or of any property or securities or the proceeds thereof that shall be released or withdrawn in accordance with the provisions hereof or of any property or securities or the proceeds thereof that shall be released from the lien hereof or thereof in accordance with the provisions hereof or thereof and the Indenture Trustee shall not have any liability for the acts of other parties that are not in accordance with the provisions hereof.
(b)    The rights, duties and liabilities of the Indenture Trustee in respect of the Collateral Pool and this Indenture, in addition to those set forth in Section 5.01(a), shall be as follows:
(i)    except during the continuance of an Event of Default with respect to the Notes, the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and
(ii)    the Indenture Trustee may, in the absence of bad faith on its part, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture or any other Transaction Document, as applicable; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture, to the extent expressly set forth herein.
(c)    Subject to Section 4.12, in case an Event of Default known to the Indenture Trustee with respect to the Notes has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Mortgages, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.
(d)    No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this subsection shall not be construed to limit the effect of subsections (a), (b) or (c) of this Section;
(ii)    the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the directions of any applicable party pursuant to a Transaction Document, the Requisite Global Majority, any Controlling Party or Noteholders of more than 50% (unless a lower or higher percentage of Noteholders is expressly permitted or required to authorize such action hereunder, in which case such lower or higher percentage) of the Aggregate Series Principal Balance, as the case may be, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising or omitting exercise any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes; and
(iv)    the Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of a default in the observance of any covenant contained in Section 9.06 or Article X unless either (i) a Responsible Officer of the Indenture Trustee shall have actual knowledge of such default or (ii) written notice of such default shall have been given by the Issuers or by any Noteholder to and received by a Responsible Officer of the Indenture Trustee. In the absence of receipt of such notice or actual knowledge the Indenture Trustee may conclusively assume that is no default or Event of Default.
The Indenture Trustee shall perform the duties and obligations specified to be performed by the Indenture Trustee in the Property Management Agreement and in the other Transaction Documents.

Section 5.02    Notice of Defaults.
The Indenture Trustee, promptly but not later than two (2) Business Days after a Responsible Officer of the Indenture Trustee acquires actual knowledge of the occurrence of any default under this Indenture, shall notify the Issuers the Noteholders and the Rating Agencies of any such default (a “Notice of Default”), unless all such defaults known to the Indenture Trustee shall have been cured before the giving of such notice or unless the same is rescinded and annulled, or waived by the Requisite Global Majority pursuant to Section 4.02 or Section 4.12. For the purpose of this Section 5.02, the term “default” means any event which is, or after notice, or direction of the Requisite Global Majority or lapse of time would become, an Event of Default with respect to the Notes.
Section 5.03    Certain Rights of Indenture Trustee.
Subject to the provisions of Section 5.01, in connection with this Indenture:
(a)    the Indenture Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties as may be required by such party or parties pursuant to the terms of this Indenture or any other Transaction Document, as applicable;
(b)    any request or direction of an Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the board of managers of the Issuer Manager may be sufficiently evidenced by a Resolution;
(c)    whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;
(d)    the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel rendered thereby shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e)    [reserved];
(f)    the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Indenture Trustee in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney;
(g)    the Indenture Trustee may, at its own expense (except as otherwise provided in Section 5.04), execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys of the Indenture Trustee; provided, that it shall remain liable for the acts of all such attorneys and agents;
(h)    the Indenture Trustee shall not be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;
(i)    except with respect to the representations made by it in Section 5.06, the Indenture Trustee shall not make any representations as to the validity or sufficiency of this Indenture;
(j)    the Indenture Trustee shall not at any time have any responsibility or liability with respect to the legality, validity or enforceability of the Collateral included in the Collateral Pool other than its failure to act in accordance with the terms of this Indenture or the Property Management Agreement;
(k)    The Indenture Trustee shall be under no obligation to exercise any of the powers vested in it by this Indenture or any other Transaction Document, as applicable, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to the Indenture Trustee against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Requisite Global Majority will be deemed to be satisfied by a letter agreement with respect to such costs from such Noteholders); nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, and such Event of Default having not been cured, to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;
(l)    The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or the rights and powers conferred upon it by this Indenture;
(m)    The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act;
(n)    The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not assured to it;
(o)    The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;
(p)    To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, the Indenture Trustee shall ask for information that will allow the Indenture Trustee to identify relevant parties. The other parties hereto hereby acknowledge such information disclosure requirements and agree to comply with all such information disclosure requests from time to time from the Indenture Trustee;
(q)    Notwithstanding anything to the contrary herein, any and all email communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee deems to contain confidential, proprietary, and/or sensitive information may be encrypted. The recipient (the “Email Recipient”) of the encrypted email communication will be required to complete a registration process. Instructions on how to register and/or retrieve an encrypted message will be included in the first secure email sent by the Indenture Trustee to the Email Recipient; and
(r)    The Indenture Trustee shall have the right to require that any directions, instructions or notices provided to it by any Noteholder be signed by an Authorized Person (as hereinafter defined), be provided on corporate letterhead, be notarized or contain a medallion signature guarantee, or contain such other evidence as may be reasonably requested by the Indenture Trustee to establish the identity and/or signatures thereon. The identity of such Authorized Persons, as well as their specimen signatures, title, telephone number and e-mail address, shall be delivered to the Indenture Trustee in a list of authorized signers form acceptable to the Indenture Trustee and shall remain in effect until the applicable party, or an entity acting on its behalf, notifies the Indenture Trustee of any change thereto (the person(s) so designated from time to time, the “Authorized Persons”).
Section 5.04    Compensation; Reimbursement; Indemnification.
(a)    Subject to Section 5.04(b), the applicable Issuers hereby agree:
(1)    to pay or cause to be paid to the Indenture Trustee, in accordance with the terms of this Indenture, monthly, the related Indenture Trustee Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and
(2)    to reimburse, indemnify or cause to be indemnified and hold harmless the Indenture Trustee and its directors, officers, employees, agents, Affiliates and Control Persons for any loss, liability, claim, expense or disbursements (including without limitation costs and expenses of litigation, and of investigation, reasonable counsel fees, damages, judgments and amounts paid in settlement): (A) incurred in connection with any act (including any actions taken by the Indenture Trustee or its agents pursuant to Article IV) or omission on the part of the Indenture Trustee with respect to this Indenture (and the transactions contemplated in connection herewith), any other Transaction Documents, the Collateral Pool (including but not limited to protecting its interest in such Collateral or collecting any amount payable thereunder or in enforcing its rights with respect to such Collateral, whether or not any legal proceeding is commenced hereunder or under the Mortgages) or the Notes (in each case, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Indenture Trustee’s obligations or duties under this Indenture); (B) arising out of or in any way relating to any one or more of the following: (i) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (ii) any use, non-use or condition in, on or about any Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) performance of any labor or services or the furnishing of any materials or other property in respect of any Property or any part thereof; and (iv) any failure of any Property to be in compliance with any Applicable Law; or (C) arising out of or in any way relating to any tax on the making and/or recording of any Mortgage.
With respect to any third party claim:
(i)    the Indenture Trustee shall give the Issuers written notice thereof promptly after the Indenture Trustee shall have knowledge thereof;
(ii)    while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Issuers in preparing such defense; and
(iii)    notwithstanding the foregoing provisions of this Section 5.04(a), the Indenture Trustee shall not be entitled to reimbursement out of the Payment Account for settlement of any such claim by the Indenture Trustee entered into without the prior written consent of the applicable Issuers, which consent shall not be unreasonably withheld.
The provisions of this Section 5.04(a) shall survive the termination of this Indenture and the resignation or termination of the Indenture Trustee.
Each of the Authenticating Agents and the Note Registrar shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Indenture Trustee is entitled to under this Indenture.
The Indenture Trustee agrees to fully perform its duties under this Indenture notwithstanding any failure on the part of any of the Issuers to make any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 5.04(a); provided, however, that (subject to Sections 5.04(b) and 5.04(c)) nothing in this Section 5.04 shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture in the event of any such Issuer’s failure to pay any sums due the Indenture Trustee pursuant to this Section 5.04.
(b)    The obligations of the Issuers set forth in Section 5.04(a) are nonrecourse obligations solely of the Issuers and will be payable only from the Collateral Pool. The Indenture Trustee hereby agrees that it has no rights or claims against the Issuers directly and shall only look to the Collateral Pool to satisfy any Issuer’s obligations under Section 5.04(a). Notwithstanding the provisions of Section 4.03, the Indenture Trustee hereby agrees not to file or join in filing any petition in bankruptcy or commence any similar proceeding in respect of any Issuer.
(c)    The Indenture Trustee shall not institute any proceeding seeking the enforcement of any lien against the Collateral Pool unless (i) such proceeding is in connection with a proceeding in accordance with Article IV hereof for enforcement of the lien of the Mortgages and this Indenture for the benefit of the Noteholders after the occurrence of an Event of Default (other than an Event of Default due solely to a breach of this Section 5.04) and a resulting declaration of acceleration of such Notes that has not been rescinded and annulled, or (ii) such proceeding does not and will not result in or cause a sale or other disposition of the Collateral included in the Collateral Pool.
Section 5.05    Corporate Indenture Trustee Required; Eligibility.
The Issuers hereby agree that there shall at all times be an Indenture Trustee hereunder which shall be a bank (within the meaning of Section 2(a)(5) of the 1940 Act) organized and doing business under the laws of the United States or any State thereof, authorized under such laws to exercise corporate trust powers, having aggregate capital, surplus and undivided profits of at least $100,000,000, and subject to supervision or examination by federal or state authority, the long-term unsecured debt of which is rated not lower than “A-” by S&P and the short-term debt of which is rated not lower than “A-1” by S&P, or another institution the retention of which satisfies the Rating Condition. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the applicable supervising or examining authority, then for the purposes of this Section, the combined capital, surplus and undivided profits of such bank shall be deemed to be its combined capital, surplus and undivided profits as set forth in its most recent report of condition so published. The Indenture Trustee shall at all times meet the requirements of Section 26(a)(1) of the 1940 Act and shall in no event be an Affiliate of any Issuer or an Affiliate of any Person involved in the organization or operation of any Issuer or be directly or indirectly controlled by any Issuer. If at any time a Responsible Officer of the Indenture Trustee becomes aware that the Indenture Trustee has ceased to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 5.06    Authorization of Indenture Trustee.
The Indenture Trustee represents and warrants as to itself: that it is duly authorized under applicable federal law, its charter and its by-laws to execute and deliver this Indenture, and to perform its obligations hereunder, including, without limitation, that (assuming it is enforceable against the other parties hereto) this Indenture constitutes its valid and binding obligation enforceable against it in accordance with the Indenture’s terms (subject to applicable bankruptcy and insolvency laws and general principles of equity), that it is duly authorized to accept the Grant to it of the Collateral included in the Collateral Pool and is authorized to authenticate any Series of Notes issued pursuant to the applicable Series Supplement, and that all corporate action necessary or required therefor has been duly and effectively taken or obtained and all federal and state governmental consents and approvals required with respect thereto have been obtained.
Section 5.07    Merger, Conversion, Consolidation or Succession to Business.
Any corporation, bank, trust company or association into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder; provided, that such corporation, bank, trust company or association shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.
Section 5.08    Resignation and Removal; Appointment of Successor.
(a)    No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until (i) the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 5.09, (ii) payment to the predecessor Indenture Trustee of all unpaid fees and expenses and (iii) the Rating Condition is satisfied.
(b)    Subject to Section 5.08(a), the Indenture Trustee may be removed at any time with respect to the Notes by the Requisite Global Majority and notice of such action by the Noteholders shall be delivered to the Indenture Trustee, the Issuers and the Rating Agencies.
(c)    If at any time:
(i)    the Indenture Trustee shall cease to be eligible under Section 5.05, or the representations of the Indenture Trustee in Section 5.06 shall prove to be untrue in any material respect, and the Indenture Trustee shall fail to resign after written request therefor by the Issuer Manager or the Noteholders of 10% of the Aggregate Series Principal Balance; or
(ii)    the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in either such case, (i) the Issuer Manager, may, by written notice, remove the Indenture Trustee, or (ii) subject to Section 4.13, any Noteholder may, on its own behalf and on behalf of all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.
(d)    If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any reason (including removal), the Issuer Manager, on behalf of the Issuers, with the consent of the Requisite Global Majority, shall promptly appoint a successor Indenture Trustee, who shall comply with the applicable requirements of Section 5.09. If, within sixty (60) days after such resignation, or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee shall not have been appointed by the Issuer Manager, on behalf of the Issuers, and shall not have accepted such appointment in accordance with the applicable requirements of Section 5.09, then a successor Indenture Trustee shall be appointed by act of the Requisite Global Majority delivered to the Issuers and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor Indenture Trustee with respect to the Notes. If the Indenture Trustee shall resign pursuant to this Section 5.08, then such resigning Indenture Trustee must pay all costs and expenses associated with the transfer of its duties. If the Indenture Trustee shall be removed pursuant to this Section 5.08, then the party requesting such removal of the Indenture Trustee shall pay all costs and expenses associated with the transfer of its duties.
If, within one hundred twenty (120) days after such resignation, removal or incapacity, or the occurrence of such vacancy, no successor Indenture Trustee shall have been so appointed and accepted appointment in the manner required by Section 5.09, the resigning Indenture Trustee may, on its own behalf, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.
(e)    The Issuers shall give notice of any resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee by giving notice of such event to the Rating Agencies and the Noteholders. Each notice shall include the name of the successor Indenture Trustee and the address of its corporate trust office.
Section 5.09    Acceptance of Appointment by Successor.
In case of the appointment hereunder of a successor Indenture Trustee, the successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuers and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer Manager or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its fees, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee, shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder, and shall take such action as may be requested by the Issuer Manager to provide for the appropriate interest in the Collateral Pool (including, without limitation, the Mortgages) to be vested in such successor Indenture Trustee, but shall not be responsible for the recording of such documents and instruments as may be necessary to give effect to the foregoing.
Upon request of any such successor Indenture Trustee, the Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in this Section.
No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.
Section 5.10    Unclaimed Funds.
The Indenture Trustee is required to hold any payments received by it with respect to the Notes that are not paid to the Noteholders in trust for the Noteholders. Notwithstanding the foregoing, at the expiration of three years following the Final Payment Date for any Class of Notes of any Series any moneys set aside in accordance with Section 2.11(b) for payment of principal, interest and other amounts on such Notes remaining unclaimed by any lawful owner thereof, and, to the extent required by Applicable Law, any accrued interest thereon shall be remitted to the applicable Issuers, as their interest may appear, to be held in trust by such Issuers for the benefit of the applicable Noteholder until distributed in accordance with Applicable Law, and all liability of the Indenture Trustee with respect to such money shall thereupon cease; provided, that the Indenture Trustee, before being required to make any such remittance, may, at the expense of the applicable Noteholder, payable out of such unclaimed funds, to the extent permitted by Applicable Law, and otherwise at the expense of the applicable Issuers payable out of the Collateral Pool, cause to be published at least once but not more than three times in two newspapers in the English language customarily published on each Business Day and of general circulation in New York, New York, a notice to the effect that such moneys remain unclaimed and have not been applied for the purpose for which they were deposited, and that after a date specified therein, which shall be not less than 30 days after the date of first publication of said notice, any unclaimed balance of such moneys then remaining in the hands of the Indenture Trustee will be paid to the applicable Issuers upon their written directions to be held in trust for the benefit of the applicable Noteholder until distributed in accordance with Applicable Law. Any successor to an Issuer through merger, consolidation or otherwise or any recipient of substantially all the assets of an Issuer in a liquidation of such Issuer shall remain liable for the amount of any unclaimed balance paid to such Issuer pursuant to this Section 5.10.
Section 5.11    Illegal Acts.
No provision of this Indenture or any amendment or supplement hereto shall be deemed to impose any duty or obligation on the Indenture Trustee to do any act in the performance of its duties hereunder or to exercise any right, power, duty or obligation conferred or imposed on it, which under any present or future law shall be unlawful, or which shall be beyond the corporate powers, authorization or qualification of the Indenture Trustee.
Section 5.12    Communications by the Indenture Trustee.
The Indenture Trustee, if any principal of or interest on any Notes due and payable hereunder is not paid, shall send to the applicable Issuers, within one (1) Business Day after the Maturity thereof, a written demand for payment thereon.
Section 5.13    Separate Indenture Trustees and Co-Trustees.
(a)    Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting legal requirements applicable to it in the performance of its duties hereunder, the Indenture Trustee shall have the power to, and shall execute and deliver all instruments to, appoint one or more Persons to act as separate trustees or co-trustees hereunder, jointly with the Indenture Trustee, of any portion of the Collateral Pool subject to this Indenture, and any such Persons shall be such separate trustee or co-trustee, with such powers and duties consistent with this Indenture as shall be specified in the instrument appointing such Person but without thereby releasing the Indenture Trustee from any of its duties hereunder. If the Indenture Trustee shall request the Issuers to do so, the Issuers shall join with the Indenture Trustee in the execution of such instrument, but the Indenture Trustee shall have the power to make such appointment without making such request. A separate trustee or co-trustee appointed pursuant to this Section 5.13 need not meet the eligibility requirements of Section 5.05.
(b)    Every separate trustee and co-trustee shall, to the extent not prohibited by law, be subject to the following terms and conditions:
(i)    the rights, powers, duties and obligations conferred or imposed upon such separate or co-trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate or co-trustee jointly, as shall be provided in the appointing instrument, except to the extent that under any law of any jurisdiction in which any particular act is to be performed any nonresident trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or co-trustee at the direction of the Indenture Trustee;
(ii)    all powers, duties, obligations and rights conferred upon the Indenture Trustee, in respect of the custody of all cash deposited hereunder shall be exercised solely by the Indenture Trustee; and
(iii)    the Indenture Trustee may at any time by written instrument accept the resignation of or remove any such separate trustee or co-trustee, and, upon the request of the Indenture Trustee, the Issuers shall join with the Indenture Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to make effective such resignation or removal, but the Indenture Trustee shall have the power to accept such resignation or to make such removal without making such request. A successor to a separate trustee or co-trustee so resigning or removed may be appointed in the manner otherwise provided herein.
(c)    Such separate trustee or co-trustee, upon acceptance of such trust, shall be vested with the estates or property specified in such instruments, jointly with the Indenture Trustee, and the Indenture Trustee shall take such action as may be necessary to provide for (i) the appropriate interest in the Collateral Pool to be vested in such separate trustee or co-trustee, and (ii) the execution and delivery of any transfer documentation or bond powers that may be necessary to give effect to the transfer of the lien of this Indenture and the Mortgages to the co-trustee. Any separate trustee or co-trustee may, at any time, by written instrument constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent permitted by law, do all acts and things and exercise all discretion authorized or permitted by it, for and on behalf of it and in its name. If any separate trustee or co-trustee shall be dissolved, become incapable of acting, resign, be removed or die, all the estates, property, rights, powers, trusts, duties and obligations of said separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a successor to said separate trustee or co-trustee, until the appointment of a successor to said separate trustee or co-trustee is necessary as provided in this Indenture.
(d)    Any notice, request or other writing, by or on behalf of any Noteholder, delivered to the Indenture Trustee shall be deemed to have been delivered to all separate trustees and co-trustees.
(e)    Although co-trustees may be jointly liable, no co-trustee or separate trustee shall be severally liable by reason of any act or omission of the Indenture Trustee or any other such trustee hereunder.
(f)    No appointment of a separate trustee or co-trustee pursuant to this Section 5.13 shall relieve the Indenture Trustee of any of its obligations, duties or responsibilities hereunder in any way or to any degree.
Section 5.14    Communications with the Rating Agency.
The Indenture Trustee will transmit a copy of each statement, notice or other document required to be provided to any applicable Rating Agency pursuant to this Indenture via email to the applicable Rating Agency’s website(s) set forth in the applicable Series Supplements contemporaneously with its posting or delivery of such statement, notice or other document to each such Rating Agency, as the case may be. Except as expressly provided in this Indenture, the Indenture Trustee shall not have any oral or written communications regarding the terms and provisions of the Transaction Documents or of the transactions contemplated hereunder or thereunder with any applicable Rating Agency without the prior written consent of the Support Provider.
ARTICLE VI

REPORTS TO NOTEHOLDERS
Section 6.01    Reports to Noteholders and Others.
(a)    Based on information with respect to the Properties and Leases provided to the Indenture Trustee by the Property Manager and the Special Servicer pursuant to the Property Management Agreement (and the Indenture Trustee’s calculations based on such information and the Indenture Trustee’s records with respect to the Notes), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail on each Payment Date, or as soon thereafter as is practicable, to the Issuers, the Initial Purchasers, the Rating Agencies, each Noteholder and any other Person upon the direction of any Issuer a statement in respect of the payments made on such Payment Date setting forth the information set forth in Exhibit B hereto (the “Trustee Report”). The Indenture Trustee shall promptly make each Trustee Report available via the Indenture Trustee’s internet website to any Noteholder, Note Owner or prospective investor upon receipt by the Indenture Trustee from such person of a certification in the form of Exhibit E-1 or E-2 attached hereto, as applicable, and to the Issuers, designees of the Issuers, the Property Manager, the Special Servicer, the Back-Up Manager, the Sub-Manager, the Rating Agencies and the Initial Purchasers. The Indenture Trustee’s internet website will be located at “http://www.sf.citidirect.com” or at such other address as the Indenture Trustee shall notify the parties hereto from time to time. For assistance with the Indenture Trustee’s internet website, Noteholders may call (888) 855-9695.
In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee shall require registration and the acceptance of a disclaimer as well as the delivery of a request for information, substantially in the form of Exhibit E-1 or Exhibit E-2, as applicable. The Indenture Trustee shall not be liable for having disseminated information in accordance with this Indenture.
The Indenture Trustee shall be entitled to rely on and shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Trustee Report and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).
(b)    Within a reasonable period of time after the end of each calendar year (but in no event more than sixty (60) days following the end of such calendar year), the Indenture Trustee shall prepare, or cause to be prepared, and make available either in electronic format or by first class mail to each Person who at any time during the calendar year was a Noteholder (i) a statement containing the aggregate amount of principal and interest payments on the Notes for such calendar year or applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as the Indenture Trustee deems necessary or desirable for Noteholders to prepare their federal, state and local income tax returns including, without limitation (and to the extent provided to it by the Issuers which shall so cause such information to be provided), the amount of original issue discount accrued on the Notes, if applicable. The obligations of the Indenture Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information has been provided by the Indenture Trustee.
Section 6.02    Certain Communications with the Rating Agencies.
Upon request by any Rating Agency (and subject to Section 5.14), the Indenture Trustee shall make available or send, in the case of all material items, and shall endeavor to make available or send, in the case of all other items, a copy of each supplement, notice, certificate, request, demand, financial statement and amortization schedule sent by it or received by it pursuant to or in connection with this Indenture or the Collateral Pool or any part thereof, other than statements of the Indenture Trustee’s fees and expenses sent by it to the Issuers and any other communications of a similar and solely administrative nature in the Indenture Trustee’s sole opinion, to such Rating Agency.
Section 6.03    Access to Certain Information.
(a)    The Indenture Trustee shall afford to the Noteholders, the Issuers, the Property Manager, the Support Provider, the Special Servicer, the Back-Up Manager, the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Noteholder, access to any documentation regarding the Collateral Pool within its control; provided, however, to the extent the Property Manager delivers any operating statements or other financial information to the Indenture Trustee pursuant to Section 4.01(c)(B) or Section 4.01(d)(v) of the Property Management Agreement (and such statements or information are designated in writing (by email or otherwise) by the Property Manager to the Indenture Trustee as confidential), the Indenture Trustee shall not disseminate any such information to any Noteholder unless such Noteholder executes a confidentiality agreement substantially in the form attached hereto as Exhibit F. Any such confidentiality agreement executed by a Noteholder shall apply to all future disclosures of operating statements and other financial information delivered by the Property Manager to the Indenture Trustee pursuant to Section 4.01(c)(B) or Section 4.01(d)(v) of the Property Management Agreement and provided to such Noteholder by the Indenture Trustee under this Section 6.03(a). Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee designated by it.
(b)    The Indenture Trustee shall maintain at its office primarily responsible for administration of the Collateral Pool and shall deliver to the Issuers, the Rating Agencies and, subject to the succeeding paragraph, any Noteholder or Note Owner or Person identified to the Indenture Trustee as a prospective transferee of a Note or an Ownership Interest therein (at the reasonable request and, except for the Rating Agencies, expense of the requesting party), copies of the following items (to the extent that such items have been delivered to the Indenture Trustee or the Indenture Trustee can cause such items to be delivered to it without unreasonable burden or expense): (i) any private placement memorandum or disclosure document relating to the applicable Notes, in the form most recently provided to the Indenture Trustee by the applicable Issuers or by any Person designated by such Issuers; (ii) this Indenture, the Issuer LLC Agreements, the Property Management Agreement and any amendments hereto or thereto; (iii) all reports prepared by, and all reports delivered to, the Indenture Trustee, the Property Manager, the Special Servicer or the Back-Up Manager in such capacities since the Initial Closing Date; (iv) all Officer’s Certificates delivered by the Property Manager and the Special Servicer since the Initial Closing Date pursuant to Section 3.11 of the Property Management Agreement and all Officer’s Certificates delivered by the Issuer Manager since the Initial Closing Date pursuant to Section 9.07; (v) all accountants’ reports caused to be delivered by the Property Manager and the Special Servicer since the Initial Closing Date pursuant to Section 3.12 of the Property Management Agreement; (vi) all Determination Date Reports, Special Servicer Reports and Modified Collateral Detail and Realized Loss Reports (each, as defined in the Property Management Agreement) since the Initial Closing Date prepared pursuant to Section 4.01 of the Property Management Agreement; (vii) the Lease Files, including any and all modifications, waivers and amendments of the terms of each Lease, as applicable, entered into or consented to by the Property Manager or the Special Servicer and delivered to the Indenture Trustee pursuant to Section 3.16(c) of the Property Management Agreement or otherwise; and (viii) any and all Officer’s Certificates and other evidence to support the Property Manager’s or the Special Servicer’s, as the case may be, determination that any Advance was or, if made, would be a Nonrecoverable Advance. The Indenture Trustee shall make available copies of any and all of the foregoing items upon written request of any party set forth in the previous sentence. However, the Indenture Trustee shall be permitted to require of such party the payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies as are requested by such party.
If requested by any Noteholder, the Indenture Trustee (to the extent it is able to obtain such information from the Property Manager) shall provide: (i) the most recent inspection report prepared by the Property Manager or the Special Servicer in respect of each Property pursuant to Section 3.10 of the Property Management Agreement; (ii) the most recent available documentation and information collected by the Property Manager or the Special Servicer pursuant to Article IV of the Property Management Agreement, together with the accompanying written reports to be prepared by the Property Manager or the Special Servicer, as the case may be, pursuant to Article IV of the Property Management Agreement; and (iii) any and all notices and reports with respect to any Property as to which environmental testing is contemplated by Section 10.08.
The Indenture Trustee will make available, upon reasonable advance notice and at the expense of the requesting party, copies of the above items to any Noteholder or Note Owner and to prospective purchasers of Notes; provided, that, as a condition to making such items available, the Indenture Trustee shall require (a) in the case of Noteholders or Note Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit E-1 hereto generally to the effect that such Person is a Noteholder or Note Owner, is requesting the information solely for use in evaluating such Person’s investment in the related Notes and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person and such Person’s prospective transferor substantially in the form of Exhibit E-2 hereto generally to the effect that such Person is a prospective purchaser of Notes, is requesting the information solely for use in evaluating a possible investment in such Notes and will otherwise keep such information confidential.
(c)    The Indenture Trustee shall not be liable for any dissemination of information made in accordance with Section 6.03(a) or (b).
(d)    Each Issuer shall permit agents, representatives and employees of the Indenture Trustee to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the applicable Leases.
ARTICLE VII

REDEMPTION
Section 7.01    Redemption of the Notes.
(a)    Redemption Date. Unless otherwise specified in a Series Supplement for a Series of Notes, and subject to Sections 7.01(b) and (e), on any Business Day, the Issuers may, at their option, elect to prepay the Outstanding Notes (i) in whole in accordance with Section 7.01(c) or (ii) in part in accordance with Section 7.01(d) (the date of such prepayment, the “Redemption Date”).
(b)    Redemption Amount. In the event that the Issuers elect to cause a Voluntary Prepayment pursuant to this Section 7.01, the Issuers shall deposit into the Collection Account not later than the applicable Redemption Date, the applicable Redemption Amount in immediately available funds equal to the amount described in Sections 7.01(c) or (d), as applicable. Upon confirmation that such deposit has been made, the Indenture Trustee shall: (1) remit principal amounts set forth in clause (i) of the definition of Full Redemption Amount pursuant to Section 7.01(c) or the Partial Redemption Amount pursuant to Section 7.01(d)(i)(1), as applicable, pro rata, to the applicable Noteholders based on their respective Outstanding Principal Balances, and shall remit interest amounts set forth in clause (ii) of the definition of Full Redemption Amount pursuant to Section 7.01(c) or the Partial Redemption Amount pursuant to Section 7.01(d)(i)(2), as applicable, in accordance with the respective accrued and unpaid amounts to which they are then entitled to payment; and (2) pay all amounts set forth in clause (iii) of the definition of Full Redemption Amount pursuant to Section 7.01(c) or under Section 7.01(d)(i)(3), as applicable, to each applicable party as set forth in the applicable Redemption Notice.
(c)    Full Prepayment. Unless otherwise specified in the related Series Supplement, with respect to a Voluntary Prepayment in full of a Series of Notes, the Issuers will be required to deposit with the Indenture Trustee an amount equal to the Full Redemption Amount; provided, that a Series of Notes may only be prepaid in full if no other Class of Notes with a higher alphabetical designation and an Anticipated Repayment Date that is the same or sooner than the Anticipated Repayment Date of the Class of Notes being prepaid is still outstanding, unless (x) such Series is being prepaid in full in connection with a Series Collateral Release or (y) the applicable Redemption Date is on or after the Make-Whole Date. For the avoidance of doubt, in connection with a prepayment of a Series in full as set forth in this clause (c), payments are not required to be allocated pro rata among all Series of Notes.
(d)    Partial Prepayment.
(i)    With respect to a Voluntary Prepayment in part of a Series of Notes, the Issuers will be required to deposit with the Indenture Trustee an amount equal to the sum (such amount, the “Partial Redemption Amount”) of (1) the Applicable Paydown Percentage with respect to the then outstanding Aggregate Series Principal Balance, (2) all accrued and unpaid interest (including any Interest Carry-Forward Amount) thereon, (3) all amounts outstanding to the Indenture Trustee, the Property Manager, the Special Servicer and the Back-Up Manager and (4) the required Make Whole Amount, if any, and all such amounts deposited pursuant to clauses (1) through (4) above shall be allocated pro rata among all Series of Notes.
(ii)    Proceeds in connection with a Series Collateral Release shall not be used to effect a partial Voluntary Prepayment pursuant to this Section 7.01(d).
(e)    Series Collateral Release. In accordance with Section 7.10 of the Property Management Agreement, one or more Issuers may elect to sell Properties and the related Leases in connection with a prepayment in full of a Series of Notes, subject to the requirements set forth therein. The related Series Collateral Release Price received in connection with a Series Collateral Release shall be deposited into the Collection Account and shall be treated as the Redemption Amount and applied in accordance with the terms of Section 7.01(c) above; provided, that if any Series Collateral Release Price in the Collection Account exceeds the applicable Full Redemption Amount, such excess amounts shall be transferred to the Release Account and treated as a Release Price in accordance with the terms of the Property Management Agreement.
(f)    Redemption Notice. No Voluntary Prepayment shall occur unless the Issuers provide written notice (a “Redemption Notice”) to the Indenture Trustee, the Property Manager, the Special Servicer, the Back-Up Manager and the Rating Agencies no less than fifteen (15) days prior to the Redemption Date, which Redemption Notice shall specify (i) with respect to a Voluntary Prepayment in full of a Series of Notes, the Series of Notes that the Issuers are electing to prepay, (ii) with respect to a Voluntary Prepayment in part of a Series of Notes, the Applicable Paydown Percentage of the Notes to be purchased on such Redemption Date, (iii) the Redemption Amount required pursuant to Section 7.01(b), (iv) the parties to whom payments are owed and the respective amounts thereof pursuant to Sections 7.01(c) and (d), and (iv) the targeted Redemption Date.
(g)    Make Whole Amount. Unless otherwise specified in the related Series Supplement, with respect to a Class of Notes, if a Redemption Date occurs (i) prior to the applicable Make Whole Date, a Make Whole Amount shall be due to the Noteholders of such Class or (ii) on or after the applicable Make Whole Date, a Make Whole Amount shall not be due to each Noteholder of such Class based on the principal amount of such prepayment.
(h)    Release of Collateral. With respect to a purchase of all of the Outstanding Notes, the Indenture Trustee shall release or cause to be released to the Issuers the Lease Files and for the Properties and the Leases specified in the applicable redemption notice and execute all assignments, endorsements and other instruments furnished to it by the Issuers without recourse, as shall be necessary to effectuate transfer of the Notes, the Mortgages, and the Leases to the Issuers or their respective designees.
(i)    In addition to the right of redemption set forth in this Article VII, a Series of Notes shall be subject to mandatory or optional redemption as specified in the applicable Series Supplement, if any.

ARTICLE VIII

SUPPLEMENTAL INDENTURES; AMENDMENTS
Section 8.01    Supplemental Indentures or Amendments Without Consent of Noteholders.
Without the consent of any Noteholder, but upon ten (10) days’ prior written notice to the Rating Agencies, the parties to each agreement listed below, at any time and from time to time, may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, the Property Management Agreement, the Guaranty, any Mortgage or any other Transaction Documents, as applicable, for any of the following purposes:
(1)    to correct any typographical error or cure any ambiguity, or to cure, correct, amend or supplement any provision herein or in the Notes, the Property Management Agreement, the Guaranty, any Mortgage with respect to a Property or any other Transaction Document; provided, that such action shall not adversely affect the interests of the Noteholders in any material respect; provided, further, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder;
(2)    to cause any provision herein or in the Notes, the Property Management Agreement, the Guaranty, any Mortgage or any other Transaction Document to conform or be consistent with or in furtherance of the statements set forth in the applicable Private Placement Memorandum (as defined in the applicable Series Supplement) or to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein, as applicable;
(3)    to institute or modify any procedures relating to compliance with Rule 17g-5 under the Securities Exchange Act;
(4)    to convey, transfer, assign, mortgage or pledge any property to the Indenture Trustee so long as the interests of the Noteholders would not be adversely affected in any material respect;
(5)    to correct any manifestly incorrect description, or amplify the description, of any property subject to the lien of the Mortgages or this Indenture;
(6)    to modify the Indenture, the Property Management Agreement, any Mortgage, the Guaranty, or any other Transaction Documents as required or made necessary by any change in Applicable Law, so long as the interests of the Noteholders would not be adversely affected in any material respect; provided, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder;
(7)    to add to the covenants of any Issuer, or any other party for the benefit of the Noteholders, or to surrender any right or power conferred upon any Issuer under this Indenture, the Property Management Agreement, any Mortgage, the Guaranty or any other Transaction Document;
(8)    to add any additional Events of Default hereunder or Servicer Replacement Events (as defined in the Property Management Agreement) under the Property Management Agreement; provided, that such action shall not adversely affect the interests of the Noteholders in any material respect; provided, further, that if the Rating Condition is satisfied, any such action shall be deemed not to materially adversely affect the interests of any Noteholder; or
(9)    to evidence and provide for the acceptance of appointment by a successor Indenture Trustee, Custodian, Property Manager, Special Servicer or Back-Up Manager.
No such supplemental indenture or amendment shall be effective unless the Indenture Trustee shall have first received a Tax Opinion to the effect that such amendment will not (x) adversely affect the tax characterization of the Notes or any Related Series Notes that was characterized as debt at the time of its issuance, (y) cause any Issuers or applicable Co-Issuers to be treated as an “association” or “publicly traded partnership” taxable as a corporation or as a “taxable mortgage pool”, and (z) cause or constitute an event in which any taxable gain or loss would be recognized by any Noteholder, any holder of Related Series Notes or any of the Issuers or applicable Co-Issuers without the express written consent of any affected Noteholders of holders of Related Series Notes.
Without the consent of any Noteholder, but upon ten (10) days’ prior written notice to the Rating Agencies, the Issuers and the Indenture Trustee, at any time and from time to time, may enter into one or more amendments to any Account Control Agreement.
Section 8.02    Supplemental Indentures With Consent.
With the consent of the Controlling Party of each Series with Notes Outstanding, and ten (10) days’ prior written notice to the Rating Agencies, the parties to the agreements listed below may enter into one or more indentures supplemental hereto, or one or more amendments hereto or to the Notes, the Property Management Agreement, any Mortgage, the Guaranty or any other Transaction Document for the purpose of adding any provisions hereto or thereto, changing in any manner or eliminating any of the provisions hereof or thereof or modifying in any manner the rights of the Noteholders hereunder or thereunder; provided, that no such supplemental indenture or amendment shall be effective unless the Indenture Trustee shall have first received a Tax Opinion to the effect that such amendment will not (x) adversely affect the tax characterization of the Notes or any Related Series Notes that was characterized as debt at the time of its issuance, (y) cause any Issuers or applicable Co-Issuers to be treated as an “association” or “publicly traded partnership” taxable as a corporation or as a “taxable mortgage pool”, and (z) cause or constitute an event in which any taxable gain or loss would be recognized by any Noteholder, any holder of Related Series Notes or any of the Issuers or applicable Co-Issuers without the express written consent of any affected Noteholders of holders of Related Series Notes; provided, further, that no such supplemental indenture or amendment may, without the consent of the Noteholders of 100% of the Aggregate Series Principal Balance of the Outstanding Notes affected thereby:
(1)    change a Rated Final Payment Date or the Payment Date of any principal, interest or other amount on any Note;
(2)    reduce the Outstanding Principal Balance of a Note, the applicable Note Rate or the applicable Post-ARD Additional Interest Rate (if any);
(3)    authorize the Indenture Trustee to agree to delay the timing of, or reduce the payments to be made on or in respect of, the Properties or the Leases, except as provided in this Indenture or in the Property Management Agreement;
(4)    change the coin or currency in which the principal of any Note or interest thereon is payable;
(5)    impair the right to institute suit for the enforcement of any such payment on or after a Rated Final Payment Date;
(6)    reduce the percentage of the then Outstanding Aggregate Series Principal Balance, the consent of whose Noteholders is required for any such supplemental indenture or amendment, or the consent of whose Noteholders is required for any waiver of defaults under this Indenture and their consequences provided for in this Indenture, or for any other reason under this Indenture;
(7)    change any obligation of the Issuers to maintain an office or agency in the places and for the purposes set forth in this Indenture;
(8)    except as otherwise expressly provided in this Indenture, in the Property Management Agreement or in any Mortgage, deprive the Indenture Trustee of the benefit of a first priority security interest in the Collateral;
(9)    modify Section 2.11; or
(10)    release from the lien of this Indenture and the applicable Mortgage and (except as specifically permitted under this Indenture, the Property Management Agreement or such Mortgage) all or any portion of the Collateral.
It shall not be necessary for the consent of the Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
Notwithstanding anything to the contrary in this Indenture, none of the above-referenced Transaction Documents may be amended without the consent of the Property Manager, the Special Servicer or the Back-Up Manager, as applicable, if such person would be materially adversely affected by such amendment, regardless of whether any such person is a party to such agreement.]]
Section 8.03    Delivery of Supplements and Amendments.
Promptly after the execution by the Issuers and the Indenture Trustee (and any other party, if required) of any supplemental indenture or amendment pursuant to the provisions hereof, the Indenture Trustee, at the expense of the Issuers, payable out of the Collateral Pool pursuant to Section 5.04, shall furnish a notice setting forth in general terms the substance of such supplemental indenture or amendment to the Rating Agencies and to each Noteholder at the address for such Noteholder set forth in the Note Register.
Section 8.04    Series Supplements.
(a)    For purposes of this Article VIII, a Series Supplement executed in accordance with the provisions of Section 2.04(c) shall not be considered an amendment or supplemental indenture for the purposes of this Article VIII. Accordingly, any Series Supplement executed in accordance with the provisions of Section 2.04(c) may amend, modify or supplement this Indenture and the Issuers and the other parties thereto may amend, modify or supplement any of the Mortgages, and any other of the Transaction Documents in connection with any such New Issuance, in each case without the consent of the Noteholders; provided, that no such Series Supplement may, without the consent of each Noteholder holding 100% of the Aggregate Series Principal Balance of the Outstanding Notes affected thereby:
(1)    change the Rated Final Payment Date, or the Payment Date of any principal, interest or other amount on any such Note, or reduce the Outstanding Principal Balance thereof, the Note Rate thereon or the applicable Post-ARD Additional Interest Rate thereon (if any), or change the coin or currency in which the principal of any Note or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Rated Final Payment Date thereof;
(2)    reduce the percentage of the then Aggregate Series Principal Balance, the consent of whose Holders is required for any such Series Supplement, or the consent of whose Holders is required for any waiver of defaults hereunder and their consequences provided for in this Indenture, or for any other reason under this Indenture (including for actions taken by the Indenture Trustee pursuant to Section 4.01);
(3)    change any obligation of the Issuers to maintain an office or agency in the places and for the purposes set forth in this Indenture;
(4)    except as otherwise expressly provided in this Indenture, in the Property Management Agreement or in any Mortgage, deprive any Noteholder of the benefit of a valid first priority perfected security interest in the Collateral included in the Collateral Pool;
(5)    release from the lien of the Mortgages or this Indenture (except as specifically permitted under this Indenture, the Property Management Agreement or the related Mortgage) all or any portion of the Collateral Pool;
(6)    modify the definition of Noteholder; or
(7)    modify this Section 8.04.
Section 8.05    Execution of Supplemental Indentures, Etc.
In executing, or accepting the additional trusts created by, any supplemental indenture or amendment permitted by this Article or in accepting the modifications thereby of the trusts created by this Indenture or in giving any consent to any modification of any Lease pursuant to this Indenture, the Indenture Trustee shall be entitled to receive, at the applicable Issuers’ expense payable out of the Collateral Pool pursuant to Section 5.04, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture, amendment or modification is authorized or permitted by this Indenture and each Series Supplement. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment or consent to any such modification which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.
ARTICLE IX

COVENANTS; WARRANTIES
Section 9.01    Maintenance of Office or Agency.
The Issuers shall maintain or cause to be maintained an office or agency in the continental United States where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Indenture Trustee and the Noteholders of the location, and any change in the location, of such office or agency.
Section 9.02    Existence and Good Standing.
Subject to Section 9.08, the Issuers shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their existence, rights, licenses, permits and corporate franchises and comply in all material respects with all Legal Requirements applicable to them and the Properties. There shall never be committed by any Issuer or any other Person in occupancy of or involved with the operation or use of any Properties any act or omission affording any Governmental Authority the right of forfeiture as against any Property or any part thereof or any moneys paid in performance of such Issuer’s obligations under any of the Transaction Documents. The Issuers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. The Issuers shall at all times maintain, preserve and protect, or cause to be maintained, preserved and protected, all franchises and trade names and preserve all the remainder of its property required for the conduct of its business and shall keep (or cause to be kept) such properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, as is more fully provided in this Indenture and the Property Management Agreement. The Issuers shall keep (or cause the Tenants under each applicable Lease to keep) the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Indenture and the Property Management Agreement.
Section 9.03    Payment of Taxes and Other Claims.
(a)    Each Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all applicable taxes, assessments and governmental charges and claims (the “Taxes”) levied or imposed by a governmental taxation authority upon such Issuer or upon the income, profits or property of such Issuer, or shown to be due on the tax returns filed by such Issuer, except as set forth in Section 9.03(b); provided, that such failure to pay or discharge will not cause a forfeiture of, or a lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral. Upon the written direction of Property Manager, the Indenture Trustee is authorized to pay out of the Payment Account, prior to making payments on the Notes, any such Taxes which, if not paid, would cause a forfeiture or sale of, or a lien (other than a Permitted Encumbrance) to encumber, any property included in the Collateral.
(b)    After prior written notice to the Indenture Trustee, any Issuer, at its own expense, may in good faith contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any applicable Taxes; provided, that: (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall not be precluded by, and be conducted in accordance with the provisions of, any other instrument to which such Issuer is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no applicable Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) such Issuer shall promptly upon final determination thereof pay, or cause to be paid, the amount of any such Taxes, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes from the applicable Property; and (vi) such Issuer shall furnish such security and/or reserves as may be required in the proceeding, or as may be reasonably requested by the Indenture Trustee or as required in accordance with GAAP, to insure the payment of any such Taxes, together with all interest and penalties thereon; provided, that the Indenture Trustee shall not require such Issuer to post additional security if a contest is being conducted by a Tenant under an applicable Lease (even if such Issuer has joined in such proceeding to accommodate such Tenant’s contest) if such contest is conducted in accordance with such Lease and the related Tenant has provided such security as such Issuer may be entitled to require under such Lease. The Indenture Trustee may transfer any such cash deposit or part thereof held by the Indenture Trustee to the claimant entitled thereto at any time when, in the judgment of the Indenture Trustee, the entitlement of such claimant is established.
Section 9.04    Validity of the Notes; Title to the Collateral; Lien.
(a)    Each Issuer represents and warrants to the other parties hereto that such Issuer is duly authorized under Applicable Law and the related Issuer LLC Agreement to create and issue the Notes, to pledge the applicable Collateral included in the Collateral Pool to the Indenture Trustee, to execute and deliver this Indenture, the other documents referred to herein to which it is a party and all instruments included in the Collateral Pool which it has executed and delivered, and that all partnership, limited liability company, corporate or trust action and governmental consents, authorizations and approvals necessary or required therefor have been duly and effectively taken or obtained. The Notes, when issued, will be, and this Indenture and such other documents are, valid and legally binding obligations of the Issuers enforceable in accordance with their terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).
(b)    Each Issuer represents and warrants to the other parties hereto that (i) such Issuer has good title to, and is the sole owner of, each Property and Lease, as applicable, and all other applicable Collateral included in the Collateral Pool, free and clear of any pledge, lien, encumbrance or security interest other than Permitted Encumbrances and the liens created hereby and under the related Mortgages, (ii) this Indenture creates a valid and continuing security interest in each such item of the Collateral Pool in which a security interest may be created under Article 9 of the UCC in favor of the Indenture Trustee, which security interest is prior to all other liens, encumbrances and security interests, subject only to exceptions permitted in this Indenture, in the Property Management Agreement and in the related Mortgages, and is enforceable as such against creditors of and purchasers from such Issuer, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), (iii) each Mortgage creates a valid lien upon the applicable Property and Lease specified therein, which lien is prior to all other liens, encumbrances and security interests, subject only to exceptions permitted in this Indenture, in the Property Management Agreement and in such Mortgage, and is enforceable as such against creditors of and purchasers from such Issuer, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), (iv) the assignment of rents contained in each related Mortgage (or in a separate document, if required by the local jurisdiction) constitutes the legal, valid, binding and enforceable assignment of such Issuer’s rights in each related Lease, subject only to exceptions permitted in this Indenture, in the Property Management Agreement and in such Mortgage or separate document and to bankruptcy reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law), and (v) such Issuer has received all consents and approvals required by the terms of the applicable Collateral to Grant such Collateral included in the Collateral Pool to the Indenture Trustee as provided herein and in the related Mortgages.
(c)    The Issuers have caused the filing of appropriate financing statements with the Secretary of State of the State of Delaware in order to perfect the security interests in the Collateral granted to the Indenture Trustee hereunder, to the extent such security interests may be perfected by such filing.
(d)    Other than the lien and security interest Granted to the Indenture Trustee hereunder and under the Mortgages (and as otherwise permitted in the Property Management Agreement or this Indenture) the Issuers have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral included in the Collateral Pool. The Issuers have not authorized the filing of and are not aware of any financing statements against any such Issuer that include a description of collateral covering the Collateral other than any financing statements filed in favor of the Indenture Trustee. The Issuers are not aware of any judgment or tax lien filings against any such Issuer.
(e)    The Issuers shall ensure that all cash and investment property at any time owned by the Issuers and held as part of the Collateral Pool is deposited and maintained in the Collection Account, the Payment Account, the DSCR Reserve Account, the Release Account, the Hedge Counterparty Accounts or any other account subject to an Account Control Agreement. Each such account (other than the Collection Account) shall be maintained in the name of the Indenture Trustee, and the Issuers shall not consent to the bank or securities intermediary maintaining any such account complying with instructions or entitlement orders of any Person other than the Property Manager or any sub-manager in accordance with the Property Management Agreement or the Indenture Trustee. If any such account is not held at a depository institution that is the same as the Indenture Trustee, the Issuers will cause the bank or securities intermediary maintaining the Collection Account, the Release Account, the Payment Account, the DSCR Reserve Account or any other account held as part of the Collateral Pool, to execute and deliver to the Indenture Trustee an Account Control Agreement with respect to such account.
(f)    The Issuers represent and warrant that the Indenture is not required to be qualified under the 1939 Act and that no Issuer is required to be registered as an “investment company” under the 1940 Act.
Section 9.05    Protection of Collateral Pool.
The Issuers, and, to the extent directed by the Issuers or the Requisite Global Majority, the Indenture Trustee, will from time to time execute and deliver all such amendments and supplements hereto (subject to Sections 8.01 and 8.02) and all such financing statements, continuation statements, instruments of further assurance and other instruments (provided, however, that the Indenture Trustee will not be obligated to prepare or file any such supplements, statements or other instruments), and will take such other action necessary or advisable to:
(a)    Grant more effectively all or any portion of the Collateral Pool;
(b)    maintain or preserve the lien (and the priority thereof) of the Mortgages and this Indenture or carry out more effectively the purposes hereof;
(c)    perfect, publish notice of, or protect the validity of any Grant made or to be made by or in the Mortgages or this Indenture;
(d)    subject to the Property Management Agreement, enforce any of the Leases included in the Collateral Pool; or
(e)    preserve and defend title to the Collateral included in the Collateral Pool and the rights of the Indenture Trustee in such Collateral against the claims of all Persons and parties.
Each of the Issuers hereby designates the Indenture Trustee, its agent and attorney-in-fact, to execute and deliver any financing statement, continuation statement or other instrument required pursuant to this Section 9.05; provided, that, subject to and consistent with Section 5.01, the Indenture Trustee will not be obligated to prepare or file any such statements or instruments.
Section 9.06    Covenants.
(a)    For so long as the Notes of any Series are outstanding, no Issuer shall:
(i)    cause or permit any Collateral Transfer of a legal or beneficial interest in any Property, Lease or any part thereof or any legal or beneficial interest therein or any other part of the Collateral Pool, except as expressly permitted by this Indenture or the Property Management Agreement;
(ii)    dissolve or liquidate in whole or in part, except as provided in Section 9.08;
(iii)    engage, directly or indirectly, in any business other than that arising out of the issuance of the Notes and the actions contemplated or required to be performed under the related Issuer LLC Agreement, this Indenture or other Transaction Documents;
(iv)    incur, create or assume any indebtedness for borrowed money other than the Notes or otherwise pursuant to this Indenture or other Transaction Documents;
(v)    voluntarily file a petition for bankruptcy or reorganization, make an assignment for the benefit of creditors or commence any similar proceeding;
(vi)    change its state of organization, name, identity or organizational status, or otherwise amend its Issuer LLC Agreement, without notifying the Indenture Trustee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in such Issuer’s organizational status or any such amendment, without first satisfying the Rating Condition;
(vii)    withdraw or direct any party to withdraw any funds from the Collection Account, other than in accordance with the terms of this Indenture or the Property Management Agreement;
(viii)    [reserved];
(ix)    except as contemplated by the Transaction Documents, commingle its funds or assets with those of any other Person and shall not participate in any cash management system with any other Person;
(x)    pledge its assets to or for the benefit of any other Person other than with respect to loans secured by the Property and no such pledge remains outstanding except to the Indenture Trustee, for the benefit of the Noteholders to secure the Notes;
(xi)    other than capital contributions and distributions permitted under the terms of its organizational documents, enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party;
(xii)    indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Notes and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Notes;
(xiii)    other than with respect to a pledge or financing under a repurchase transaction of the related Issuer Interests, cause or permit a voluntary or involuntary sale, transfer, exchange, encumbrance, pledge or assignment or any other transfer or disposition of (directly, voluntarily or involuntarily, by operation of law or otherwise, and whether for consideration or of record) any of the ownership interests in such Issuer; or
(xiv)    without the consent the Requisite Global Majority, be, become or hold itself out (or permit itself to be held out) as being liable for the debts or other obligations of any other Person, or hold out its credit (or permit its credit to be held out) as being available to satisfy the obligation of any other Person; except for (A) debts or other obligations secured by the Collateral and assumed in its entirety by such Issuer at the time it acquired the related Collateral, and (B) the Notes.
(b)    For so long as the Notes of any Series are outstanding, each Issuer covenants, that:
(i)    it shall be organized solely for the purpose of acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the related Property, entering into and performing its obligations under the Transaction Documents and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)    it shall not have any assets other than as contemplated in the Transaction Documents and personal property necessary or incidental to its ownership and operation of such assets;
(iii)    (A) it shall be structured as a single member, bankruptcy-remote, special-purpose Delaware limited liability company consistent with the requirements of each applicable Rating Agency and (B) it shall have at least one Independent Director and an independent “Springing Member” if the Issuer Manager is dissolved or is otherwise no longer a member of such Issuer;
(iv)    it (A) shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that its separate assets and credit are not available to pay the debts of such Affiliate and that its liabilities do not constitute obligations of the consolidated entity;
(v)    it shall cause the related Issuer Manager to provide the Indenture Trustee with thirty (30) days prior written notice prior to the removal of the Independent Director of such Issuer;
(vi)    it shall have a limited liability company agreement that provides that such Issuer will not take any Material Action without the affirmative vote of an Independent Director;
(vii)    it shall maintain an arm’s-length relationship with each of its Affiliates, not enter into any contract or agreement or amendment thereof with any of its Affiliates, unless the terms are commercially reasonable, intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with third parties, and transact all business with its Affiliates pursuant to enforceable agreements with material terms established at the inception that will not be amendable except with the consent of each of the parties to such agreement;
(viii)    to the extent that any Issuer leases premises from an Affiliate, such Issuer shall pay appropriate, fair and reasonable compensation or rental to the lessor; or
(ix)    so long as AF Properties or an Affiliate of any Issuer is the Property Manager, any legal proceedings to collect rent, principal or interest or other income from the Properties, or to oust or dispossess a Tenant or other Person from a Property, shall be brought only in the name of the related Issuer and at such Issuer’s expense. So long as AF Properties or an Affiliate of any Issuer is the Property Manager, the applicable Issuer shall execute all Leases, service contracts and other contracts, including amendments thereto. So long as AF Properties or an Affiliate of any Issuer is the Property Manager, the Property Manager shall not bind any Issuer in respect of any term or condition of any such Lease or contract except in Leases or other contracts that are executed by the applicable Issuer.
Section 9.07    Statement as to Compliance.
Each Issuer shall deliver to the Indenture Trustee and to each Rating Agency, within one hundred twenty (120) days after the end of each fiscal year commencing with 2019, an Officer’s Certificate of the related Issuer Manager on behalf of such Issuer stating that, in the course of the performance by the officer executing such Officer’s Certificate of such officer’s present duties as an officer of such Issuer, such officer would normally obtain knowledge or have made due inquiry of employees of such Issuer and such Issuer’s Affiliates as to the existence of any condition or event which would constitute an Event of Default after the giving of notice or lapse of time or both and that to the best of the officer’s knowledge, (a) such Issuer has fulfilled all of its obligations under this Indenture in all material respects throughout such year, or, if there has been an Event of Default in the fulfillment of any such obligation in any material respect, specifying each such default known to such officer and the nature and status thereof, and (b) as of the end of such fiscal year, no Event of Default has occurred and is continuing and no condition or event that would constitute an Event of Default after notice or lapse of time or both has occurred, or, if such an event has occurred and is continuing, specifying each such event known to such officer and the nature and status thereof.
Section 9.08    Issuers May Consolidate, Etc., Only on Certain Terms.
(a)    For so long as the Notes of any Series are outstanding, no Issuer may consolidate or merge with or into any other Person or convey or transfer all or substantially all of the applicable Collateral Pool to any Person (other than as provided in the Transaction Documents) without the consent of the Requisite Global Majority, unless:
(i)    the Person (if other than any such Issuer) formed by or surviving such consolidation or merger or that acquires by conveyance or transfer the Collateral Pool (the “Successor Person”) shall be a Person organized and existing under the laws of the United States of America or of any State thereof, shall have expressly assumed by written instrument, and executed and delivered such written instrument to the Indenture Trustee, the obligation (to the same extent as such Issuer was so obligated) to make payments of principal, interest and other amounts, as applicable, on all of the applicable Notes and the obligation to perform every covenant of this Indenture on the part of such Issuer to be performed or observed, all as provided herein;
(ii)    at the time of, and immediately after giving effect to, such transaction, no Event of Default shall have occurred and be continuing or Early Amortization Period shall have occurred and be continuing;
(iii)    the Indenture Trustee shall have received written confirmation that the Rating Condition is satisfied;
(iv)    any such Issuer shall have delivered to the Indenture Trustee an Officers’ Certificate and an Opinion of Counsel, each to the effect that, such consolidation, merger, conveyance or transfer complies with and satisfies all conditions precedent set forth in this Article IX;
(v)    the Successor Person shall have delivered to the Indenture Trustee an Officer’s Certificate stating that (1) the Successor Person has good and marketable title to the applicable Collateral included in the Collateral Pool, free and clear of any lien, security interest or charge other than the lien and security interest of the related Mortgages and this Indenture and any other lien permitted hereby, and (2) immediately following the event which causes the Successor Person to become the Successor Person, the Indenture Trustee continues to have a perfected security interest in such Collateral included in the Collateral Pool to the extent a security interest may be created and perfected under Article 9 of the UCC and a valid, first priority lien (subject to Permitted Encumbrances) in the related Properties and Leases; and
(vi)    the Successor Person shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that, with respect to a Successor Person that is a corporation, partnership or trust: such Successor Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Successor Person is organized; that the Successor Person has sufficient power and authority to assume the obligations set forth in clause (i) above and to execute and deliver an indenture supplement hereto for the purpose of assuming such obligation; that the Successor Person has duly authorized the execution, delivery and performance of any indenture supplement and that such supplemental indenture is a valid, legal and binding obligation of the Successor Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency and other laws affecting the enforcement of creditor’s rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); and that, immediately following the event which causes the Successor Person to become the Successor Person, the Indenture Trustee continues to have a perfected security interest in the applicable Collateral included in the Collateral Pool to the extent a security interest may be created and perfected under Article 9 of the UCC.
(b)    Upon any consolidation or merger, or any conveyance or transfer of all or substantially all of the Collateral Pool (unless in connection with a Series Collateral Release), the Successor Person shall succeed to, and be substituted for, and may exercise every right and power of, an Issuer under this Indenture with the same effect as if such Successor Person had been named as an Issuer herein. In the event of any such conveyance or transfer of the Collateral Pool permitted by this Section 9.08, the Person named as an “Issuer” in the first paragraph of this Indenture, or any successor that shall theretofore have become such in the manner prescribed in this Article IX and that has thereafter effected such a conveyance or transfer, may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all of the then Outstanding Notes and from its obligations under this Indenture.
Section 9.09    Litigation. Each Issuer shall give prompt written notice to the Indenture Trustee of any litigation or governmental proceedings pending against such Issuer which might materially and adversely affect such Issuer’s condition (financial or otherwise) or business or any Property.
Section 9.10    Notice of Default. Each Issuer shall promptly advise the Indenture Trustee in writing of any material adverse change in such Issuer’s condition, financial or otherwise not otherwise reported, or of the occurrence of any material Event of Default of which such Issuer has knowledge.
Section 9.11    Cooperate in Legal Proceedings. Each Issuer shall cooperate fully with the Indenture Trustee with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of the Indenture Trustee hereunder or any rights obtained by the Indenture Trustee under any of the other Transaction Documents and, in connection therewith, permit the Indenture Trustee, at its election, to participate in any such proceedings.
Section 9.12    Insurance Benefits. Each Issuer shall cooperate with the Indenture Trustee in obtaining for the Indenture Trustee the benefits of any proceeds of the insurance policies lawfully or equitably payable in connection with any applicable Property, subject to the rights of Tenants under the applicable Leases and the terms of the Property Management Agreement, and the Indenture Trustee shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements) out of such insurance proceeds.
Section 9.13    Costs of Enforcement. In the event (a) that any Mortgage encumbering any Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Property in which proceeding the Indenture Trustee is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any Issuer or related Issuer Manager or an assignment by such Issuer or related Issuer Manager for the benefit of its creditors, such Issuer, its successors or assigns, shall be chargeable with and agrees to pay all reasonable costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by the Indenture Trustee or such Issuer in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.
Section 9.14    Performance of Issuers’ Duties by the Related Issuer Manager. The duties of each Issuer will be performed on behalf of such Issuer by its Board of Managers or the related Issuer Manager pursuant to the applicable Issuer LLC Agreement.
Section 9.15    Further Acts, etc. Each Issuer will, at such Issuer’s expense, and without expense to the Indenture Trustee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, UCC Financing Statements or continuation statements, transfers and assurances as the Indenture Trustee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto the Indenture Trustee the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, offset, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which such Issuer may be or may hereafter become bound to convey or assign to the Indenture Trustee, or for carrying out the intention or facilitating the performance of the terms of this Indenture or for filing, registering or recording this Indenture. Each Issuer will promptly execute and deliver and hereby authorizes the Indenture Trustee to execute in the name of such Issuer or without the signature of such Issuer to the extent the Indenture Trustee may lawfully do so, one or more financing statements or other instruments, to evidence more effectively the security interest of the Indenture Trustee in the Properties. Upon foreclosure, the appointment of a receiver or any other relevant action, each such Issuer will, at the cost of such Issuer and without expense to the Indenture Trustee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of the Properties. Each Issuer grants to the Indenture Trustee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to the Indenture Trustee at law and in equity, including, without limitation, such rights and remedies available to the Indenture Trustee pursuant to this Section.
Section 9.16    Recording of Mortgages, etc. Each Issuer forthwith upon the execution and delivery of this Indenture and thereafter, from time to time, will cause the applicable Mortgages, and any security instrument creating a lien or security interest or evidencing the lien thereof upon the related Properties and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest upon, and the interest of the Indenture Trustee in, such Properties. Each Issuer will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the applicable Mortgages, any Mortgages supplemental thereto, any security instrument with respect to the related Properties and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of such Mortgages, any Mortgages supplemental thereto, any security instrument with respect to such Properties or any instrument of further assurance, except where prohibited by law so to do. Each Issuer shall hold harmless and indemnify the Indenture Trustee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the applicable Mortgages.
Section 9.17    Treatment of the Notes as Debt for Tax Purposes. Each Issuer shall, and shall cause the Indenture Trustee to, treat each Series of Notes as indebtedness for all federal and state income tax purposes upon its issuance for U.S. federal income tax purposes. Each Issuer, the Indenture Trustee and each Noteholder, by its acceptance of a Note, agrees to treat each Series of Notes as indebtedness for all federal and state income tax purposes and agrees not to take any position on its books or tax returns inconsistent therewith upon its issuance for U.S. federal income tax purposes.
Section 9.18    Payment of Debts. Each Issuer will remain solvent and such Issuer will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.
Section 9.19    Single-Purpose Status. Each Issuer will do all things necessary to observe organizational formalities and preserve its existence, and such Issuer will not, nor will such Issuer permit the applicable Issuer Manager to, amend, modify or otherwise change the certificate of formation, limited liability agreement, articles of incorporation and bylaws, operating agreement, certificate of organization, trust or other organizational documents of such Issuer in any manner that would affect the status of such Issuer or Issuer Manager as a single-purpose, bankruptcy-remote entity, without (i) the prior written consent of the Requisite Global Majority, in its sole discretion, and (ii) the satisfaction of the Rating Condition.
Section 9.20    Separateness of Each Issuer. Each Issuer will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of such Issuer), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.
Section 9.21    Capitalization of the Issuers. Each Issuer shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.
Section 9.22    Maintenance of Assets. Each Issuer will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party, or any other Person.
Section 9.23    Compliance with Representations and Warranties. Each Issuer Manager shall at all times comply, and will cause the Issuers to comply, with each of the applicable representations, warranties, and covenants contained in this Indenture (including any Series Supplement) as if such representation, warranty or covenant was made directly by such Issuer Manager.
Section 9.24    Independent Managers or Independent Directors. Each Issuer shall at all times cause there to be at least one (1) duly appointed director or one (1) duly appointed manager (an “Independent Manager”) of such Issuer who is an individual duly who, at the time of such appointment, is not and will not be serving as the Manager of the Company, and has not been at any time during the preceding five (5) years: (a) a direct or indirect legal or beneficial owner of any equity interest in the Company, the Member or any of their respective Affiliates, (b) a creditor, customer, supplier, employee, officer, director, member, manager or contractor of, or other Person who derives any of its purchases or revenues from its activities with, the Company, the Member or any of their respective Affiliates (except as an Independent Manager of the Company), (c) an individual directly or indirectly controlling, controlled by or under common control with the Company, the Member or any of their respective Affiliates, or any creditors, suppliers, customers, employees, officers, other directors, Manager, or contractors of the Company, the Member or any of their respective Affiliates, or (d) a member of the immediate family of any individual described in (a), (b) or (c) above Each Independent Manager is designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.
As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.
Notwithstanding the foregoing, no individual shall be disqualified from serving as an Independent Manager solely on account of (i) his or her receipt of customary compensation, if any, from the Company in exchange for his or her service as Independent Manager, (ii) his or her employment by or ownership interest in any reputable, national service entity engaged by the Company to fill the position of Independent Manager required hereunder and that (A) is not an Affiliate of the Company or the Member and (B) regularly provides as a principal component of its business the services of an independent director, independent trustee or independent manager (as determined pursuant to requirements substantially similar in all material respects to those set forth in this definition) to special-purpose, bankruptcy-remote entities, (iii) his or her service as an independent director, independent trustee or independent manager (as determined pursuant to requirements substantially similar in all material respects to those set forth in this definition) of another limited or special-purpose, bankruptcy-remote entity or (iv) his or her receipt of customary compensation, if any, in exchange therefor from such other limited or special-purpose bankruptcy-remote entity.
Section 9.25    Employees. Each Issuer shall pay its own liabilities and expenses, including, without limitation, the salaries of its own employees, if any, out of its own funds and assets and maintain a sufficient number of employees if any are required in light of its contemplated business operations.
Section 9.26    Assumptions in Insolvency Opinion. Each Issuer shall conduct its business so that the assumptions made with respect to such Issuer in any non-consolidation Opinion of Counsel, dated the date of the applicable Series Supplement, delivered in connection with the Notes and any subsequent non-consolidation opinion delivered on behalf of such Issuer as required by the terms and conditions of this Indenture (an “Insolvency Opinion”) shall be true and correct in all respects.
Section 9.27    Performance by the Issuers. %3. Each Issuer shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all applicable costs, fees and expenses to the extent required under, the Transaction Documents executed and delivered by, or applicable to, such Issuer.
(a)    Each Issuer shall in a timely manner observe, perform, enforce and fulfill each and every covenant, term and provision of each Transaction Document executed and delivered by, or applicable to, such Issuer, or recorded instrument affecting or pertaining to the applicable Properties, to the extent the failure to observe or perform the same would materially and adversely affect such Issuer’s interest in such Properties, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Transaction Document executed and delivered by, or applicable to, such Issuer except in accordance with the terms and provisions thereof and hereof.
Section 9.28    Use of Proceeds. The Issuers shall use the proceeds of the Notes to (a) repay and discharge, or cause to be repaid and discharged, any existing loans relating to the Properties, (b) pay costs and expenses incurred in connection with the closing of any transaction contemplated by this Indenture, (c) fund any working capital requirements of the Properties, (d) distribute the balance, if any, to their respective partners or equity holders, and (e) as otherwise provided in the related Series Supplement.
Section 9.29    Other Rights, etc. It is agreed that the risk of loss or damage to any Property is on the Issuers, and the Indenture Trustee shall have no liability whatsoever for decline in value of the Property or for failure to determine whether insurance in force is adequate as to the amount of risks insured.
Section 9.30    Books and Records. The Issuers will maintain all of their respective books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and file its own tax returns (provided that each such Issuer’s financial statements and tax returns may be prepared on a consolidated basis with other entities provided that such consolidated financial statements and tax returns indicate the separate existence of such Issuer and its assets and liabilities). The Issuers shall maintain their respective books, records, resolutions and agreements as official records.
Section 9.31    Overhead Expenses. The Issuers shall allocate fairly and reasonably overhead expenses, if any, that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate.
Section 9.32    Embargoed Persons. Each Issuer has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Notes, (a) none of the funds or other assets of such Issuer constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in such Issuer, with the result that the investment in such Issuer (whether directly or indirectly) is prohibited by law or the Notes are in violation of law; and (c) none of the funds of such Issuer, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in such Issuer (whether directly or indirectly) is prohibited by law or the Notes are in violation of law, or may cause any of the related Properties to be subject to forfeiture or seizure.
ARTICLE X

COVENANTS REGARDING PROPERTIES
Section 10.01    General.
The Issuers will be required to maintain and manage, or cause the Property Manger to maintain and manage, each of its related Properties in accordance with the terms and provisions set forth in the Property Management Agreement.
Section 10.02    Insurance.
The Issuers will be required to maintain, or cause to be maintained, insurance of the types and amounts set forth in the Property Management Agreement.
Section 10.03    Leases and Rents.
With respect to each Property, the related Issuer (i) shall observe and perform (or cause to be performed) all the obligations imposed upon the lessor under the related Lease and shall not do or permit to be done anything to impair materially the value of the Property or related Lease as security, (ii) shall promptly send copies to the Indenture Trustee of all notices of event of default which such Issuer shall send or receive under the related Lease, (iii) shall notify the Indenture Trustee in writing of any material change in the status of any tenancy at such Property, including, without limitation, the vacating, surrender or going dark of any Tenant, even if such action is expressly permitted by the terms of such Tenant’s Lease, (iv) shall, consistent with the Property Management Agreement, enforce all of the material terms, covenants and conditions contained in a related Lease upon the part of the Tenant thereunder to be observed or performed (including, without limitation, collecting financial information from each Tenant), (v) shall not execute any assignment of the lessor’s interest in a related Lease or the Monthly Lease Payments except as permitted under the Property Management Agreement, and (vi) shall not consent to any assignment of or subletting under a Lease not in accordance with its terms or as permitted under the Property Management Agreement. No Issuer shall agree to any material modification of a Lease except in accordance with the terms of the Property Management Agreement.
Section 10.04    Compliance With Laws.
With respect to each Property:
(a)    The related Issuer shall promptly comply, or shall take commercially reasonable efforts to enforce the Tenants’ obligations under the Leases to comply, in all material respects with Applicable Law affecting such Property, or the use thereof, currently existing or enacted in the future.
(b)    The Issuers shall give prompt notice to the Indenture Trustee of the receipt by any such Issuer of any written governmental agency notice related to a violation of any Applicable Law and of the commencement of any governmental agency proceedings or investigations which relate to compliance with Applicable Law.
(c)    After prior written notice to the Indenture Trustee, the related Issuer, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Law affecting any Property; provided, that (i) no Event of Default has occurred and is continuing under any Mortgage or this Indenture, (ii) such Issuer is not prohibited from doing so under the provisions of any Lease and any other mortgage, deed of trust or deed to secure debt affecting the related Property, (iii) such proceeding shall not be prohibited under, and shall be conducted in accordance with, the Property Management Agreement, (iv) none of such Property, any part thereof or interest therein, any of the Tenants or occupants thereof, or such Issuer shall be affected in any materially adverse way as a result of such proceeding, (v) non-compliance with the Applicable Law shall not impose criminal liability on such Issuer or civil or criminal liability on the Indenture Trustee, and (vi) such Issuer shall have furnished to the Indenture Trustee all other items reasonably requested by the Indenture Trustee.
Section 10.05    Estoppel Certificates.
The Issuers shall use their commercially reasonable best efforts to deliver or cause to be delivered to the Indenture Trustee, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by the Property Management Agreement attesting to such facts regarding such Lease as the Property Manager may require in accordance with the Property Management Agreement.
Section 10.06    Other Rights, Etc.
It is agreed that the risk of loss or damage to a Property is on the related Issuer, and the Indenture Trustee shall have no liability whatsoever for decline in value of such Property, for failure to maintain insurance policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by the Indenture Trustee shall not be deemed an election of judicial relief, if any such possession is requested or obtained, with respect to any Property or any other Collateral included in the Collateral Pool and not in the Indenture Trustee’s possession.
Section 10.07    Right to Release Any Portion of the Collateral Pool.
The Indenture Trustee shall not release any portion of the Collateral Pool except as expressly set forth in the terms and provisions of the Property Management Agreement, the Indenture and the other Transaction Documents and shall release such portion without, as to the remainder of such Collateral, in any way impairing or affecting the lien or priority of this Indenture, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by the Indenture Trustee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof, all in accordance with the terms hereof and of the Property Management Agreement. This Indenture shall continue as a lien and security interest in the remaining portion of the Collateral Pool to which it applies.
Section 10.08    Environmental Covenants.
(a)    So long as the Issuers own or are in possession of each Property, the Issuers shall keep or cause each Property to be kept free from Hazardous Substances other than Permitted Materials and in compliance with any and all local, state, federal or other Governmental Authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, “Environmental Laws”).
(b)    The Issuers shall protect, indemnify, and hold harmless the Indenture Trustee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys’ fees and disbursements), imposed upon or incurred by or asserted against the Indenture Trustee by reason of (i) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from or affecting any Properties or other real properties owned by an Issuer at any time since the initial formation of such Issuer; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; and (iv) any violation of Environmental Laws, including, without limitation, the costs and expenses of any Remedial Work, reasonable attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses.
(c)    The Issuers shall, within six (6) months of each Series Closing Date (or such longer time as may reasonably be required to complete the same with diligent effort by the applicable Issuers, in light of the Legal Requirements and Governmental Authorities involved), deliver evidence reasonably satisfactory to the Property Manager establishing that such Issuers have performed and paid or caused the Tenants to perform and pay for the work set forth in exhibits to the applicable Series Supplement, if any, all in accordance with all Environmental Laws.
(d)    The Issuers shall not install Asbestos in any Property and, upon discovery of any Asbestos in any Property, shall, to the extent permitted under the related Lease and at the Issuers’ sole expense, cause an operations and maintenance program to be established with respect to such Asbestos. The Issuers shall in all instances comply with, and ensure compliance by all occupants of each Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep each Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that the Issuers receives any written notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on any Property, the Issuers shall promptly notify the Property Manager and the Indenture Trustee. The obligations and liabilities of the Issuers under this Section 10.08(d) shall survive any termination, satisfaction, or assignment of this Indenture and the exercise by the Indenture Trustee of any of its rights or remedies hereunder, including but not limited to, the acquisition of any Property by foreclosure or a conveyance in lieu of foreclosure.
Section 10.09    Handicapped Access. %3. The Issuers agree that the Properties shall at all times comply in all material respects to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”). The Issuers agree to give prompt notice to the Indenture Trustee of the receipt by any Issuer of any complaints related to material violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.
Section 10.10    Preservation of Title. Subject to any Permitted Encumbrances, the Issuers shall forever warrant, defend and preserve such title and the validity and priority of the lien of any Mortgage and the other Transaction Documents and shall forever warrant and defend the same to the Indenture Trustee against the claims of all Persons whomsoever.
Section 10.11    Maintenance and Use of Properties. The Properties shall be maintained in accordance with the terms of the Leases and the Property Management Agreement.
Section 10.12    Access to Properties. The Issuers shall permit the agents, representatives and employees of the Indenture Trustee to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the Leases.
ARTICLE XI

COSTS
Section 11.01    Performance at the Issuers’ Expense.
The Issuers acknowledge and confirm that the Indenture Trustee shall impose certain administrative processing fees in connection with the release or substitution of any Property, which fees are payable to the Indenture Trustee under the Property Management Agreement as an Extraordinary Expense. The Issuers further acknowledge and confirm that they shall be responsible for the payment of all costs of reappraisal of any Property or any part thereof, whether required by law, regulation or any Governmental Authority. The Issuers hereby acknowledge and agree to pay all such fees (as the same may be reasonably increased or decreased from time to time), and any additional fees of a similar type or nature which may reasonably be imposed by the Indenture Trustee from time to time, upon the occurrence of any release or substitution of any Property or otherwise, in accordance with the priorities set forth herein and in the Property Management Agreement and as Extraordinary Expenses. Wherever it is provided for herein that an Issuer pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of the Indenture Trustee in accordance with the priorities set forth herein.
ARTICLE XII

MISCELLANEOUS
Section 12.01    Execution Counterparts.
This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original regardless of whether delivered in physical or electronic form, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Indenture.
Section 12.02    Compliance Certificates and Opinions, Etc.
Upon any application or request by an Issuer to the Indenture Trustee to take any action under any provision of this Indenture, such Issuer shall (at the request of the Indenture Trustee) furnish to the Indenture Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.
Section 12.03    Form of Documents Delivered to Indenture Trustee.
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Authorized Officer of an Issuer or Issuer Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer or Issuer Manager stating that the information with respect to such factual matters is in the possession of such Issuer or Issuer Manager, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Whenever this Indenture requires that a document or instrument (other than any Note) be delivered in substantially the form attached hereto as an exhibit, modifications and additions to and deletions from any such exhibit reflected in such document or instrument as delivered hereunder shall not impair the validity or acceptability of such document or instrument (nor shall any Person be entitled to reject such document or instrument as a result thereof) to the extent that such modifications, additions or deletions are approved by the Issuers and are made in a manner consistent with Applicable Law (including changes thereto).
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that any Person shall deliver any document as a condition of the granting of such application, or as evidence of such Person’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of such Person to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article V.
Section 12.04    No Oral Change.
This Indenture, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of any Issuer, Issuer Manager or the Indenture Trustee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought and otherwise in accordance herewith.
Section 12.05    Acts of Noteholders.
(a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by the Noteholders of any Class of any Series or in their entirety may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the applicable Issuers. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” or “Acts” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 5.01) conclusive in favor of the Indenture Trustee and the Issuers if made in the manner provided in this Section. With respect to authorization to be given or taken by Noteholders, the Indenture Trustee shall be authorized to follow the written directions or the vote of Noteholders of Notes representing more than 50% of the Aggregate Series Principal Balance (or Outstanding Notes of the affected Class, if applicable), unless any greater or lesser percentage is required by the terms hereunder.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.
(c)    The Series, Class, Outstanding Principal Balance and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.
(d)    Any request, demand, authorization, direction, notice, consent, election, declaration, waiver or other act of any Noteholder shall bind every future Noteholder of the same Note and the Noteholder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, suffered or omitted to be done by the Indenture Trustee or the applicable Issuers in reliance thereon, whether or not notation of such action is made upon such Note.
Section 12.06    Computation of Percentage of Noteholders.
Unless otherwise specified herein, whenever this Indenture states that any action may be taken by a specified percentage of the Noteholders or the Noteholders of any Class, such statement shall mean that such action may be taken by the Noteholders of such specified percentage of the Aggregate Series Principal Balance or of such Class of Notes, respectively.
Section 12.07    Notice to the Indenture Trustee, the Issuers and Certain Other Persons.
Any communication provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if delivered by courier or mailed by first class mail, postage prepaid, or if transmitted by facsimile or by e-mail and confirmed in a writing delivered or mailed as aforesaid, to: (i) in the case of any Issuer, to c/o American Finance Operating Partnership, L.P., 405 Park Avenue, 3rd Floor, NY, NY 10022, Attention: Legal Department or to such other address as provided in the applicable Series Supplement, as applicable; (ii) in the case of the Indenture Trustee, Citibank, N.A., 388 Greenwich Street, New York, NY 10013, Attention: Securities Window – AFOP, or at such other address as the Indenture Trustee or Note Registrar may designate from time to time; and (iii) with respect to any applicable Series, in the case of any Rating Agency or Hedge Counterparty, the address of such Rating Agency or Hedge Counterparty as provided in the applicable Series Supplement, or, as to each such Person, such other address or facsimile number as may hereafter be furnished by such Person to the parties hereto in writing.
Citibank, N.A. (the “Bank”) (in each of its capacities hereunder and under the Transaction Documents) agrees to accept and act upon instructions or directions pursuant to this Indenture or any documents executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods, provided, however, that any person providing such instructions or directions shall provide to the Bank an incumbency certificate listing persons designated to provide such instructions or directions (including the email addresses of such persons), which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email (of .pdf or similar files) or facsimile instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank’s reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties.
Section 12.08    Notices to Noteholders; Notification Requirements and Waiver.
Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given if in writing and delivered by courier or mailed by first class mail, postage prepaid to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is delivered or mailed in the manner herein provided shall conclusively be presumed to have been duly given.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.
In case, by reason of the suspension of regular courier and mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.
Where this Indenture provides for notice to the Rating Agencies, failure to give any such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a default or Event of Default.
Section 12.09    Successors and Assigns.
All covenants and agreements in this Indenture by the Issuers shall bind their successors and permitted assigns, whether so expressed or not.
Section 12.10    Interest Charges; Waivers.
This Indenture is subject to the express condition that at no time shall any Issuer be obligated or required to pay interest hereunder at a rate which could subject the Indenture Trustee to either civil or criminal liability as a result of being in excess of the maximum interest rate which such Issuer is permitted by Applicable Law to contract or agree to pay. If by the terms of this Indenture, any Issuer is at any time required or obligated to pay interest hereunder at a rate in excess of such maximum rate, such rate shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
The Issuers expressly waives presentment, demand, diligence, protest and all notices of any kind whatsoever with respect to this Indenture, except for notices expressly provided for in this Indenture, the Mortgages or the Notes.
Section 12.11    Severability Clause.
In case any provision of this Indenture or of the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the extent permitted by law, not in any way be affected or impaired thereby.
Section 12.12    Governing Law.
(a)    THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).
(b)    Any action or proceeding against any of the parties hereto relating in any way to this Indenture or any Note or the Collateral included in the Collateral Pool may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and each of the Issuers irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Issuers hereby waive, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum. As long as any of the Notes remain Outstanding, service of process upon any Issuer shall, to the fullest extent permitted by law, be deemed in every respect effective service in any such legal action or proceeding.
Section 12.13    Effect of Headings and Table of Contents.
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 12.14    Benefits of Indenture.
Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders, the Property Manager, the Special Servicer, the Back-Up Manager and any other party secured hereunder or named as a beneficiary of any provision hereof, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 12.15    Trust Obligation.
No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuers on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) any Issuer, any Issuer Manager, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer, each in its individual capacity, (ii) any owner of a beneficial interest in an Issuer or Issuer Manager or (iii) any partner, owner, beneficiary, agent, officer, director, employee, agent or Control Person of an Issuer, an Issuer Manager, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer in its individual capacity, any holder of a beneficial interest in an Issuer or of any successor or assignee of an Issuer, an Issuer Manager, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer, each in its individual capacity, except as any such Person may have expressly agreed (it being understood that none of any Issuer Manager, the Indenture Trustee, the Collateral Agent, the Property Manager, the Back-Up Manager or the Special Servicer has any such obligations in its individual capacity).
Section 12.16    Inspection.
Each Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during such Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of such Issuer, to make copies and extracts therefrom and to discuss such Issuer’s affairs, finances and accounts relating to such Issuer with the officers of AFOP on behalf of such Issuer and such Issuer’s employees and independent public accounting firm, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) or the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.
Section 12.17    Method of Payment.
Except as otherwise provided in Section 2.11(b), all amounts payable or to be remitted pursuant to this Indenture shall be paid or remitted or caused to be paid or remitted in immediately available funds by wire transfer to an account specified in writing by the recipient thereof.
Section 12.18    Limitation on Liability of the Issuers and Issuer Manager.
None of the Issuers, Issuer Manager, or any of the directors, managers, members, partners, officers, employees, agents or Control Persons of any Issuer or Issuer Manager, shall be under any liability to the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment. The Issuers, the Issuer Manager and any person who is a manager, officer, employee, agent or Control Person of the Issuers will be entitled to indemnification, payable in accordance with (and subject to) Section 2.11, against any losses, liabilities or expenses incurred in connection with any legal action that relates to the Indenture, the Notes or any agreement related thereto. The Issuers, Issuer Manager and any director, manager, officer, employee or agent of any Issuer or Issuer Manager, may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. No Issuer or Issuer Manager shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under this Indenture and which in its opinion does not involve it in any expenses or liability; provided, however, that any such Issuer or Issuer Manager may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Indenture and the rights and duties of the parties hereto and the interests of the Noteholders hereunder.
Section 12.19    Non-Petition.
Each of the Noteholders, by its acceptance of a Note, and the Indenture Trustee hereby covenants and agrees that, prior to the date which is two years and thirty-one days after the payment in full of the latest maturing Note, it will not institute against, or join with, encourage or cooperate with any other Person in instituting, against an Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any federal or state bankruptcy or similar law; provided, however, that nothing in this Section 12.19 shall constitute a waiver of any right to indemnification, reimbursement or other payment from any Issuer pursuant to this Indenture. In the event that any such Noteholder or the Indenture Trustee takes action in violation of this Section 12.19, the applicable Issuer, shall file or cause to be filed an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Noteholder or the Indenture Trustee against such Issuer or the commencement of such action and raising the defense that such Noteholder or the Indenture Trustee has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 12.19 shall survive the termination of this Indenture, and the resignation or removal of the Indenture Trustee. Nothing contained herein shall preclude participation by any Noteholder or the Indenture Trustee in the assertion or defense of its claims in any such proceeding involving an Issuer.
Section 12.20    Non-Recourse.
The obligations of each Issuer under this Indenture are solely the obligations of such Issuer. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any member, employee, officer or director of such Issuer. Fees, expenses, costs or other obligations payable by an Issuer hereunder shall be payable by such Issuer only to the extent that funds are then available or thereafter become available for such purpose pursuant to Section 2.11. In the event that sufficient funds are not available for their payment pursuant to Section 2.11, the excess unpaid amount of such fees, expenses, costs or other obligations shall in no event constitute a claim (as defined in Section 101 of the Bankruptcy Code) against, or corporate obligation of, such Issuer. Nothing in this Section 12.20 shall be construed to limit the Indenture Trustee, on behalf of the Noteholders, from exercising its rights hereunder and otherwise in accordance with the provisions of the applicable Series Supplement with respect to the Collateral Pool.

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IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.
CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:	/s/ James Polcari
Name: James Polcari
Title: Senior Trust Officer
AFN ABSPROP001, LLC
By: American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: American Finance Trust, Inc., a Maryland Corporation, its general partner

By: /s/ Katie P. Kurtz
Name: Katie P. Kurtz
Title: Chief Financial Officer

AFN ABSPROP001-A, LLC
By: American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: American Finance Trust, Inc., a Maryland Corporation, its general partner

By: /s/ Katie P. Kurtz
Name: Katie P. Kurtz
Title: Chief Financial Officer
AFN ABSPROP001-B, LLC
By: American Finance Operating Partnership, L.P., a Delaware limited partnership, its sole member

By: American Finance Trust, Inc., a Maryland Corporation, its general partner

By: /s/ Katie P. Kurtz
Name: Katie P. Kurtz
Title: Chief Financial Officer

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